UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PERFORMANT HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(14) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—
DATED AUGUST 28, 2025

Performant Healthcare, Inc.
900 South Pine Island Road, Suite 150
Plantation, Florida 33324
[•], 2025
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of Performant Healthcare, Inc., a Delaware corporation (“Performant” or the “Company”), to be held virtually on [•], 2025 at [•] a.m. ET (including any adjournments or postponements thereof, the “Special Meeting”). Stockholders will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/PHLT2025SM and using the control number included in your proxy materials. You will not be able to attend the Special Meeting in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.
At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of July 31, 2025, by and among Performant, Continental Buyer, Inc., a Delaware corporation (“Continental” or “Parent” and, together with its direct and indirect parent entities and subsidiaries, “Machinify”) and Prevail Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Continental (“Merger Sub”). Pursuant to the terms, and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Performant, with Performant surviving the merger as a wholly-owned subsidiary of Continental (the “Merger”). Machinify is a portfolio company of investment funds managed by New Mountain Capital L.L.C.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). The Company has outstanding shares of common stock, par value of $0.0001 per share (“Common Stock” or “Company Shares”), with each holder of Company Shares entitled to one vote per share. The affirmative vote of the holders of a majority of the voting power of the outstanding Company Shares entitled to vote thereon (the “Merger Proposal Vote”) as of the close of business on [•], 2025 (the “Record Date”) is required to approve the Merger Proposal. At the Special Meeting, you will also be asked to consider and vote on a resolution approving an advisory (non-binding) resolution on specified compensation that may be paid or become payable to the named executive officers of Performant in connection with the Merger (the “Compensation Proposal”). Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal. Additionally, at the Special Meeting, you will be asked to consider and vote on a proposal to approve the adjournment or postponement of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy voting at the Special Meeting and entitled to vote on the Adjournment Proposal.
If the Merger is consummated, you will be entitled to receive $7.75 in cash, without interest, for each Company Share that you own (unless you have properly exercised appraisal rights, including by not voting in favor of the Merger Proposal). Such merger consideration represents a premium of approximately 139% over the closing price of the Common Stock of $3.25 as of July 31, 2025, the last trading day prior to media reports regarding a potential transaction. On [•], 2025, the last practicable day before the printing of this proxy statement, the closing price of the Company’s Common Stock on the Nasdaq Stock Market was $[•] per share.
The Board of Directors of Performant (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger (together, the “Transactions”), are advisable, fair to, and in the best interests of Performant and the holders of Common Stock, (ii) approved the Merger Agreement and the

Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted for consideration of the holders of Common Stock at the Special Meeting and (iv) resolved to recommend that holders of Common Stock vote to adopt and approve the Merger Agreement and the Transactions. The Board unanimously recommends that holders of Common Stock vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
The formal Notice of the Special Meeting of Stockholders and the Proxy Statement have been provided as part of this invitation. The enclosed Proxy Statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the Proxy Statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain more information about Performant from documents we file with the Securities and Exchange Commission from time to time.
It is important that your Company Shares be represented and voted at the Special Meeting, regardless of the size of your holdings. Accordingly, please vote your Company Shares in accordance with the enclosed proxy materials. Your Company Shares cannot be voted unless you sign, date and return the enclosed proxy, submit your proxy by telephone or the internet, or attend the Special Meeting. We cannot consummate the Merger unless the Merger Proposal is approved by the Merger Proposal Vote as of the Record Date.
If you have questions or need assistance voting your Company Shares, please contact:
Sodali & Co.
333 Ludlow Street, 5th Floor
Stamford, Connecticut 06902
Banks and brokerage firms call: (203) 658-9400
Stockholders call: (800) 662-5200
Email: PHLT@investor.sodali.com

Sincerely,

Simeon M. Kohl
Chief Executive Officer and Director

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the Merger, or determined if the information contained in this document or the accompanying proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—
DATED AUGUST 28, 2025
PERFORMANT HEALTHCARE, INC.
900 South Pine Island Road, Suite 150
Plantation, Florida 33324

Notice of Special Meeting of Stockholders
to be held [•], 2025

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Performant Healthcare, Inc., a Delaware corporation (“Performant”, or the “Company”), will be held virtually via live webcast at www.virtualshareholdermeeting.com/PHLT2025SM.com on [•], 2025 at [•], a.m. ET (including any adjournments or postponements thereof, the “Special Meeting”). The Special Meeting is being held for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of July 31, 2025, by and among Performant, Continental Buyer, Inc., a Delaware corporation (“Continental” or “Parent”) and Prevail Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Continental (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Performant, with Performant surviving the merger as a wholly-owned subsidiary of Continental (the “Merger”);

2.
To consider and vote on the proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger; and

3.
To consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting.

We have selected [•], 2025, as the record date for determining the stockholders entitled to notice of the Special Meeting and to vote at the Special Meeting and at any adjournments or postponements thereof.
The Board unanimously recommends that you vote:
1.	“FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”);
2.
“FOR” the proposal to approve an advisory (non-binding) resolution on specified compensation that may be paid or become payable to the named executive officers of Performant in connection with the Merger (the “Compensation Proposal”); and

3.
“FOR” the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. IMPORTANT: Your failure to take any one of these actions—return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting—will result in your shares of the Company’s common stock, par value of $0.0001 per share (“Common Stock”) being counted as a vote “AGAINST” the Merger Proposal. Additionally, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting.
Under Delaware law, stockholders and beneficial owners who do not vote in favor of the Merger Proposal may have the right to seek appraisal of the fair value of their issued and outstanding Common Stock as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal to Performant before the vote on the Merger Proposal and fully and properly comply with all statutorily specified requirements under Delaware law, as discussed further in the accompanying proxy statement. Because of the complexity of the Delaware law relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference.

By Order of the Board of Directors,

Simeon M. Kohl
Chief Executive Officer and Director

[•], 2025

YOUR VOTE IS VERY IMPORTANT
Whether or not you plan to attend the Special Meeting, please submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. Please review the instructions under the section entitled “How do I vote my shares?” of the attached proxy statement regarding each of these voting options. You may revoke your proxy or change your vote before it is voted at the Special Meeting.
If your shares of Common Stock are held in the name of a bank, broker or other nominee, you should instruct your bank, broker or other nominee how to vote your shares of Common Stock in accordance with the voting instruction form provided to you by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If your shares of Common Stock are registered directly in your name, voting electronically at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of Common Stock through a bank, broker or other nominee and do not have a control number, you must obtain a “legal proxy” in order to vote virtually or by proxy at the Special Meeting.
If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by virtual ballot at the Special Meeting, your shares of Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.
We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or require assistance in submitting your proxy or voting your Company Shares, please contact our proxy solicitor by using the contact information provided below:
Sodali & Co.
333 Ludlow Street, 5th Floor
Stamford, Connecticut 06902
Banks and brokerage firms call: (203) 658-9400
Stockholders call: (800) 662-5200
Email: PHLT@investor.sodali.com

i

ii

PERFORMANT HEALTHCARE, INC.
900 South Pine Island Road, Suite 150
Plantation, Florida 33324

PROXY STATEMENT

Special Meeting of Stockholders
[•], 2025
GENERAL INFORMATION
This proxy statement is being furnished to stockholders of Performant Healthcare, Inc., a Delaware corporation (“Performant,” or the “Company”), in connection with a special meeting to be held virtually via live webcast at www.virtualshareholdermeeting.com/PHLT2025SM on [•], 2025 at [•] a.m. ET (including any adjournments or postponements thereof, the “Special Meeting”), which is described below.
References to the “Company,” “Performant,” “we,” “us” or “our” throughout this proxy statement mean Performant Healthcare, Inc. References to “Continental” or “Parent” throughout this proxy statement mean Continental Buyer, Inc., and references to “Merger Sub” throughout this proxy statement mean Prevail Merger Sub, Inc. In addition, throughout this proxy statement, we refer to: (1) the Agreement and Plan of Merger, dated as of July 31, 2025, as it may be amended from time to time, by and among Continental, Merger Sub and Performant, as the “Merger Agreement”; (2) the merger of Merger Sub with and into Performant, with Performant surviving as a wholly-owned subsidiary of Continental, as the “Merger”; (3) each share of the Company’s Common Stock, par value $0.0001 per share, as the “Common Stock” or “Company Shares”; and (4) the holders of Company Shares as the “Company Stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.
This proxy statement is dated [•], 2025 and, together with the enclosed form of proxy card, is first being mailed to stockholders on or about [•], 2025.
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Why am I receiving these materials?
On July 31, 2025, Performant entered into the Merger Agreement providing for the merger of Merger Sub, a wholly-owned subsidiary of Continental, with and into Performant, with Performant surviving the Merger as a wholly-owned subsidiary of Continental. The Board of Directors of Performant (the “Board”) is furnishing this proxy statement and form of proxy card to the holders of Company Shares in connection with the solicitation of proxies to be voted at the Special Meeting.
What is the proposed transaction?
The proposed transaction is the acquisition (via statutory merger) of Performant by Continental pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement (the “Merger Proposal”) is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock entitled to vote thereon (the “Merger Proposal Vote”) as of the close of business on [•], 2025 (the “Record Date”) and the other closing conditions set forth in the Merger Agreement have been satisfied or, to the extent permitted by applicable law, waived, Merger Sub will be merged with and into Performant, with Performant surviving the Merger as a wholly-owned subsidiary of Continental. As a result of the Merger, the Common Stock will no longer be publicly traded. Following the effective time of the Merger (the “Effective Time”), we will cooperate with Continental to delist the Common Stock from the Nasdaq Stock Market (“Nasdaq”) and deregister the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following such delisting and deregistration, Performant will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

What will holders of Company Shares receive if the Merger is consummated?
Upon consummation of the Merger, you will be entitled to receive $7.75 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes, for each Company Share that you own as of the Effective Time, unless you have properly exercised and not failed to perfect, waived, withdrawn or otherwise lost your right to appraisal in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”). For example, if you own 100 Company Shares as of the Effective Time, you will be entitled to receive $775.00 in cash in exchange for your Company Shares (less any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Continental as a result of the Merger.
How does the Merger Consideration compare to the market price of the Company Shares as of a recent trading date?
The Merger Consideration represents a premium of approximately 118% over Performant’s unaffected share price of $3.55 on July 31, 2025, the last trading day prior to media reports regarding a potential transaction. On [•], 2025, the last practicable day before the printing of this proxy statement, the closing price of the Company Shares was $[•] per share. You are encouraged to obtain current market quotations for the Company Shares.
When and where will the Special Meeting be held?
The Special Meeting will take place virtually on [•], 2025, at [•] a.m. ET. There will not be a physical meeting location. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/PHLT2025SM and by using the 16 digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.
Who is entitled to vote at the Special Meeting?
Only stockholders of record of Company Shares as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the Record Date, there were [•] Company Shares outstanding. Each outstanding Company Share as of the close of business on the Record Date will entitle its holder to one vote, virtually or by proxy, on all matters to be voted on at the Special Meeting. What items will be voted on at the Special Meeting?
The purpose of the Special Meeting is to:
1.	Consider and vote on a proposal to adopt the Merger Agreement;
2.
Consider and vote on the proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Compensation Proposal”); and

3.
Consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes virtually or by proxy to approve the proposal to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

How does the Board recommend that I vote?
Our Board unanimously recommends that you vote:
1.	“FOR” the Merger Proposal;
2.	“FOR” the Compensation Proposal; and
3.	“FOR” the Adjournment Proposal, if presented.
What vote is required to approve the proposal to adopt the Merger Agreement?
Approval of the Merger Proposal requires the Merger Proposal Vote as of the Record Date. As a result, the failure to grant a proxy to vote your Company Shares by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal.

What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the adoption of the Merger Agreement by the Company Stockholders?
In reaching its decision to unanimously adopt, approve and declare advisable the Merger Agreement and the Transactions, and to recommend that the Company Stockholders approve the Merger Proposal, the Board consulted with Performant’s senior management, as well as its legal and financial advisors, and considered the terms of the proposed Merger Agreement and the Transactions, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Performant Board of Directors and Reasons for the Merger” beginning on page 39 of this proxy statement.
What vote is required to approve the Compensation Proposal?
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on such matter. An abstention from voting for the Compensation Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal.
Why are the Company Stockholders being asked to cast a non-binding advisory vote to approve the Compensation Proposal?
The Exchange Act, and applicable SEC rules thereunder, require Performant to seek a non-binding advisory vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.
What will happen if the Compensation Proposal is not approved at the Special Meeting?
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Performant. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding advisory vote of Company Stockholders.
What vote is required to approve the Adjournment Proposal?
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on such matter. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal.
How do I vote my shares?
You may vote your shares in one of several ways, depending upon how you own your shares.
Shares registered directly in your name with Performant Healthcare, Inc. (through our transfer agent, Equiniti Trust Company, LLC):
•	Via Internet: You can submit a proxy in advance of the Special Meeting over the Internet by visiting www.proxyvote.com.
•	By Telephone: You can submit a proxy in advance of the Special Meeting by calling 1-800-690-6903 toll-free (within the U.S. or Canada) and granting your proxy.
•
In Writing: Stockholders of record may submit proxies by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy.

•
If you are a stockholder of record, you may attend the Special Meeting virtually and vote via the Special Meeting website, www.virtualshareholdermeeting.com/PHLT2025SM. Please have your control number to join the Special Meeting. Instructions on how to attend and participate in the Special Meeting via the Internet are posted at www.virtualshareholdermeeting.com/PHLT2025SM.

•
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

•
A control number, located on your proxy card, is designed to verify your identity and allow you to grant a proxy to vote your Company Shares, and to confirm that your voting instructions have been properly recorded when granting a proxy electronically over the Internet or by telephone. Please be aware that, although there is no charge for granting a proxy to vote your Company Shares, if you grant a proxy electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. Even if you plan to attend the Special Meeting virtually, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Special Meeting virtually.
•
If your Company Shares are held in “street name” through a bank, broker or other nominee, you should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your Company Shares. Without those instructions, your Company Shares will not be voted, which will have the same effect as voting “AGAINST” the Merger Proposal.

What is the difference between holding Company Shares as a stockholder of record and as a beneficial owner?
If your Company Shares are registered directly in your name with our transfer agent you are considered, with respect to those Company Shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of Performant.
If your Company Shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of such Company Shares and are considered to hold them in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those Company Shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting and may vote via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.
Will my Company Shares held in “street name” or another form of record ownership be combined for voting purposes with Company Shares I hold as the stockholder of record?
No. Because any Company Shares you may hold in “street name” will be deemed to be held of record by a different stockholder than any Company Shares you hold directly as the stockholder of record, any Company Shares held in “street name” will not be combined for voting purposes with the Company Shares you hold as the stockholder of record. Similarly, if you own Company Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those Company Shares because they are held in a different form of record ownership. Company Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Company Shares held in an individual retirement account must be voted under the rules governing the account.
If I hold my Company Shares in “street name,” will my bank, broker or other nominee vote my Company Shares for me on the proposals to be considered at the Special Meeting?
Not without your direction. Your bank, broker or other nominee will only be permitted to vote your Company Shares on any “non-routine” proposal if you instruct your bank, broker or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on routine matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and banks, brokers and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your Company Shares.
What happens if I do not vote?
The required vote to approve the Merger Proposal is based on the total number of Company Shares outstanding as of the close of business on the Record Date, not just the Company Shares that are voted at the Special Meeting. If you do not vote virtually or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal.
How do I change or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Special Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Special Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be.

Attendance at the Special Meeting, by itself, will not revoke a proxy. You may revoke your proxy by telephone by calling the number located on your proxy card and following the instructions or via the internet by going to the internet address on your proxy card and following the instructions.
If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.
May I attend the Special Meeting and vote in person?
All Company Stockholders as of the Record Date may attend and vote at the virtual Special Meeting by visiting www.virtualshareholdermeeting.com/PHLT2025SM and by using the 16-digit control number included in their proxy materials. You will not be able to attend the Special Meeting physically in person.
•
Stockholders of record: If you are a stockholder of record, in order to participate in the Special Meeting, you will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you. If you are a stockholder of record, you may vote electronically during the Special Meeting by following the instructions available at www.virtualshareholdermeeting.com/PHLT2025SM.

•
Stockholders holding shares in “street” name: If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the Special Meeting, you must first obtain a legal proxy from your bank, broker or other nominee reflecting the number of Company Shares you held as of the Record Date, your name and email address. If you hold your Company Shares in “street name,” you must obtain the appropriate documents from your bank, broker or other nominee giving you the right to vote the shares at the Special Meeting.

•	Instructions on how to attend and participate in the Special Meeting via the webcast are posted at www.virtualshareholdermeeting.com/PHLT2025SM.
What constitutes a quorum for purposes of the Special Meeting?
At the close of business on the Record Date, we had [•] shares of Common Stock outstanding. Voting can only take place at the Special Meeting if the holders of a majority of the total number of shares of the Common Stock issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Both abstentions and broker non-votes will be treated as present for purposes of determining the existence of a quorum.
What vote is required to approve each matter and how are votes counted?
Proposal 1 – Merger Proposal
Approval of the Merger Proposal requires the Merger Proposal Vote as of the Record Date. As a result, the failure to grant a proxy to vote your Company Shares by submitting a signed proxy card, granting a proxy electronically over the Internet or by telephone or to vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal.
Proposal 2 – Compensation Proposal
The affirmative vote of a majority of the voting power of the Common Stock present in person or by proxy and entitled to vote at the Special Meeting is required to approve the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal.
Proposal 3 – Adjournment Proposal
The affirmative vote of a majority of the voting power of the Common Stock present in person or by proxy and entitled to vote at the Special Meeting is required to approve the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
Who will count the vote?
The votes will be counted, tabulated and certified by an Inspector of Elections appointed by the board of directors.

What happens if I sell or otherwise transfer my Company Shares before consummation of the Merger?
If you sell or transfer your Company Shares before consummation of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your Company Shares through consummation of the Merger.
The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your Company Shares after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Company Shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your Company Shares, but you will have retained your right to vote these Company Shares at the Special Meeting. Even if you sell or otherwise transfer your Company Shares after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or grant a proxy via the Internet or telephone.
How will I receive the Merger Consideration to which I am entitled?
If you hold your Company Shares in book-entry form but not through the Depository Trust Company, you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your Company Shares are held in “street name” by your bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Company Shares in exchange for the Merger Consideration.
When do you expect the Merger to be consummated?
Consummation of the Merger is subject to various closing conditions, including: (i) adoption of the Merger Agreement by the holders of a majority of the voting power of the outstanding Company Shares entitled to vote thereon as of the Record Date, (ii) the expiration or termination of the required waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iii) certain other conditions. The expiration or termination of the applicable waiting period under the HSR Act will occur at 11:59 p.m. ET, on September 22, 2025, unless extended or earlier terminated.
We currently anticipate that the Merger will be consummated in the fourth quarter of 2025, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of the Company and Continental, that the Merger will be consummated at a later time or not at all.
What effects will the Merger have on the Company?
The Common Stock is currently registered under the Exchange Act, and is listed on the Nasdaq under the symbol “PHLT.” As a result of the Merger, the Company will cease to be a publicly traded company and will become a wholly-owned subsidiary of Continental. As soon as reasonably practicable following the consummation of the Merger, the Common Stock will cease trading on and be delisted from the Nasdaq and will be deregistered under the Exchange Act, and the Company will no longer be required to file periodic reports with the SEC.
What happens if the Merger is not consummated?
If the Merger Agreement is not adopted by the holders of a majority of the voting power of the outstanding Company Shares entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, the Company will remain a public company, the Common Stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.
Under specified circumstances, we may be required to pay Continental a termination fee of $19,980,000 upon the termination of the Merger Agreement as described under “The Merger Agreement—Company Termination Fee” beginning on page 80 of this proxy statement. In certain circumstances where Continental terminates the Merger Agreement, Performant may be required to reimburse Continental for Continental’s and Merger Sub’s reasonable and documented out-of-pocket costs and expenses incurred in connection with, or in preparation for or anticipation of, the negotiation and performance of the Merger Agreement, up to a maximum aggregate amount of $3,000,000, as described under “The Merger Agreement—Fees and Expenses” beginning on page 81 of this proxy statement.

Do any directors or executive officers have interests in the Merger that may differ from those of Company Stockholders generally?
In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these potential interests and considered them, among other matters, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the Company Stockholders. For a description of the potential interests of our directors and executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Performant in the Merger” beginning on page 50 of this proxy statement.
Where can I find the voting results of the Special Meeting?
We intend to publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four (4) Business Days of the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 89 of this proxy statement.
What are the material U.S. federal income tax consequences to Company Stockholders of the exchange of Company Shares for cash pursuant to the Merger?
The Merger (in which cash will be received for Company Shares) will be a taxable transaction for U.S. federal income tax purposes. A “U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 61 of this proxy statement) generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A “Non-U.S. Holder” (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 61 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of the Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. You are urged to consult your tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws. A more complete description of the material U.S. federal income tax consequences of the Merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 61 of this proxy statement.
What will the holders of Performant equity awards receive in the Merger?
Effective as of immediately prior to the Effective Time, each option to purchase Company Shares, whether vested or unvested, that is outstanding immediately prior to the Effective Time (each, a ”Performant Stock Option”) will automatically be canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable withholding taxes) equal to the product of (i) the aggregate number of Company Shares underlying such Performant Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Performant Stock Option.
Effective immediately prior to the Effective Time, each restricted stock unit award (or portion thereof) subject to time-based vesting restrictions, whether vested or unvested, that is outstanding immediately prior to the Effective Time (each, a “Performant RSU”) will automatically be canceled in consideration for the right to receive a cash payment (less any applicable withholding taxes) equal to (i) the total number of Company Shares underlying such Performant RSU multiplied by (ii) the Merger Consideration.
Effective immediately prior to the Effective Time, each restricted stock unit award (or portion thereof) subject to performance-based vesting conditions, that is outstanding immediately prior to the Effective Time (each, a “Performant PRSU”) (A) to the extent not vested, shall be deemed to have satisfied such vesting conditions at 100% of target and shall have any time-based vesting conditions waived and (B) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable withholding taxes) equal to (i) the number of Company Shares underlying such Performant PRSU multiplied by (ii) the Merger Consideration.
Are holders of Company Shares entitled to appraisal rights in connection with the Merger under the DGCL?
Yes. As a holder of record or beneficial owner of Company Shares, you may be entitled to exercise appraisal rights under the DGCL in connection with the Merger only if you take certain actions and meet certain conditions. Under the DGCL, holders of record or beneficial owners of Company Shares who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their Company Shares, as determined by the Delaware Court of Chancery, if the Merger is consummated and if such holder or beneficial owner of the Company Shares complies fully with all applicable requirements of Section 262 of the DGCL. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the consideration that such holder of Company Shares would have received in the Merger. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Performant before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of appraisal rights. This discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. See “The Merger—Appraisal Rights” beginning on page 55 of this proxy statement.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if your Company Shares are held in more than one brokerage account or are registered differently, you will receive more than one proxy card or voting instruction card. Please complete, date, sign and return (or grant a proxy to vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your Company Shares are voted.
What is householding and how does it affect me?
The SEC permits us to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Company Shares held through brokerage firms. If your family has multiple accounts holding Company Shares, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
Who can help answer my questions?
If you have any more questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or enclosed proxy card, or require assistance in submitting your proxy or voting your Company Shares, please contact:
Sodali & Co.
333 Ludlow Street, 5th Floor
Stamford, Connecticut 06902
Banks and brokerage firms call: (203) 658-9400
Stockholders call: (800) 662-5200
Email: PHLT@investor.sodali.com
If your bank, broker or other nominee holds your Company Shares, you should also call your bank, broker or other nominee for additional information.

SUMMARY
This summary highlights selected information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire proxy statement, the annexes, including the Merger Agreement, and the documents we incorporate by reference into this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 89 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement and incorporated herein by reference.
The Companies
Performant Healthcare, Inc.
We support payers in the healthcare industry with identifying, preventing, and recovering waste and improper payments by leveraging advanced technology, analytics and proprietary data assets. We work with leading national and regional healthcare payers to provide eligibility-based, also known as coordination-of-benefits (COB), services as well as claims-based services. Our eligibility based services involve identifying and recovering payments in situations where our client should not be the primary payer of healthcare claims because a member has other forms of insurance coverage, while our claims-based services include the audit and identification of improperly paid claims. We are a leading provider of these services in both government and commercial healthcare markets. We also provide advanced reporting capabilities, support services, customer care, and stakeholder training programs designed to mitigate future instances of improper payments. Our Common Stock is listed on the Nasdaq under the symbol “PHLT”. Performant is a Delaware corporation with its principal executive offices located at 900 South Pine Island Road, Suite 150, Plantation, FL 33324, telephone number (925) 960-4800. See “The Companies—Performant Healthcare, Inc.” beginning on page 23 of this proxy statement.
Additional information about Performant is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 89 of this proxy statement.
Continental Buyer, Inc.
Continental Buyer, Inc., a Delaware corporation (which we refer to as “Parent” or “Continental”), is a non-operating holding company that indirectly owns several operating subsidiaries through which Machinify conducts its business. Parent’s principal executive office is located at 8333 Douglas Ave., Suite 750, Dallas, TX 75225, telephone number (650) 313-2932. See “The Companies—Continental Buyer, Inc.” beginning on page 23 of this proxy statement.
Prevail Merger Sub, Inc.
Prevail Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (which we refer to as “Merger Sub”), was formed solely for the purpose of engaging in the transaction contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will merge with and into Performant and will cease to exist. Merger Sub’s principal executive office is located at 8333 Douglas Ave., Suite 750, Dallas, TX 75225, telephone number (650) 313-2932. See “The Companies—Prevail Merger Sub, Inc.” beginning on page 23 of this proxy statement.
The Special Meeting
This proxy statement is being furnished to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on [•], 2025 at [•] a.m. ET, or at any adjournment or postponement thereof. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/PHLT2025SM and by using the 16-digit control number included in their proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting.
Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control number, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.

At the Special Meeting, Company Stockholders of record as of the Record Date will be asked to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, each as further described below.
The Merger Proposal
Company Stockholders will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth therein, Merger Sub will be merged with and into Performant, with Performant surviving the Merger as a wholly-owned subsidiary of Continental. At the Effective Time and as a result of the Merger, each Company Share issued and outstanding immediately prior to the Effective Time (other than (i) shares held in the treasury of the Company or owned directly by Continental or Merger Sub (or any direct or indirect wholly owned subsidiary of the Company, Continental or Merger Sub) immediately prior to the Effective Time and (ii) shares held by stockholders or owned by beneficial owners who have properly perfected (and not forfeited or withdrawn) their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law (collectively, the “Excluded Shares”)) will be automatically canceled and converted into the right to receive $7.75 in cash, without interest, less any applicable withholding taxes.
Following the Merger, the Common Stock will no longer be publicly listed and traded on the Nasdaq, the Common Stock will be deregistered under the Exchange Act, Performant will no longer file periodic reports with the SEC and existing Company Stockholders will cease to have any ownership interest in Performant.
Record Date; Shares Entitled to Vote; Quorum
You are entitled to receive notice and to vote at the Special Meeting if you owned Company Shares as of the close of business on [•], 2025, which is the Record Date for the Special Meeting. As of the close of business on the Record Date, there were [•] shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. A quorum of Company Stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, virtually or by proxy, of the stockholders holding a majority of the voting power of our outstanding Company Shares entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting for the transaction of business. In the absence of a quorum, the Special Meeting may be adjourned either by the chairperson of the Special Meeting or by vote of the holders of a majority of the voting power of the Company Shares represented thereat and entitled to vote thereon.
Vote Required
Each share of our Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote per share at the Special Meeting.
Approval of the Merger Proposal requires the Merger Proposal Vote as of the close of business on the Record Date. A failure to vote your Company Shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal. A failure to vote your Company Shares will have no effect on the Compensation Proposal. An abstention from voting for the Compensation Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Compensation Proposal will have no effect on the Compensation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. A failure to vote your Company Shares will have no effect on the Adjournment Proposal. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.

Recommendation of the Performant Board of Directors and Reasons for the Merger
The Board recommends that the Company Stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. In its determinations and in reaching its recommendations the Board consulted with Performant senior management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information. For a description of the factors considered by the Board in reaching this decision, including potentially negative factors against which the anticipated benefits of the Merger were weighed, and additional information on the recommendations of the Board, see the section of this proxy statement titled “The Merger—Recommendation of the Performant Board of Directors and Reasons for the Merger” beginning on page 39 of this proxy statement.
Opinion of Truist Securities, Inc.
On July 29, 2025, Truist Securities, Inc. (“Truist”) rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Truist Securities’ written opinion dated July 29, 2025) as to the fairness, from a financial point of view, to the holders of Company Shares of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.
Truist’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of Company Shares of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Truist’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Truist in preparing its opinion. However, neither Truist’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation as to, or otherwise address, how the Board, the Company, any security holder or any other person should act or vote with respect to any matter relating to the Merger or otherwise.
For a description of the opinion that the Board received from Truist, see the section of this proxy statement titled “The Merger—Opinion of Truist Securities, Inc.”
Certain Effects of the Merger on Performant
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Performant, with Performant surviving as a wholly-owned subsidiary of Continental. Throughout this proxy statement, we use the term “Surviving Corporation” to refer to Performant as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Continental may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the Closing (as defined in the Merger Agreement) occurs.
Effect on Performant if the Merger Is Not Consummated
If the Merger Agreement is not adopted by the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon as of the Record Date or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their Company Shares pursuant to the Merger Agreement. Instead, Performant will remain a public company, the Common Stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Performant may be required to pay Continental a termination fee, as described under “The Merger Agreement—Company Termination Fee” beginning on page 80 of this proxy statement. In certain circumstances where Continental terminates the Merger Agreement, Performant may be required to reimburse Continental for Continental’s and Merger Sub’s reasonable and documented out-of-pocket costs and expenses incurred in connection with, or in preparation for or anticipation of, the negotiation and performance of the Merger Agreement, up to a maximum aggregate amount of $3,000,000, as described under “The Merger Agreement—Fees and Expenses” beginning on page 81 of this proxy statement.

Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the shares of Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which the shares of Common Stock trade as of the date of this proxy statement.
Merger Consideration
At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $7.75 in cash without interest, less any applicable withholding taxes. As of the Effective Time, all such Company Shares shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of such Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
Treatment of Equity Awards
Treatment of Performant Stock Options
Effective as of immediately prior to the Effective Time, each option to purchase Company Shares, whether vested or unvested, that is outstanding immediately prior to the Effective Time (each, a “Performant Stock Option”) will automatically be canceled and converted into the right to receive (without interest) an amount in cash (less applicable withholding taxes) equal to the product of (i) the aggregate number of Company Shares underlying such Performant Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Performant Stock Option.
Treatment of Performant RSUs
Effective immediately prior to the Effective Time, each restricted stock unit award (or portion thereof) subject to time-based vesting restrictions, whether vested or unvested, that is outstanding immediately prior to the Effective Time (each, a “Performant RSU”) will automatically be canceled in consideration for the right to receive a lump sum cash payment (less any applicable withholding taxes) equal to (i) the total number of Company Shares underlying such Performant RSU multiplied by (ii) the Merger Consideration.
Treatment of Performant PRSUs
Effective immediately prior to the Effective Time, each restricted stock unit award (or portion thereof) subject to performance-based vesting conditions, that is outstanding immediately prior to the Effective Time (each, a “Performant PRSU”) (i) to the extent not vested, shall be deemed to have satisfied such vesting conditions at 100% of target and shall have any time-based vesting conditions waived and (ii) will automatically be canceled in consideration for the right to receive a lump sum cash payment (less any applicable withholding taxes) equal to (A) the number of Company Shares underlying such Performant PRSU multiplied by (B) the Merger Consideration.
Treatment of Performant ESPP
Prior to the Effective Time, the Board shall take all actions necessary pursuant to the terms of the Company’s Employee Stock Purchase Plan (“Company ESPP”) to provide that (i) with respect to any offering period(s) in progress as of the date of the Merger Agreement under the Company ESPP, such offering period(s) shall terminate and any option to purchase Company Shares under the Company ESPP shall be deemed to have been exercised upon the earlier to occur of (A) the day that is no later than five (5) Business Days prior to the Effective Time or (B) the date on which such offering period(s) would otherwise end, and no future offering period(s) shall commence under the Company ESPP following the date of the Merger Agreement unless and until Merger Agreement is terminated, (ii) there will be no increase in the amount of participants’ payroll deduction elections with respect to any offering period in progress as of the date of the Merger Agreement under the Company ESPP during the current offering period from those in effect as of the date of the Merger Agreement, (iii) except to the extent required by applicable law, no individual participating in the Company ESPP shall be permitted to make separate non-payroll contributions to the Company ESPP, (iv) no individuals shall commence participation in the Company ESPP during the period from the date of the Merger Agreement through the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, and (v) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (A) the scheduled purchase date for such offering period and (B) the date that is no later than five (5) Business Days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Company Shares returned to the participant).

Interests of the Directors and Executive Officers of Performant in the Merger
Certain of Performant’s directors and executive officers may have financial interests in the Merger that are different from, or in addition to, the interests of stockholders of Performant generally. The Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Company Stockholders adopt the Merger Agreement. These interests include the following, among others:
•	Performant’s directors and executive officers hold equity-based awards that will be afforded the treatment described above under “Treatment of Equity Awards”;
•
Certain Performant executive officers have been granted success bonuses in connection with the Merger, as described in more detail in the section of this proxy statement titled “The Merger—Interests of the Directors and Executive Officers of Performant in the Merger—Success Bonuses”;

•
Certain Performant executive officers are party to pre-existing Change of Control and Severance Agreements that provide for eligibility for severance payments and benefits in the event of a termination of employment in certain circumstances on connection with a change of control of Performant (including the Merger), as described in more detail in the section of this proxy statement titled “The Merger—Interests of the Directors and Executive Officers of Performant in the Merger—Severance Entitlements”; and

•
Performant’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the Merger Agreement, as described in more detail in the section of this proxy statement titled “The Merger Agreement—Indemnification and Insurance.”

The interests of Performant’s directors and executive officers are described in more detail in the section titled “The Merger—Interests of the Directors and Executive Officers of Performant in the Merger” beginning on page 50 of this proxy statement.
Financing of the Merger
Continental anticipates that the total amount of funds necessary to consummate the Merger and the related Transactions will be approximately $715,000,000, including the estimated transaction fees and expenses. Continental and Merger Sub intend to fund the amounts necessary to consummate the Merger through committed debt financing to be provided by various financial institutions. The Merger is not conditioned upon receipt of financing by Continental; however, the Company will only have the right to enforce Continental and Merger Sub’s obligation to consummate the Merger if Continental’s debt financing been funded or will be funded at the Closing. If the conditions to Continental’s and Merger Sub’s obligation to close the Merger under the Merger Agreement (which, as mentioned in the prior sentence, do not include receipt of financing) and Continental and Merger do not close when required to do so under the terms of the Merger Agreement, the Company will have the right to terminate the Merger Agreement and to receive payment from Continental of termination fee of $39,960,000 as described under “The Merger Agreement—Parent Termination Fee” beginning on page 80 of this proxy statement.
For more information, see the section entitled “The Merger—Financing of the Merger” beginning on page 54 of this proxy statement.
Appraisal Rights
If the Merger is consummated, holders of record or beneficial owners of shares of Common Stock who (1) do not vote in favor of the Merger Proposal, (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Common Stock through the effective date of the Merger, (3) properly demand in writing an appraisal of their applicable shares of Common Stock prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not validly withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their Company Shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262 of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section entitled “The Merger—Appraisal Rights,” beginning on page 55 of this proxy statement, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

This means that these holders of record and beneficial owners may be entitled to have their Company Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their Company Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section entitled “Appraisal Rights—Determination of Fair Value,” beginning on page 59 of this proxy statement.
To exercise appraisal rights, a holder of record or a beneficial owner of Company Shares must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s of Company Shares to Performant before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, virtually or by proxy, in favor of the Merger Proposal, (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject of Company Shares through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not validly withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of Company Shares and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the Company Shares for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares
The Merger (in which cash will be received for Company Shares) will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares”) in exchange for such U.S. Holder’s Company Shares in the Merger generally will result in such U.S. Holder’s recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Company Shares surrendered in the Merger. A Non-U.S. Holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 61 of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of Company Shares for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding. For more information, stockholders should refer to the discussion under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares” beginning on page 61 of this proxy statement and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger
Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period (and any voluntary extension thereof) applicable to the Merger under the HSR Act has expired or been terminated. Performant and Continental filed their respective HSR Act notifications on August 22, 2025. The expiration or termination of the applicable waiting period under the HSR Act will occur at 11:59 p.m. ET, on September 22, 2025, unless extended or earlier terminated. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.
No-Shop Period
From the date of the Merger Agreement until the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms, Performant will not, and will cause its subsidiaries and its and its subsidiaries’ respective directors, officers, managers, equityholders, advisors and other representatives not to directly or indirectly (other than with respect to Continental and Merger Sub):
•
solicit, initiate, or knowingly encourage the submission of any Takeover Proposal (as defined below under “The Merger Agreement—Solicitation of Other Offers” beginning on page 72 of this proxy statement);

•
continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to Performant or any of its subsidiaries to, afford access to the business properties, assets, books or records of Performant or any of its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party relating to a Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal;

•
except where the Board makes a good faith determination, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Performant or any of its Subsidiaries;

•
enter into a letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract in each case relating to any Takeover Proposal or that would require the Company to abandon, terminate or fail to consummate the Merger (other than an Acceptable Confidentiality Agreement pursuant to no-shop provisions of the Merger Agreement); or

•	approve, authorize, agree, or publicly announce any intention to do any of the foregoing.
Notwithstanding these restrictions, if, at any time on or after the date of the Merger Agreement, but prior to obtaining the affirmative vote of the holders of a majority of the voting power of the Common Stock then outstanding entitled to vote thereon as of the Record Date (the “Stockholder Approval”), the Board, directly or indirectly through any representative, may: (i) participate in negotiations or discussions with any third party that has made a Takeover Proposal that did not result from a breach of the no-shop provisions of the Merger Agreement that the Board believes in good faith, after consultation with its financial advisor and outside legal counsel, is or could reasonably be expected to lead to a Superior Proposal (as described under “The Merger Agreement—Solicitation of Other Offers” beginning on page 72 of this proxy statement) or would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law not to participate in negotiations or discussions pertaining to such Takeover Proposal and thereafter furnish to such third party non-public information relating to Performant or any of its subsidiaries pursuant to an executed confidentiality agreement; and (ii) contact any person who has submitted a Takeover Proposal to clarify the terms and conditions thereof for purposes of determining whether such Takeover Proposal is or could reasonably be expected to lead to a Superior Proposal. In such event, Performant shall notify Continental promptly (but in no event later than twenty-four (24) hours) after receipt of any written any Takeover Proposal or any inquiry that would reasonably be expected to lead to a Takeover Proposal. In such notice, Performant shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including copies of any written requests, proposals or offers, including proposed agreements and shall keep Continental informed, on a reasonably current and prompt basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. Performant shall also promptly provide Continental with copies of any non-public information concerning Performant and any of its subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party to the extent such information has not been previously provided to Continental.

For a further discussion of the no-shop period, see “The Merger Agreement—Solicitation of Other Offers” beginning on page 72 of this proxy statement.
Recommendation Changes
Notwithstanding the restrictions described above, at any time prior to obtaining the Stockholder Approval, the Board or any committee thereof may (1) make an Company Adverse Recommendation Change in response to either a Superior Proposal or an Intervening Event (as defined below under “The Merger Agreement—Solicitation of Other Offers” beginning on page 72 of this proxy statement) and/or (2) cause Performant to terminate the Merger Agreement in accordance with the termination provisions of the Merger Agreement and authorize Performant to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal.
For a further discussion of Recommendation Changes, see “The Merger Agreement—Recommendation Changes” beginning on page 73 of this proxy statement.
Conditions to the Closing of the Merger
The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law), at or prior to Closing, of each of the following conditions:
•	obtaining of the Stockholder Approval;
•
all required filings shall have been made under applicable antitrust laws (if any) and all required approvals shall have obtained (or waiting periods expired or terminated) under applicable antitrust laws (if any) (collectively, the “Antitrust Filings”); and

•
there shall not be in force or effect any laws or orders (whether temporary, preliminary, or permanent) enacted, issued, promulgated, enforced, or entered by any governmental entity having jurisdiction over any party to the Merger Agreement, that make illegal, enjoin, or otherwise prohibit consummation of the Merger.

In addition, the obligation of Continental and Merger Sub to consummate the Merger is subject to the satisfaction or waiver by Continental of each of the following additional conditions:
•
the representations and warranties of Performant relating to certain aspects of Performant’s corporate existence and power, corporate authorization, capitalization, conflicts under organizational documents, indebtedness, the conduct of Performant’s business since March 31, 2025, and brokers’ fees being true and correct in all material respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of the Merger Agreement and on the Closing Date as if made on such date (except those representations and warranties that address matters only as of a particular date, which shall be so true and correct in all respects as of that date);

•
the representations and warranties of Performant relating to certain aspects of Performant’s capitalization being true and correct (other than de minimis inaccuracies) as of the date of the Merger Agreement and as of the Closing Date, as if made at and as of such date;

•
the representations and warranties of Performant relating to the absence of a Company Material Adverse Effect since March 31, 2025 being true and correct in all respects as of the date of the Merger Agreement;

•
the other representations and warranties of Performant being true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) on the date of the Merger Agreement (provided that, to the extent that any failure of such representations and warranties to be so true as of the date of the Merger Agreement is cured in full prior to the Closing Date, such failure shall not be considered a failure of this condition) and as of the Closing Date as if made on such date (except to the extent that any such representation and warranty expressly speaks as of a particular date, in which case such representation and warranty will be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
Performant having performed in all material respects all obligations, and complied in all material respects with the agreement and covenants, in the Merger Agreement required to be performed by or complied with by it at or prior to the Closing;

•	since the date of the Merger Agreement, no Company Material Adverse Effect having occurred;
•	Performant shall have delivered to Continental an executed Payoff Letter (as defined in the Merger Agreement) in respect of the Company Credit Agreement (as defined in the Merger Agreement); and
•
the receipt by Continental of a certificate of Performant, signed on behalf of Performant by the Chief Executive Officer or the Chief Financial Officer of Performant, certifying that the foregoing conditions to the obligations of Continental and Merger Sub to consummate the Merger have been satisfied.

In addition, the obligation of Performant to consummate the Merger is subject to the satisfaction or waiver by Continental of each of the following additional conditions:
•
the representations and warranties of Continental and Merger Sub set forth in the Merger Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of the Merger Agreement (provided that, to the extent that any failure of such representations and warranties to be so true as of the date of the Merger Agreement is cured in full prior to the Closing Date, such failure shall not be considered a failure of this condition) and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a material adverse effect on Continental’s and Merger Sub’s ability to consummate the Transactions;

•
Continental and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of the Merger Agreement required to be performed by or complied with by them at or prior to the Closing; and

•
the receipt by Performant of a certificate of Continental, signed on behalf of Continental by an officer of Continental, certifying that the foregoing conditions to the obligations of Performant to effect the Merger have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may only be validly terminated at any time prior to the Closing:
•	by mutual written agreement of Continental and Performant (whether before or after the receipt of the Stockholder Approval);
•	by either Performant or Continental, upon written notice:
○
if the Merger has not been consummated on or before January 31, 2026 (as such date may be extended as described in the proviso this sentence, the “End Date”); provided, however, that if, on and as of the initial End Date, each of the conditions to the Closing relating to the Stockholder Approval or laws or orders prohibiting consummation (except to the extent that such condition has not been satisfied solely for reasons relating to Antitrust Laws (as defined in the Merger Agreement)) and conditions precedent to obligations of Continental and Merger Sub have been satisfied (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable of being, and reasonably likely to be, satisfied if the Closing were to occur no later than the extended End Date), then the End Date shall automatically be extended until May 1, 2026;

○
if any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other Transactions, and such law or order shall have become final and nonappealable; provided, however, that any party whose breach of any representation, warranty, covenant, or agreement in the Merger Agreement has been the principal cause of, or primarily resulted in, the issuance, promulgation, enforcement, or entry of any such law or order will not have the right to terminate the Merger Agreement as a result of such law or order; or
○
if the Merger Agreement has been submitted to the stockholders of Performant for adoption at the Special Meeting and Stockholder Approval shall not have been obtained at such meeting (unless the Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

•	by Performant:
○
if prior to the receipt of Stockholder Approval at the Special Meeting, the Board authorizes Performant (x) subject to compliance with the Merger Agreement, to enter into a Company Acquisition Agreement (as defined in the Merger Agreement) in respect of a Superior Proposal (as defined below under “The Merger Agreement—Solicitation of Other Offers” beginning on page 72 of this proxy statement); provided, that (i) prior to or substantially concurrently with such termination, Performant pays the Company Termination Fee (defined below), and (ii) Performant substantially concurrently enters into such Company Acquisition Agreement (as defined in the Merger Agreement) or (y) the Board effects a Company Adverse Recommendation Change with respect to an Intervening Event in accordance with the Merger Agreement; provided, that prior to or concurrently with such termination, Performant pays the Company Termination Fee;

○
if any breach of or inaccuracy in any representation or warranty or any failure to perform or comply with any covenant or agreement on the part of Continental or Merger Sub set forth in the Merger Agreement shall have occurred that (i) would cause any of the conditions to the Closing of the Merger relating to the accuracy of Continental’s representations and warranties or the performance by Continental and Merger Sub of their obligations not to be satisfied at or prior to the Closing (assuming for this purpose the occurrence thereof) and (ii) is incapable of being cured or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by Performant to Continental and (B) the End Date; provided, however, that Performant shall not be entitled to terminate the Merger Agreement as a result of the foregoing, if Performant is in breach of its obligations under the Merger Agreement and such breach has resulted in any condition to the obligations of Continental or Merger Sub not being satisfied;

○
if (i) each of the conditions precedent to the obligations of each party and the conditions precedent to the obligations of Continental and Merger Sub have been satisfied or have been validly waived (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable of being, and are reasonably likely to be, satisfied if the Closing were to occur at such time), (ii) Performant has delivered the Closing Failure Written Confirmation (as defined below under “The Merger Agreement—Termination of the Merger” beginning on page 78 of this proxy statement) that irrevocably confirms to Continental that (A) each of the conditions set forth in precedent to the obligations of each party and the conditions precedent to the obligations of Performant have been satisfied or have been validly waived (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable of being, and reasonably likely to be, satisfied if the Closing were to occur at such time) and (B) Performant is ready, willing and able to consummate the Merger on the date of such notice and at all times during the three (3) Business Day period immediately thereafter, and (ii) Continental and Merger Sub fail to consummate the Merger within three (3) Business Days after Performant has delivered such Closing Failure Written Confirmation to Continental and at all times during such three (3) Business Day period Performant stood ready, willing and able to consummate the Merger; or

•	by Continental:
○
(i) if a Company Adverse Recommendation Change shall have occurred, or (ii) Performant or the Board, as applicable, shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or

○
if any breach of or inaccuracy in any representation or warranty or any failure to perform or comply with any covenant or agreement on the part of Performant set forth in the Merger Agreement shall have occurred that (A) would cause any of the conditions precedent to the obligations of Continental or Merger Sub related to accuracy of Performant’s representations and warranties or performance by Performant of its obligations not to be satisfied at or prior to the Closing (assuming for this purpose the occurrence thereof) and (B) is incapable of being cured or, if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Continental to Performant and (ii) the End Date; provided, however, that Continental shall not be entitled to terminate the Merger Agreement as a result of the foregoing if either Continental or Merger Sub is in breach of its obligations under the Merger Agreement and such breach has resulted in this condition precedent to the obligations of Continental or Merger Sub not being satisfied.

Company Termination Fee
Performant will be required to pay Continental the Company Termination Fee of $19,980,000, if the Merger Agreement is validly terminated in the following circumstances:
•
termination by (x) Continental at any time prior to receipt of the Stockholder Approval because (1) the Board or any committee thereof has effected a Company Adverse Recommendation Change (as described under “The Merger Agreement—Recommendation Changes” beginning on page 73 of this proxy statement) or (2) Performant has committed a material breach of the provisions of the Merger Agreement relating to the Solicitation of Other Offers and Recommendation Changes (as described under “The Merger Agreement—Solicitation of Other Offers” and “The Merger Agreement—Recommendation Changes” beginning on pages 72 and 73 of this proxy statement, respectively) or (y) by either Continental or Performant and at the time of such termination Continental would have had the right to terminate the Merger Agreement due to the preceding item (x);

•
termination by Performant at any time prior to receipt of the Stockholder Approval in order for Performant to enter into a definitive agreement with respect to a Superior Proposal (as described under “The Merger Agreement—Recommendation Changes” beginning on page 73 of this proxy statement); or

•
termination (1) by either Continental or Performant because the Closing Date has not occurred on or before the End Date, (2) by either Continental or Performant because the Stockholder Approval has not been obtained at the Special Meeting by reason of the failure to obtain the required vote upon a final vote taken at the Special Meeting, or (3) by Continental because of a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Performant (other than Performant’s obligations relating to the Solicitation of Other Offers and Recommendation Changes (as described under “The Merger Agreement—Solicitation of Other Offers” and “The Merger Agreement—Recommendation Changes” beginning on pages 72 and 73 of this proxy statement, respectively)).

Parent Termination Fee
Continental will be required to pay Performant the Parent Termination Fee of $39,960,000, if the Merger Agreement is validly terminated in the following circumstances:
•
termination by (x) Performant due to breaches of certain representations and warranties of Continental or Continental’s failure to Close in certain circumstances or (y) by either Continental or Performant if at the time of such termination Performant would have had the right to terminate the Merger Agreement due to Continental’s breach of certain representations and warranties or Continental’s failure to Close in certain circumstances; or

•
(i) termination by Performant or Continental at the End Date or if a governmental entity has prohibited the Merger or the other Transactions, (ii) as of the time of such termination, either or both of (x) the condition that all approvals have been obtained under Antitrust Filings and (y) the condition there is no order or law prohibiting the Merger or the Transactions shall not have been satisfied solely for reasons relating to

Antitrust Laws (as defined in the Merger Agreement), (iii) failure to satisfy the conditions relating obtaining approvals under the Antitrust Filings and absence of laws or orders prohibiting the Merger or the Transactions shall not have been proximately caused by any breach of or inaccuracy in any representation or warranty or any failure to perform or comply with any covenant or agreement on the part of Performant, and (iv) the Stockholder Approval shall have been received and the conditions precedent to the obligations of Continental and Merger Sub shall have been satisfied (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable at the time of termination of being, and are reasonably likely to be, satisfied if the Closing were to occur at such time).
Fees and Expenses
Except in certain specified circumstances, whether or not the Merger is completed, each of the parties to the Merger Agreement are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other Transactions contemplated by the Merger Agreement. In certain circumstances where Continental terminates the Merger Agreement, Performant may be required to reimburse Continental for Continental’s and Merger Sub’s reasonable and documented out-of-pocket costs and expenses incurred in connection with, or in preparation for or anticipation of, the negotiation and performance of the Merger Agreement up to a maximum aggregate amount of $3,000,000.
Market Prices and Dividend Data
Our Common Stock is listed on the Nasdaq under the symbol “PHLT”. On July 31, 2025, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for our Common Stock as reported on the Nasdaq were $3.37 and $3.57 per share, respectively. On [•], the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on the Nasdaq was $[•] per share. As of [•], 2025, which is the Record Date for the Special Meeting, there were [•] shares of Common Stock issued and outstanding, held by approximately [•] stockholders of record.
We have never declared or paid any cash dividends on the Company Shares, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Continental, any cash dividends on our capital stock.
Delisting and Deregistration of Company Shares
If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on the Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. All statements other than statements of historical fact contained in this proxy statement, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “project,” “may,” “might,” “opinion,” “plan,” “possible,” “potential,” “seek,” “target,” “should,” “will,” “would,” the negative of these words and similar words or expressions. Stockholders are cautioned that any such forward-looking statements, such as statements about the consummation of the proposed Merger and the anticipated benefits thereof, are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference into this proxy statement, and the following factors:
•
the risk that the Merger may not be completed in a timely manner, or at all, including, but not limited to, as a result of the failure to obtain the required approval of the Company Stockholders or the failure to satisfy the other conditions to the consummation of the Merger;

•	the risk that the Merger may not be completed in a timely manner, or at all, which may adversely affect the price of the Company’s common stock;
•
the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals, which may delay the consummation of the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger;

•
the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including, but not limited to, the risk that the Merger Agreement may be terminated in circumstances requiring us to pay the Company Termination Fee;

•	the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results and business generally;
•	the risk that the Merger disrupts the Company’s current plans and operations;
•
the risk that the proposed Merger may disrupt our current plans and operations or affect our ability to retain or recruit key employees and maintain relationships with key business partners and customers, and others with whom we do business;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;
•	the amount of the costs, fees, expenses and charges incurred by Performant related to the Merger Agreement or the Merger;
•
potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;

•	certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;
•	uncertainty as to timing of completion of the Merger;
•	legislative, regulatory and economic developments affecting the Company’s business;
•
the effect that the announcement, pendency or consummation of the Merger may have on our business relationships (including, but not limited to, employees, suppliers, vendors, other business partners and governmental entities), operating results, cash flows and business generally;

•	the fact that under the terms of the Merger Agreement, we are unable to solicit a Takeover Proposal (as defined in this proxy statement) during the pendency of the Merger; and

•
risks related to the potential impact of public health crises, macroeconomic conditions such as inflation and fluctuating interest rates, tariffs, shifts in consumer preferences, geopolitical instability, acts of terrorism, war or hostilities, changes in legislative, regulatory and economic developments affecting Performant’s business and overall market uncertainty.

Consequently, there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Performant or its businesses or operations. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. The foregoing review of risks and uncertainties that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included in this proxy statement and elsewhere, including the risk factors included in Performant’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and other reports filed with the SEC.
Forward-looking statements in this proxy statement speak only as of the date on which they are made and are based on management’s current beliefs, as well as assumptions made by, and information currently available to, Performant, all of which are subject to change. Performant can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. Performant undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If Performant does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE COMPANIES
Performant Healthcare, Inc.
We support payers in the healthcare industry with identifying, preventing, and recovering waste and improper payments by leveraging advanced technology, analytics and proprietary data assets. We work with leading national and regional healthcare payers to provide eligibility-based, also known as coordination-of-benefits (COB), services as well as claims-based services. Our eligibility based services involve identifying and recovering payments in situations where our client should not be the primary payer of healthcare claims because a member has other forms of insurance coverage, while our claims-based services include the audit and identification of improperly paid claims. We are a leading provider of these services in both government and commercial healthcare markets. We also provide advanced reporting capabilities, support services, customer care, and stakeholder training programs designed to mitigate future instances of improper payments. Our Common Stock is listed on the Nasdaq under the symbol “PHLT”. Performant is a Delaware corporation with its principal executive offices located at 900 South Pine Island Road, Suite 150, Plantation, FL 33324, telephone number (925) 960-4800. Additional information about Performant is contained in certain of its public filings that are incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 89 of this proxy statement.
Continental Buyer, Inc.
Continental Buyer, Inc., a Delaware corporation (which we refer to as “Parent” or “Continental”), is a non-operating holding company that indirectly owns several operating subsidiaries through which Machinify conducts its business.
The principal executive office of Parent is located at 8333 Douglas Ave., Suite 750, Dallas, TX 75225, telephone number (650) 313-2932.
Prevail Merger Sub, Inc.
Prevail Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (which we refer to as “Merger Sub”), was formed solely for the purpose of engaging in the transaction contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will merge with and into Performant and will cease to exist. For more information, please see the section of this proxy statement entitled “The Merger—Financing of the Merger” beginning on page 54 of this proxy statement.
The principal executive office of Merger Sub is located at 8333 Douglas Ave., Suite 750, Dallas, TX 75225, telephone number (650) 313-2932.

THE SPECIAL MEETING
We are furnishing this proxy statement to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to Company Stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held virtually on [•], 2025, at [•] a.m. ET. Company Stockholders will be able to virtually attend and vote at the Special Meeting by visiting [•].
Company Shares held directly in your name as a stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website using the 16-digit control number included in your proxy materials. If you did not receive a 16-digit control and wish to vote at the Special Meeting, you should follow the instructions from your bank, broker or other nominee, including any requirement to obtain a legal proxy.
Purpose of the Special Meeting
At the Special Meeting, we will ask the Company Stockholders as of the Record Date to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If Company Stockholders fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described under “The Merger Agreement” beginning on page 65 of this proxy statement.
This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about [•], 2025.
Record Date; Shares Entitled to Vote; Quorum
Only Company Stockholders of record as of the close of business on [•], 2025, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at Performant Healthcare, Inc., 900 South Pine Island Road, Suite 150, Plantation, FL 33324, during regular business hours for a period of at least ten (10) days before the Special Meeting.
As of the Record Date, there were [•] shares of Common Stock issued and outstanding and entitled to be voted at the Special Meeting.
A quorum of Company Stockholders is necessary to transact business at the Special Meeting. Our Bylaws provide that the presence at the Special Meeting, virtually or by proxy, of the holders of a majority of the voting power of our outstanding Company Shares entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting for the transaction of business. In the absence of a quorum, the Special Meeting may be adjourned from time to time to another time and place by the stockholders present or represented at the meeting and entitled to vote thereon. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Company Shares represented by proxies received but marked “ABSTAIN” will be included in the calculation of the number of Company Shares considered to be present at the Special Meeting for purposes of determining a quorum. If a beneficial owner of Company Shares held in street name gives voting instructions to the bank, broker or other nominee with respect to at least one of the proposals, but gives no instruction as to one or more of the other proposals, then those Company Shares will be deemed present at the Special Meeting and for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal.
In the event that a quorum is not present at the Special Meeting to transact business or vote on the Merger Proposal, it is expected that the Special Meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.
Vote Required; Abstentions and Broker Non-Votes
Each share of our Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote per share at the Special Meeting.

Approval of the Merger Proposal requires the Merger Proposal Vote as of the close of business on the Record Date. Adoption of the Merger Agreement by Company Stockholders is a condition to the Closing. A failure to vote your Company Shares or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal. A failure to vote your Company Shares will have no effect on the Compensation Proposal. An abstention from voting for the Compensation Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Compensation Proposal will have no effect on the Compensation Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. A failure to vote your Company Shares will have no effect on the Adjournment Proposal. An abstention from voting for the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your Company Shares on the Adjournment Proposal will have no effect on the Adjournment Proposal.
Company Shares Held by Directors and Executive Officers
As of the close of business on the Record Date, directors and executive officers of Performant and their affiliates beneficially owned and were entitled to vote, in the aggregate, [•] shares of Common Stock, which represented approximately [•]% of the total voting power of the Company Shares and [•]% of the total voting power of the Common Stock issued and outstanding on that date.
Voting; Proxies
Voting at the Special Meeting
You can vote at the virtual Special Meeting, which will be held virtually at [•] on [•], 2025 at [•] a.m. ET (unless the Special Meeting is adjourned or postponed).
You also may authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Performant offers multiple different voting methods, Performant encourages you to vote over the Internet or by phone as Performant believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed.
Providing Voting Instructions by Proxy
To ensure that your Company Shares are voted at the Special Meeting, we recommend that you submit your proxy or provide voting instructions for your Company Shares held in “street name” to your bank, broker or other nominee promptly, even if you plan to attend the Special Meeting.
Company Shares Held by Record Holders
If you are a stockholder of record and your Company Shares are registered in your name with our transfer agent, Equiniti Trust Company, LLC, you may submit your proxy using one of the methods described below.
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Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting a proxy. You can grant a proxy by telephone by calling the toll-free number 1-800-690-6903 or via the Internet by following the instructions specified on the enclosed proxy card. Votes submitted by telephone or via the Internet for the matters brought before the Special Meeting as described in this proxy statement must be received by 11:59 p.m. ET on [•], 2025, the day preceding the Special Meeting. Your Company Shares will be voted as you direct, and in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

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Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received prior to 11:59 p.m. ET on [•], 2025, the day preceding the Special Meeting, your Company Shares will be voted in the manner directed by you on your proxy card.

Voting instructions are included on your proxy card. All Company Shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, such Company Shares represented by your properly signed proxy card will be voted “FOR” each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or attend the Special Meeting, your Company Shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal, and will have no effect on the vote regarding the Compensation Proposal and the Adjournment Proposal.
Company Shares Held in “Street Name”
If your Company Shares are held in “street name” through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your Company Shares. You may cause your Company Shares to be voted through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or by the Internet or telephone through your bank, broker or other nominee by following the instructions provided to you by them if such a service is available, or by attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number so that you may vote.
Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your Company Shares on “routine” matters if you fail to instruct your bank, broker or other nominee on how to vote your Company Shares with respect to such matters. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the relevant shares. Performant does not expect any broker non-votes at the Special Meeting because the Merger Proposal, the Compensation Proposal and the Adjournment Proposal described in this proxy statement are all “non-routine” matters, and your bank, broker or other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your bank’s, broker’s or other nominee’s voting form, do not provide voting instructions via the Internet or telephone through your bank, broker or other nominee, if applicable, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker or other nominee, your Company Shares will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, and your failure to vote will have the same effect as if you voted “AGAINST” the Merger Proposal, and will have no effect on the Compensation Proposal and the Adjournment Proposal. However, if a beneficial owner of Company Shares held in street name gives voting instructions to the bank, broker or other nominee with respect to one of the proposals, but gives no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. For Company Shares held in “street name,” only Company Shares affirmatively voted “FOR” the Merger Proposal, the Compensation Proposal or the Adjournment Proposal will be counted as a vote in favor of such proposal.
Revocability of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
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delivering a written notice of revocation of your proxy to our Corporate Secretary at Performant Healthcare, Inc., Attention: Corporate Secretary, 900 South Pine Island Road, Suite 150, Plantation, FL 33324, prior to the Special Meeting;

•	signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same Company Shares and returning it to us by mail prior to the Special Meeting;
•	submitting a new proxy by telephone prior to 11:59 p.m. ET on [•], 2025, the day preceding the Special Meeting;

•	submitting a new proxy by Internet prior to 11:59 p.m. ET on [•], 2025, the day preceding the Special Meeting; or
•	attending the Special Meeting and voting thereat (simply attending the Special Meeting will not cause your proxy to be revoked).
Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Performant or by sending a written notice of revocation to Performant, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Performant before the Special Meeting.
If you hold your Company Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. You may also vote virtually at the Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain instructions on how to vote. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Company Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.
Abstentions
An abstention occurs when a stockholder attends a meeting, either virtually or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of Company Shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, the Adjournment Proposal, and the Compensation Proposal.
Adjournments and Postponements
Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed, among other reasons, for the purpose of soliciting additional proxies. Under the Bylaws, any meeting of stockholders may be adjourned to any other time and place at which a meeting of stockholders may be held under the Bylaws, and the time and place of the adjourned meeting must be announced at the meeting at which the adjournment is taken. Notice of the adjourned meeting is not required if the adjournment is for thirty (30) days or less and no new record date is fixed. However, if the adjourned meeting is scheduled for a date more than thirty (30) days after the originally noticed meeting or if a new record date is fixed, notice must be given in accordance with the Bylaws. At any adjourned meeting at which a quorum is present or represented, the stockholders may transact any business that could have been transacted at the original meeting. The Bylaws further provide that no postponement or adjournment of a meeting, or the announcement thereof, shall commence a new period (or extend any existing period) for stockholder proposals or director nominations.
If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting, as adjourned by submitting a written notice of revocation, delivering a later-dated proxy, or attending the meeting and voting in person.
In the event that there is present at the Special Meeting, virtually or by proxy, sufficient favorable voting power to secure the vote of the Company Stockholders necessary to adopt the Merger Agreement, we do not currently anticipate that we will adjourn or postpone the Special Meeting.
Board Recommendation
The Board, after considering the various factors more fully described under “The Merger—Recommendation of the Performant Board of Directors and Reasons for the Merger” beginning on page 39 of this proxy statement, unanimously (1) determined that the Merger Agreement and the Transactions are advisable, fair to, and in the best interests of Performant and the holders of Company Shares (2) approved the Merger Agreement and the Transactions, including the Merger, (3) directed that the Merger Agreement be submitted for consideration of the holders of Company Shares at the Special Meeting and (4) resolved to recommend that holders of Common Stock vote to adopt and approve the Merger Agreement and the Transactions (the matters described in clauses (1) through (4), the “Board Recommendation”).
The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

Solicitation of Proxies
The Board is soliciting your proxy, and we will bear the cost of the solicitation of proxies.
We have retained Sodali & Co., a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $20,000 plus expenses. We will also indemnify the proxy solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, over the Internet or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Consummation of the Merger
We currently anticipate that the Merger will be consummated in the fourth quarter of 2025, assuming satisfaction or, to the extent permitted by applicable law, waiver of all of the conditions to the Merger. However, the Merger is subject to various conditions, and it is possible, including as a result of factors outside the control of Performant and Continental, that the Merger will be consummated at a later time or not at all.
Appraisal Rights
If the Merger is consummated, stockholders who do not wish to accept the applicable Merger Consideration are entitled to seek appraisal of the fair market value of their Company Shares under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any and unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, to be paid upon the amount determined to be the fair value. The “fair value” of Company Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration that such holder of Company Shares may receive in the Merger. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.
Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the consideration that they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their Company Shares following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal of their Company Shares should recognize that the fair value of their Company Shares determined under Section 262 of the DGCL could be more than, the same as or less than the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required.
Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record of Company Shares and a beneficial owner who (1) continuously holds or beneficially owns, as applicable, such shares through the Effective Time, (2) has not consented to the Merger in writing, voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (3) strictly complies with the procedures under Section 262 of the DGCL, (4) does not thereafter withdraw his, her or its demand for appraisal of such shares and (5) in the case of a beneficial owner, is a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by Performant and to be set forth on the verified list required by Section 262(f) of the DGCL, will be entitled to receive the fair value of his, her or its Company Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.
A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 55 of this proxy statement.
Householding of Special Meeting Materials
Unless we have received contrary instructions, we or your bank, broker or other intermediary may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of our proxy statement, please notify your bank, broker or other intermediary or us. We will promptly deliver a separate copy of our proxy statement to any stockholder without charge upon written or verbal request. Direct your written request to us by email at investors@performantcorp.com, by mail to our principal executive offices at 900 South Pine Island Road, Suite 150, Plantation, FL 33324, Attention: Corporate Secretary, or call us at (925) 960-4800. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of the proxy materials by contacting their bank, broker or other intermediary or sending a written request to us at the address above.
Questions and Additional Information
If you have questions or need assistance voting your Company Shares, please contact:
Sodali & Co.
333 Ludlow Street, 5th Floor
Stamford, Connecticut 06902
Banks and brokerage firms call: (203) 658-9400
Stockholders call: (800) 662-5200
Email: PHLT@investor.sodali.com

THE MERGER
This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
Certain Effects of the Merger on Performant
If the Merger Agreement is adopted by the Company Stockholders and the other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into Performant, with Performant continuing as the Surviving Corporation and a wholly-owned subsidiary of Continental.
The Common Stock is listed and traded on the Nasdaq under the symbol “PHLT.” As a result of the Merger, Performant will cease to be a publicly traded company and will become a wholly-owned subsidiary of Continental. Our Common Stock will be delisted from the Nasdaq and deregistered under the Exchange Act following the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not own any shares of the capital stock of either the Surviving Corporation or Continental.
Effect on Performant if the Merger Is Not Consummated
If the Merger Agreement is not adopted as a result of the failure to obtain the Stockholder Approval or if the Merger is not consummated for any other reason, Company Stockholders will not receive any payment for their shares of Common Stock pursuant to the Merger Agreement. Instead, Performant will remain a public company, the Common Stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.
Furthermore, if the Merger is not consummated, depending on the circumstances that caused the Merger not to be consummated, the price of the Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Common Stock would return to the price at which the Common Stock traded prior to the public announcement of the execution of the Merger Agreement on July 31, 2025 or as of the date of this proxy statement.
Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Common Stock. If the Merger is not consummated, the Board will continue to evaluate and review our business, operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the Company Stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Performant will be offered or that our business, prospects or results of operations will not be adversely impacted.
In addition, upon termination of the Merger Agreement, under specified circumstances, Performant may be required to pay Continental a termination fee, as described under the section titled “The Merger Agreement—Company Termination Fee” beginning on page 80 of this proxy statement.
Merger Consideration
At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $7.75 in cash without interest, less any applicable withholding taxes. As of the Effective Time, all such shares of Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
Each share of Common Stock held in the treasury of Performant or any owned by Continental or Merger Sub or any direct or indirect wholly-owned subsidiary of Continental, Merger Sub or Performant immediately prior to the Effective Time will automatically be cancelled and shall cease to exist and no consideration or payment shall be delivered in exchange therefor.
Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock of the Surviving Corporation.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Company Stockholder as a result of the Merger (except that of any holder exercising their appraisal rights granted under Section 262 of the DGCL), nor will you be entitled to receive any shares in Continental or the Surviving Corporation.
Each of the paying agent, Performant, the Surviving Corporation, Merger Sub, and Continental will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld therefrom under applicable tax laws. If the paying agent, Performant, the Surviving Corporation, Merger Sub, or Continental, as the case may be, so deducts and withholds amounts and timely and properly remits such amounts to the applicable governmental authority, such amounts will be treated for all purposes under the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.
Background of the Merger
The following chronology summarizes the negotiations, material contacts and other material events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board, the Special Committee or the representatives of Performant, Machinify, New Mountain Capital (as defined below) or any other parties.
As part of Performant’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board and the Company’s management team periodically review, consider and assess Performant’s operations and financial performance, as well as overall industry conditions, as they may affect those strategic goals and plans. This review at times includes, among other things, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives to enhance stockholder value.
The Board authorized management to engage Truist in 2019 to provide advice in connection with certain strategic assessments. Over the course of several years commencing in 2019, Performant, with the assistance of Truist, periodically engaged in an evaluation of, among other things, continuing to operate in the ordinary course as a standalone entity, potential acquisitions and merger opportunities, a potential sale of the entire company and potential divestitures of different business segments (including a potential separation and subsequent sale of the Company’s third-party debt recovery business). This exploration of strategic alternatives included Performant and/or Truist contacting numerous participants in Performant’s legacy recovery industry regarding potential strategic transactions. While that outreach resulted in varying degrees of interest in acquiring portions of Performant’s existing businesses, prior to the fourth quarter of 2024 no party expressed any meaningful interest in acquiring Performant in its entirety. Performant executed an initial engagement letter with Truist on May 30, 2019, which was subsequently amended and restated on January 6, 2025.
Towards the end of 2024 and the beginning of 2025, Performant received informal indications of interest from two parties seeking to explore various strategic partnerships or other transactions with Performant. In each such instance, Simeon Kohl, Performant’s Chief Executive Officer and a member of the Board, responded that Performant was not for sale, but if the Board was presented with an acquisition proposal that it believed would or could lead to a transaction that was in the best interests of holders of Company Shares, the Board would consider such proposal. Potential counterparties included Machinify, a portfolio company of investment funds managed by New Mountain Capital L.L.C. (“New Mountain Capital”), and one other private equity firm and one of its portfolio companies (“Party A”).
On November 28, 2024, Mr. Kohl exchanged introductory email correspondence with representatives of Party A.
On December 16, 2024, Mr. Kohl corresponded further by email with representatives of Party A to arrange a meeting scheduled for January 14, 2025, which was subsequently postponed by mutual understanding of both parties.
On December 20, 2024, in response to outreach initiated by a representative of New Mountain Capital, Mr. Kohl exchanged email correspondence with representatives of Machinify and New Mountain Capital to schedule an introductory meeting.
On January 14, 2025, as a result of the correspondence previously exchanged on December 20, 2024, Mr. Kohl met in-person with representatives of Machinify to discuss their respective businesses and potential collaborative possibilities. Information regarding the valuation of Performant was not discussed at this meeting (nor had it been discussed in the parties’ email correspondence to that point), and Mr. Kohl communicated to representatives of Machinify that the Company was not considering a potential transaction at that time.

On January 14, 2025, Mr. Kohl met with representatives of an additional private equity firm and one of its portfolio companies (“Party B”), to discuss their respective businesses and potential opportunities for collaboration. At this meeting, information regarding the valuation of Performant was not discussed, and Mr. Kohl communicated to Party B that the Company was not considering a potential transaction at that time.
On January 24, 2025, Mr. Kohl exchanged further email correspondence with representatives of Party A to schedule a meeting at Performant’s offices in Plantation, Florida.
On January 31, 2025, Mr. Kohl met with representatives of Party A to discuss Party A’s business platform, how Performant may fit within that platform and potential synergies between Performant and Party A. Information regarding the valuation of Performant was not discussed at this meeting (nor had it been discussed in the parties’ email correspondence to that point), and representatives of the Company informed Party A that the Company was not considering a potential transaction at that time.
On February 12, 2025, Mr. Kohl held a virtual meeting with an additional representative of Party A to further discuss the business of Performant and potential synergies with Party A.
On February 19, 2025, Mr. Kohl and Rohit Ramchandani, Performant’s Chief Financial Officer, met with representatives of Truist to review overall healthcare market updates and to discuss potential strategic and financial plans for Performant.
On March 3, 2025, in response to outreach received by Mr. Kohl from representatives of an additional private equity firm and one of its portfolio companies (“Party C”), Mr. Kohl exchanged email correspondence with representatives of Party C to arrange an introductory meeting.
On March 4, 2025, the Board held a regularly scheduled meeting attended by members of the Company’s management team and representatives of Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), outside legal counsel the Company. At this meeting Mr. Kohl led a discussion regarding potential strategic alternatives for Performant. Mr. Kohl noted the recent uptick in M&A activity within the payment integrity market, with target companies recently seeing stronger valuations. Mr. Kohl further noted that the Company had recently received inbound interest from several parties, including Machinify and Party A. Mr. Kohl then discussed three potential strategic alternatives for the Company: (1) raise additional capital to acquire additional businesses or assets to further grow the Company’s business; (2) entertain potential inbound interest from Machinify and Party A, as well as other potential buyers in pursuing a sale transaction; or (3) continue to grow the Company’s business and increase EBITDA and EBITDA margin as a standalone enterprise. The Board also discussed other potential counterparties, which might include Party B and Party C, with whom the Company might consider engaging in a potential strategic transaction in addition to Machinify and Party A the potential strategic rationale for a strategic transaction with the Company and the likelihood that such parties would be willing or able to consummate such a strategic transaction. The Board also discussed the potential risks of initiating a process to solicit transaction interest from other potential counterparties, including potential public disclosure leaks, management and employee distraction, and adverse impacts on the Company’s business, as well as the risk that the interested parties may not be willing to engage in a transaction following a solicitation process. At this meeting, the Board unanimously agreed that pursuing a potential sale transaction or continuing to grow the business as a standalone enterprise, were the more prudent options at the time of the discussion. Following further discussions on the Company’s strategic alternatives, the Board instructed management to proceed with discussions with Machinify and Party A, as well as with Party B and Party C should such parties continue to show interest, and any other potential buyers who may be identified by Truist or management, with the goal of obtaining initial indications of interest and proposed valuations for the Company, without proceeding with a full sale process.
On March 11, 2025, Mr. Kohl met in-person with representatives of Party C to discuss their respective businesses and potential collaborative possibilities. At this meeting, the parties discussed the potential for a strategic transaction, but information regarding the valuation of Performant was not discussed (nor had it been discussed in the parties’ email correspondence to that point).
On April 10, 2025, the Company entered into a non-disclosure and confidentiality agreement with Machinify, which included a customary 18-month standstill provision.
On April 11, 2025, the Board held a special meeting attended by members of the Company’s management team, as well as representatives of Truist and Pillsbury. At this meeting, Mr. Ramchandani provided an update on ongoing discussions with Truist and reported that the Company and Truist had scheduled meetings with three parties—Machinify, Party A and Party C—regarding potential strategic transactions. At this point, neither the Company nor Truist had scheduled a subsequent meeting with Party B since the initial meeting held by Mr. Kohl with representatives of Party B on January 14, 2025. Mr. Ramchandani further outlined management’s plan to provide limited due diligence materials in connection with the next proposed rounds of meetings in order to obtain preliminary indications of interest, including proposed valuations for the Company, before offering more comprehensive due diligence or engaging in more detailed negotiations. Representatives of Truist then discussed the Company’s current market valuation and expressed the view that the public markets had not fully recognized the Company’s successful transformation into a “pure-play” healthcare company. Representatives of Truist then reviewed two potential strategies for increasing stockholder value should the Company remain a standalone enterprise: (1) driving EBITDA expansion; or (2) pursuing M&A opportunities to grow the Company’s business. Representatives of Truist further discussed potential considerations relevant to the Company’s ability to finance potential M&A opportunities, including potential investor reactions to additional debt or equity offerings that would be required to finance any such acquisitions. They further observed that certain larger companies in the healthcare market had recently expanded through acquisitions and that multiple entities within the healthcare market appeared to be tracking the Company’s performance. Representatives of Truist also discussed the potential benefits of a targeted market check by the Company with certain potential counterparties (in addition to Machinify and Party A) to aid the Board in assessing whether a potential sale transaction could be an appropriate means of maximizing stockholder value. The Board then authorized the Company’s management team to proceed with the targeted market check as discussed during the meeting.
On April 15, 2025, Mr. Kohl, Mr. Ramchandani and representatives of Truist held in-person management presentations with representatives of Machinify to review Performant’s business and strategic and financial goals.
On April 16, 2025, the Company entered into non-disclosure and confidentiality agreements with Party A and Party C, which included customary 18-month standstill provisions.
On April 17, 2025, Mr. Kohl, Mr. Ramchandani and representatives of Truist held in-person management presentations with representatives of Party A to review Performant’s business and strategic and financial goals.
On April 17, 2025, Mr. Kohl, Mr. Ramchandani and representatives of Truist held in-person management presentations with representatives of Party C to review Performant’s business and strategic and financial goals.
On April 23, 2025, the Board held a regularly scheduled meeting attended by members of the Company’s management team and representatives of Pillsbury. During the course of this meeting, the Board resolved to form a special committee consisting entirely of independent and disinterested directors in order to mitigate any potential conflicts of interest and to monitor and direct the process and procedures for reviewing and evaluating a potential transaction, as well as other potential strategic alternatives, and to make a recommendation to the Board regarding the advisability of any such transaction. Following discussion, the Board adopted resolutions forming a special committee (the “Special Committee”), consisting of directors, Mr. LaCamp, Mr. Yanagi, Mr. Fluegel, Mr. Hansen and Mr. Agrawal. The Board authorized the Special Committee to: (1) consider whether it was appropriate for the Company to engage in any potential strategic transaction; (2) evaluate and negotiate the terms and conditions of any such potential strategic transaction; (3) recommend what actions, if any, should be taken by the Board with respect to any such potential strategic transaction; and (4) evaluate whether any such potential strategic transaction would be in the best interests of the Company and holders of Company Shares. In connection with the authority granted to the Special Committee, the Board retained authority to approve the entry into any form of letter of intent or exclusivity arrangement in connection with a strategic transaction, and to approve final and definitive documentation regarding any such strategic transaction.
On April 23, 2025 and April 24, 2025, at the request of the Company, Truist distributed a process letter to Machinify, Party A and Party C, which requested the submission of initial non-binding indications of interest in respect of a potential strategic transaction with Performant by no later than May 1, 2025.
On April 25, 2025, Mr. Ramchandani and representatives of Truist had separate follow-up meetings with representatives of both Party A and Machinify, in each case to further review certain aspects of the Company’s operations and financial performance.
On April 30, 2025, Mr. Kohl and a representative of Party B had a telephone call to review Party B’s potential involvement in the transaction process.

On May 1, 2025, Machinify submitted a written and non-binding indication of interest to acquire all of the outstanding Company Shares for $4.75 per share in cash (the “Machinify May 1 IOI”).
On May 1, 2025, Party C submitted a written and non-binding indication of interest to acquire all of the outstanding Company Shares for $3.00-$3.25 per share in cash (the “Party C May 1 IOI”).
On May 2, 2025, Party A submitted a written and non-binding indication of interest to acquire all of the outstanding Company Shares for $4.75-$5.25 per share in cash (the “Party A May 2 IOI”).
On May 2, 2025, Truist provided a written summary to the Company’s management team of the financial terms of the Machinify May 1 IOI, the Party A May 2 IOI and the Party C May 1 IOI.
On May 4, 2025, the Company entered into a non-disclosure and confidentiality agreement with Party B, which included a customary 18-month standstill provision.
On May 7, 2025, Mr. Kohl, Mr. Ramchandani and representatives of Truist held management presentations with representatives of Party B to review Performant’s business and strategic and financial goals.
On May 7, 2025, at the request of the Company, Truist distributed a process letter to Party B, in substantially the same form as the process letter previously distributed to Machinify, Party A, and Party C, which requested the submission of an initial non-binding indication of interest for a potential strategic transaction with Performant by no later than May 10, 2025.
On May 10, 2025, Party B submitted a written and non-binding indication of interest to acquire all of the outstanding Company Shares for $6.00 per share in cash (the “Party B May 10 IOI”).
On May 11, 2025, Truist provided a revised written summary to the Company’s management team of the financial terms of the Machinify May 1 IOI, the Party A May 2 IOI, the Party B May 10 IOI and the Party C May 1 IOI.
On May 12, 2025, the Special Committee held a meeting attended by members of Performant’s management and representatives of Pillsbury. At the meeting, representatives of Pillsbury made a presentation to the Special Committee regarding the Board’s fiduciary duties and role in considering and responding to the several indications of interest received by the Company. The Company’s management team then presented a summary of the Machinify May 1 IOI, the Party A May 2 IOI, the Party B May 10 IOI and the Party C May 1 IOI, as prepared by Truist. Mr. Ramchandani reviewed the valuations for the Company provided in each of the several indications of interest and then led a discussion of illustrative and potential future share price scenarios should the Company remain a stand-alone entity. Further, the Company’s management team discussed potential closing and execution risks associated with Party A’s indication of interest given known market overlap between the Company and Party A. The Company’s management team further stated that the minimum price they would consider appropriate at this stage for proceeding with further negotiations regarding a potential transaction and due diligence would be $6.00 per Company Share. Following discussion, the Special Committee determined that the Party C May 1 IOI did not present compelling value for the Company and its holders of Company Shares given the per share price proposed and determined not to prioritize the proposal submitted by Party C. The Special Committee further authorized the Company’s management team to continue negotiations and discussions with Machinify, Party A and Party B to obtain higher Company valuations.
Following the May 12, 2025 Special Committee meeting, Truist informed Machinify, Party A, Party B and Party C that they would need to increase the valuations provided in their respective initial indications of interest in order to proceed with the transaction process.
On May 13, 2025, Truist communicated to each of Machinify, Party A and Party B the Special Committee’s view that the Company valuations provided in each of their respective indications of interest were not sufficient for the Company to share further due diligence information, and offered each such counterparty the opportunity to submit a revised indication of interest.
On May 13, 2025, Truist communicated the Special Committee’s determination to Party C that the Company valuation provided in the Party C May 1 IOI was insufficient to warrant any further negotiations or discussions.
On May 16, 2025, Party B submitted a revised written and non-binding indication of interest to acquire all of the outstanding Company Shares for $6.00-$6.50 per share in cash (the “Party B May 16 IOI”).

On May 16, 2025, Truist sent a relationship disclosure letter to Pillsbury, and the information was subsequently shared with the Board. The Board did not identify anything in the letter that would affect Truist’s ability to serve as financial advisor to Performant.
On May 18, 2025, Machinify submitted a revised written and non-binding indication of interest to acquire all of the outstanding Company Shares for $5.10-$5.60 per share in cash (the “Machinify May 18 IOI”).
On May 19, 2025, Party A submitted a revised written and non-binding indication of interest to acquire all of the outstanding Company Shares for $7.00-$7.50 per share in cash (the “Party A May 19 IOI”).
On May 19, 2025, the Special Committee held a meeting attended by members of Performant’s management and representatives of Truist and Pillsbury. The Company’s management team presented summaries of the Machinify May 18 IOI, the Party A May 19 IOI and the Party B May 16 IOI. Mr. Ramchandani reviewed the Company valuations set forth in each of the revised indications of interest. The Company’s management team further discussed potential closing and execution risks associated with Party A’s indication of interest, given the market overlap between the Company and Party A. Representatives of Truist then reviewed the transaction process to date, including a review of: (1) the original inbound interest received by the Company; (2) the private equity sponsors and related portfolio companies involved in the process and their respective financing sources; (3) the due diligence materials provided to each interested party in connection with the solicitation of the initial indications of interest; and (4) communications with each of the three remaining interested parties regarding the need to increase their proposed valuation of the Company in order to proceed with the transaction process. Representatives of Truist then led a discussion regarding the next steps, including the creation of a virtual data room for more detailed due diligence and a proposed timeline for receiving further revised indications of interest from parties invited to continue in the transaction process. Based on the Machinify May 18 IOI, the Party A May 19 IOI and the Party B May 16 IOI, Truist discussed proceeding in the transaction process solely with Party A and Party B, and informing Machinify that it would be allowed to continue in the transaction process only if it increased the valuation of the Company from that in the Machinify May 18 IOI. Following the discussion and based on the information provided during the course of this meeting, the Special Committee instructed management to continue the transaction process with Party A and Party B and to inform Machinify it would be allowed to proceed only if it provided a revised indication of interest with a higher valuation of the Company than provided for in the Machinify May 18 IOI.
Following the Special Committee meeting, on May 19, 2025, representatives from Truist communicated to Machinify the Special Committee’s determination that Machinify would need to increase the Company valuation provided in the Machinify May 18 IOI in order to continue to participate in the transaction process.
On May 20, 2025, Machinify submitted a revised written and non-binding indication of interest to acquire all of the outstanding Company Shares for $6.10-$6.60 per share in cash (the “Machinify May 20 IOI”).
As a result of the increased Company valuation contained in the Machinify May 20 IOI, the Special Committee authorized the Company’s management team to proceed with further negotiations and discussions with Machinify and to include Machinify in the next stage of the transaction process.
On May 28, 2025, as directed by the Special Committee, representatives of Truist distributed a procedures letter (the “May 28 Procedures Letter”) to Machinify, Party A and Party B. The May 28 Procedures Letter set forth the procedures for such party’s continued involvement in the transaction process, including access to due diligence materials, scheduling of further management presentations and requests for the review and comment on a form of merger agreement to be subsequently provided. The May 28 Procedures Letter did not include a target date for the submission of revised indications of interest.
On May 30, 2025, Mr. Kohl participated in a phone call with representatives of the private equity sponsor of Party A, during which such private equity sponsor communicated its desire to change the original portfolio company designated as the counterparty for a potential transaction with the Company to a different portfolio company that offered more potential synergies with the Company. During that same phone call, the representatives of the private equity sponsor of Party A also noted it only held 50% of the equity in the replacement portfolio company’s equity and that the other 50% was held by a different private equity sponsor (the replacement portfolio company being referred to herein as “Party X”).
On June 3, 2025, the Special Committee held a meeting attended by members of the Company’s management team and representatives of Pillsbury. At this meeting, the Company’s management team provided an update regarding the status of discussions with the three remaining potential counterparties and an overview of proposed next steps in the strategic process. Mr. Kohl also informed the Special Committee of the proposed substitution of Party X for substitution of Party X for Party A as a potential transaction counterparty. Mr. Kohl discussed the advantages and disadvantages of the proposed change, including potential increases in competition and regulatory risks that would be associated with a strategic transaction with Party X, and the added complication presented by the fact that two private equity sponsors with equal equity ownership Party X. Following discussion, the Special Committee authorized the Company’s management to proceed with Party X to replace Party A within the existing transaction process.
On June 3, 2025, Party X submitted a written and non-binding indication of interest to acquire all outstanding Company Shares for $7.00–$7.50 per share in cash, and which otherwise mirrored the terms of the Party A May 19 IOI in all material respects (the “Party X June 3 IOI”).
On June 10, 2025, the Special Committee held a meeting attended by members of the Company’s management team and representatives of Pillsbury. At this meeting, the Company’s management team provided an update regarding the status of discussions with the three potential counterparties and an overview of proposed next steps in the transaction process.
On June 12, 2025, the Company entered into a non-disclosure and confidentiality agreement with Party X, which included a customary 18-month standstill provision.
On June 17, 2025, members of the Company’s management team held separate in-person management presentations with representatives of Machinify and Party B.
On June 18, 2025, members of the Company’s management team held in-person management presentations with representatives of Party X.
On June 19, 2025, representatives of Pillsbury made the initial draft of the Merger Agreement available to Machinify, Party X, and Party B in the virtual data room.
On June 20, 2025, the Special Committee held a meeting attended by members of the Company’s management team and representatives of Pillsbury. At this meeting, the Company’s management team provided an update on the management presentations delivered to each of the three remaining potential counterparties in the transaction process, management’s current assessment of which of the remaining counterparties may submit an indication of interest that would provide the greatest value for holders of the Company Shares and next steps in the diligence process. The Company’s management team further updated the Special Committee that based on the due diligence process to date, a target date of mid to late July, 2025 should be anticipated for revised indications of interest from each of the three interested counterparties.
From June 24, 2025 through July 21, 2025, members of the Company’s management team held a series of due diligence meetings with representatives of each of Machinify, Party X and Party B and their respective outside advisors to review the Company’s products, operations, customers, financial model, human resources, tax, technology and intellectual property and legal matters.
On July 8, 2025, the Special Committee held a meeting attended by members of the Company’s management team and representatives of Truist and Pillsbury. Mr. Kohl provided an update on the overall diligence process with each of Machinify, Party X and Party B. Mr. Kohl further recommended to the Special Committee that, based upon the ongoing due diligence process, the date for submission of revised indications of interest be set for July 22, 2025. Representatives of Truist then led a discussion of the current status of discussions with each of the three remaining parties in the transaction process and giving parties until July 22, 2025 to provide revised indications of interest in an effort to create increased competition amongst the three remaining interested counterparties and higher company valuations in each respective revised indication of interest. Following this discussion, the Special Committee determined to set a deadline of July 22, 2025 for revised indications of interest from Machinify, Party X and Party B.
On July 8, 2025, as directed by the Special Committee, representatives of Truist distributed a revised process letter (the “July 8 Process Letter”) to Machinify, Party X and Party B. The July 8 Process Letter requested final non-binding proposals for a potential strategic transaction with Performant by no later than July 22, 2025.
On July 17, 2025, representatives of Machinify submitted a markup of the Company’s draft Merger Agreement. Among other changes, the markup (1) noted that Machinify would obtain a debt commitment letter providing a debt commitment, sufficient together with Machinify’s cash on hand and existing committed debt facilities to cover the entire purchase price, (2) proposed a termination fee payable by the Company in certain circumstances, including in the event the Company terminated the Merger Agreement to accept a “superior proposal”, of 4.0% of the merger consideration, (3) included an expense reimbursement obligation of up to a maximum of $4,000,000 payable by the Company to Machinify in the event the Merger Agreement was terminated in certain circumstances, and (4) added limitations on the required efforts of Machinify to obtain necessary antitrust and other regulatory approvals.
On July 18, 2025, representatives of Party X submitted a markup of the Company’s draft Merger Agreement. Among other changes, the markup (1) noted that Party X would not require any form of debt commitment in order to pay the aggregate merger consideration, (2) proposed a termination fee payable by the Company in the event the Company terminated the Merger Agreement to accept a “superior proposal” of 4.0% of the merger consideration, (3) included an uncapped expense reimbursement payable by the Company to Party X in the event the Merger Agreement was terminated in certain circumstances, (4) reserved comment on the required efforts of Party X to obtain necessary antitrust and other regulatory approvals, and (5) required voting and support agreements from the Company’s three largest holders of Company Shares.
On July 19, 2025, on behalf of the Company, Truist provided preliminary financial results for the Company, consisting of revenue, net income and adjusted EBITDA, for the second quarter of 2025 and the first half of 2025 to each of Machinify, Party B and Party X.
On July 22, 2025, Machinify submitted a revised written and non-binding indication of interest to acquire all of the outstanding Company Shares for $7.25 per share in cash (the “Machinify July 22 IOI”).
On July 22, 2025, Party B submitted a revised written and non-binding indication of interest to acquire all of the outstanding Company Shares for $5.25 per share in cash (the “Party B July 22 IOI”). Party B also provided a memorandum regarding Party B’s comments to the Company’s draft Merger Agreement.
On July 23, 2025, Party X submitted a revised written and non-binding indication of interest to acquire all of the outstanding Company Shares for $7.00 per share in cash (the “Party X July 23 IOI”).
On July 23, 2025, following consideration of the Machinify July 22 IOI, the Party B July 22 IOI and Party X July 23 IOI by the Company’s management team and members of the Special Committee, the Company’s management team, as directed by the Special Committee, instructed Truist to (1) communicate to both Machinify and Party X that their proposal, when considering value and certainty of close, was undifferentiated relative to other proposals submitted, and ask both parties to increase their respective bids and provide a response by July 25, 2025 and (2) communicate to Party B that its offered price per Company Share of $5.25 was lower than the other offers received and that the Company would not proceed with Party B as part of the transaction process. Truist also communicated to each of Machinify and Party X, requests for certain changes in the comments to the draft Merger Agreement that each had provided, which included, among other things, clarification on their respective financing capabilities and financing structures for the proposed transaction, responses to comments regarding regulatory approval matters, the inclusion of a reverse termination fee and the amount of the Company termination fee payable in certain circumstances.
On July 23, 2025, Truist provided an updated relationship disclosure letter to Pillsbury, which was shared with the Board. The Board did not identify anything in the letter that would impair the ability of Truist to serve as financial advisor to Performant.
On July 25, 2025, Machinify submitted a revised written and non-binding indication of interest to acquire all of the outstanding Company Shares for $7.75 per share in cash (the “Machinify July 25 IOI”). Machinify also responded that it would agree to the payment of a reverse termination fee in the event a closing of the proposed transaction did not occur due to the failure to obtain required regulatory approvals in certain circumstances and agreed to reduce the amount of the proposed Company termination fee to 3.0% of the merger consideration.
On July 25, 2025, Party X communicated to Truist that it would not increase the offer of $7.00 per Company Share as communicated in the Party X July 22 IOI. Party X also communicated that it was not willing to make any changes to its comments to the draft Merger Agreement in response to the Company request received on July 23, 2025.
On July 25, 2025, the Special Committee held a meeting attended by members of the Company’s management team and representatives of Truist and Pillsbury. At this meeting, Mr. Kohl reviewed the terms of the Machinify July 25 IOI, the Party X July 23 IOI and the Party B July 22 IOI, noting that Party X did not increase its proposed Company valuation and was not willing to make any further changes to its comments to the draft Merger Agreement, as contained in the Party X July 23 IOI. Mr. Kohl further noted that a transaction with Party X would present greater regulatory risk than one with Machinify. Representatives of Pillsbury reviewed the material terms of the Merger

Agreement as negotiated to date with Machinify, including the responses provided by Machinify to certain provisions within the Merger Agreement received in connection with the Machinify July 25 IOI. Representatives of Truist provided a further review of the Machinify July 25 IOI and the Party X July 23 IOI, noting: (1) the higher Company valuation provided in the Machinify July 25 IOI as compared to the Party X July 22 IOI; (2) the response from Machinify indicating that it would agree to certain changes to the draft Merger Agreement; and (3) Truist’s understanding that Machinify had completed all due diligence necessary to proceed with the proposed transaction. The Special Committee unanimously resolved to authorize the Company’s management team to negotiate the terms of a definitive Merger Agreement with Machinify, reflecting the terms set forth in the Machinify July 25 IOI. The Special Committee also unanimously adopted resolutions recommending to the Board that the Board: (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, was fair to, and in the best interests of Performant and holders of Company Shares, (b) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger be submitted to the holders of Company Shares for its adoption and approval and (d) resolved to recommend that holders of Company Shares vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger and direct that such matters be submitted for consideration of the holders of Company Shares at the Special Meeting.
From July 25, 2025 through July 31, 2025, Pillsbury and Ropes & Gray LLP (“Ropes & Gray”), outside legal counsel to Machinify, further negotiated the terms of the definitive Merger Agreement between Performant and Machinify and related documents. Key terms of the Merger Agreement negotiated between the parties included: (1) Machinify’s proposed debt financing structure for the Merger; (2) the Company’s remedies under the Merger Agreement, including the circumstances in which the Company could seek to specifically enforce Machinify’s obligation to the consummate the Merger; (3) the terms of the “no-shop” restrictions, including the terms pursuant to which the Company would be able to accept a “Superior Proposal”; (4) the circumstances in which a termination fee would be payable by the Company or Machinify; (5) the conditions to each party’s obligations to complete the Merger; (6) the circumstances in which the parties could terminate the Merger Agreement; (7) the interim operating covenants applicable to the Company prior to the closing of the Merger and related exceptions to such covenants; and (8) the scope of the representations and warranties provided by the Company pursuant to the Merger Agreement and exceptions to such representations and warranties.
On July 28, 2025, at a regularly scheduled Board meeting, representatives of Truist reviewed with the Board Truist’s preliminary financial analyses with respect to the Company and the proposed Merger and the per share price for the Company Shares contained in the Machinify July 25 IOI.
On July 29, 2025, the Board held a special meeting attended by members of the Company’s management team and representatives of Truist and Pillsbury. Representatives of Truist discussed with the Board Truist’s financial analyses with respect to the Company and the proposed Merger. At the request of the Board, Truist then rendered its oral opinion to the Board on July 29, 2025 (which was subsequently confirmed in writing by delivery of Truist’s written opinion dated July 29, 2025) as to the fairness, from a financial point of view, to the holders of Company Shares of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement reflecting the terms set forth in the Machinify July 25 IOI. For a discussion of Truist’s opinion, please see below under “The Merger – Opinion of Truist Financial, Inc.” beginning on page 42 of this proxy statement.
On July 31, 2025, the Board held a special meeting attended by members of the Company’s management team and representatives of Truist and Pillsbury. Representatives of Pillsbury summarized the material terms of the Merger Agreement, a substantially complete draft of which had been provided to and reviewed by the Board prior to the meeting. Representatives of Pillsbury also discussed certain legal considerations, including an overview of the Board’s fiduciary duties and a summary of key provisions of the Merger Agreement, such as structure, remedies, deal protections, regulatory efforts, the definition of “Company Material Adverse Effect,” and employee matters. Following further discussion and consideration of the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement (including the factors as described under “Recommendation of the Performant Board of Directors and Reasons for the Merger” beginning on page 11 of this proxy statement), the Board unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, was fair to, and in the best interests of Performant and holders of Company Shares (b) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger be submitted to the holders of Company

Shares for its adoption and approval, and (d) resolved to recommend that holders of Company Shares vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger and direct that such matter be submitted for consideration of the holders of Company Shares at the Special Meeting.
Following the Board meeting on July 31, 2025, Pillsbury sent a revised draft of the Merger Agreement with Machinify and related documents to Ropes & Gray. Thereafter, Pillsbury, on behalf of Performant, and Ropes & Gray, on behalf of Machinify, conducted conference calls, exchanged email correspondence, and exchanged drafts of the Merger Agreement and related documents. Among other items, the parties negotiated to finalization (1) Performant’s representations, warranties and interim operating covenants, (2) provisions relating to the rights of the Board to change its recommendation to holders of Company Shares with respect to the transaction with Machinify and to accept a “Superior Proposal,” (3) the terms of the termination fee payable by Performant in the event that Performant were to terminate the Merger Agreement to accept a “Superior Proposal” or in certain other circumstances, and (4) covenants regarding employee benefit matters applicable to Performant employees generally.
After the closing of trading of the U.S. stock markets on July 31, 2025, the parties executed the Merger Agreement, and Performant and Machinify issued a joint press release announcing the execution of the Merger Agreement prior to the opening of trading of the U.S. stock markets on August 1, 2025.
Recommendation of the Performant Board of Directors and Reasons for the Merger
At a special meeting held on July 31, 2025, the Board, upon the recommendation of the Special Committee, unanimously: (1) determined that the Merger Agreement and the Transactions are advisable, fair to, and in the best interests of Performant and the Company Stockholders, (2) approved the Merger Agreement and the Transactions, including the Merger, (3) directed that the Merger Agreement be submitted for consideration of the holders of Company Shares at the Special Meeting, and (4) resolved to recommend that the Company Stockholders vote to adopt and approve the Merger Agreement and the Transactions. Accordingly, the Board recommends that the Company Stockholders vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
In its determinations and in reaching its recommendations, each of the Board and the Special Committee, as described under “The Merger—Background of the Merger” beginning on page 31 of this proxy statement, held a number of meetings, consulted with Performant management and its outside legal and financial advisors, and considered a number of factors and a substantial amount of information, including, but not limited to, the following (not necessarily presented in order of relative importance) that weighed in favor of the Merger:
Compelling Value and All Cash Consideration
The Board considered:
•	the fact that the price of $7.75 per Company Share in cash payable in the Merger provides certainty, immediate value and liquidity to the Company Stockholders;
•
the historical market prices, volatility and trading information with respect to shares of Common Stock, including the fact that $7.75 per share to be received by the Company Stockholders in the Merger represents a premium of approximately 139% over the 90-day volume weighted average price (VWAP) of $3.25 per share calculated as of market close on July 31, 2025, the last trading day prior to media reports regarding the Merger;

•
that, in the Board’s view, it had obtained Machinify’s best and final offer, and that, as of the date of the Merger Agreement, the proposed consideration of $7.75 per Company Share in cash payable represented the highest per share consideration reasonably obtainable; and

•
that, if Performant did not enter into the Merger Agreement with Machinify, there could be a considerable period of time before the trading price per share of the Common Stock would reach and sustain the per share merger consideration of $7.75, as adjusted for present value.

Performant’s Operating and Financial Condition and Prospects
The Board considered:
•
the current and prospective business environment in which Performant operates, including economic conditions, the competitive environment, and the likely effect of these factors on Performant and its ability to execute its business plans as a standalone public company. In assessing the prospects of Performant, the Board reviewed its business, assets, financial condition, historical and projected financial performance, and execution challenges, as well as market dynamics impacting Performant’s outlook; and

•
that the $7.75 per share in cash payable in the Merger was more favorable to the Company Stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to Performant, based upon the directors’ knowledge of Performant’s business, assets, financial condition and results of operations, Performant’s historical and projected financial performance, and market dynamics, and the belief that the Merger represented an attractive and comparatively certain value for the Company Stockholders relative to the risk-adjusted prospects for Performant on a standalone basis.

Potential Strategic Alternatives
The Board considered:
•
the extensive strategic review and sale process conducted by Performant, with the assistance of Truist and Pillsbury, including engagement with multiple counterparties, regarding their interest in a potential acquisition of Performant. The Board identified and discussed possible interest in a potential strategic transaction with five potential counterparties, which the Board and Performant’s management, and Truist viewed as the most viable potential counterparties for a strategic transaction, and Performant entered into confidentiality agreements with all five potential counterparties;

•
the belief that, after negotiations with Machinify and its representatives, $7.75 per share was the highest price that Machinify was willing to pay as of the date of execution of the Merger Agreement and that the terms of the Merger Agreement include the most favorable terms to Performant, in the aggregate, to which Machinify would be willing to agree; and

•
the potential risk of losing the favorable opportunity with Machinify in the event Performant sought to pursue discussions with other third parties who may be interested in pursuing a strategic transaction with Performant prior to entry into the Merger Agreement and the potential negative effect that such a process might have on Performant’s business.

Negotiation Process
The Board considered:
•
the fact that the terms of the Merger Agreement were the result of arm’s-length negotiations conducted by Performant with the knowledge and at the direction of the Board (including through the Special Committee) and with the assistance of its financial and legal advisors; and

•
the enhancements that Performant and its advisors were able to obtain as a result of negotiations with Machinify, including the increase in the valuation offered by Machinify from the time of its initial offer to the final agreement, changes in the terms and conditions of the Merger Agreement that were favorable to Performant, and the inclusion of provisions in the Merger Agreement that the Board believes enhance closing certainty and increase the likelihood of completing the Merger.

Truist’s Opinion and Analysis
The Board considered:
•
the financial analyses reviewed and discussed with the Board by representatives of Truist as well as the oral opinion of Truist rendered to the Board on July 29, 2025 (which was subsequently confirmed in writing by delivery of Truist’s written opinion dated July 29, 2025) as to the fairness, from a financial point of view, to the Company Stockholders of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement, as more fully described below under “The Merger—Opinion of Truist Securities, Inc.” beginning on page 42 of this proxy statement.

The Merger Agreement
The Board considered:
•	the fact that Performant has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the Merger;
•
the high degree of certainty that the Merger would close in a timely manner in light of the conditions and other terms set forth in the Merger Agreement and the requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement, including to obtain HSR Act approval as promptly as reasonably practicable;

•
the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of Performant’s representations and warranties, is generally subject to a Company Material Adverse Effect qualification;

•	that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;
•
the ability of the Board to furnish information to, and conduct negotiations with, third parties in certain circumstances, and to terminate the Merger Agreement to accept a superior proposal upon payment of a termination fee of $19,980,000 (which the Board believed was reasonable under the circumstances);

•	the end date of January 31, 2026 (subject to extension under certain circumstances), which is expected to allow for sufficient time to complete the Merger;
•
the availability of statutory appraisal rights to the Company Stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures under the DGCL;

•
the fact that the Merger Agreement was recommended for approval by the Special Committee, which is comprised entirely of independent directors who are not employees of Performant or any of its subsidiaries, and approved by the Board, which is comprised of a majority of independent directors who are not employees of Performant or any of its subsidiaries, and which received advice from the Company’s outside financial and legal advisors in evaluating, negotiating and recommending the terms of the Merger Agreement; and

•
the likelihood that the Merger would be consummated, in light of the experience, reputation and financial capabilities of Machinify and the experience and reputation of its controlling private equity sponsor, New Mountain Capital.

In the course of its deliberations, the Board also considered a variety of material risks and other countervailing factors related to entering into the Merger Agreement, including, but not limited to, the following (which are not necessarily presented in order of relative importance):
•
the fact that the Company Stockholders will not participate in any future growth potential or benefit from any future increase in the value of Performant as a private company following completion of the transactions contemplated by the Merger Agreement;

•
the possibility that all conditions to the Merger will not be timely satisfied or waived and that the Merger will not be consummated, and the potential negative effects on Performant’s business, operations, financial results and stock price;

•
the potential effects of the public announcement of the Merger on Performant’s customer relationships and partners, operating results and stock price, and its ability to retain key management and other personnel;

•
the restrictions on the conduct of Performant’s business prior to the completion of the Merger, requiring Performant to conduct its business in the ordinary course and preventing Performant from taking certain specified actions, subject to specific limitations as set forth in the Merger Agreement;

•
the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Performant management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•	the conditions to the obligations of Machinify to complete the Merger and the right of Machinify to terminate the Merger Agreement under certain circumstances;
•
the fact that the Merger Agreement precludes Performant from actively soliciting alternative acquisition proposals, and the possibility that Performant may be obligated to pay Machinify a termination fee of $19,980,000 in the event that Performant terminates the Merger Agreement under certain circumstances;

•	the risk that the Company Stockholders may not approve the Merger;
•	the fact that completion of the Merger requires approval (or expiration of the waiting period) under the HSR Act;
•	the risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated by the Merger Agreement;
•	the transaction costs to be incurred in connection with the Merger;
•	the fact that the consideration consists of cash and will therefore be taxable to the Company Stockholders who are subject to taxation for U.S. federal income tax purposes; and
•	the interests that certain Performant directors and executive officers may have with respect to the Merger, in addition to their interests as the Company Stockholders generally.
In addition, the Board was aware of and considered the interests of Performant’s directors and executive officers that may be different from, or in addition to, the interests of the Company Stockholders generally when approving the Merger Agreement and recommending that the Company Stockholders vote to adopt the Merger Agreement. For more information, see the section of this proxy statement titled “The Merger—Interests of the Directors and Executive Officers of Performant in the Merger.”
The foregoing discussion of the information and factors considered by the Board and the Special Committee in reaching their respective conclusions and recommendations is intended to be illustrative and not exhaustive. In light of the variety of factors considered in connection with their evaluation of the Merger and the complexity of these matters, the Board and the Special Committee did not find it practicable to, and did not, quantify or otherwise attempt to rank or assign relative weights to the various factors considered in reaching their respective determinations. In considering the factors described above and any other factors, individual members of the Board may have viewed factors differently or given different weight, merit or consideration to different factors. In addition, the Board and the Special Committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board or the Special Committee, but rather the Board and the Special Committee conducted an overall review of the factors described above, including discussions with Performant’s senior management and legal and financial advisors.
The foregoing discussion of the reasoning and consideration of certain factors by the Board and the resulting determinations and recommendation, and certain other information presented in this section, as well as similar information included in this proxy statement, is forward-looking in nature and, therefore, the information should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 21 of this proxy statement. For the reasons described above, and in light of other factors that the Board believed were appropriate to consider, the Board approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that the Company Stockholders vote in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
Opinion of Truist Securities, Inc.
On July 29, 2025, Truist rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Truist’s written opinion dated July 29, 2025) as to the fairness, from a financial point of view, to the Company Stockholders of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.
Truist’s opinion was directed to the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the Company Stockholders of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Truist’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Truist in preparing its opinion. However, neither Truist’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation as to, or otherwise address, how the Board, the Company, any security holder or any other person should act or vote with respect to any matter relating to the Merger or otherwise.
In connection with its opinion, Truist conducted such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Truist:
•	reviewed a draft, dated July 28, 2025, of the Merger Agreement;
•	reviewed certain publicly available business and financial information relating to the Company;
•
reviewed certain other information relating to the historical, current and future business, financial condition, results of operations and prospects of the Company made available to Truist by the Company, including projections with respect to the future financial performance of the Company prepared and provided to Truist by the management of the Company (the “Projections”);

•	reviewed the financial and operating performance of the Company as compared to that of companies with publicly traded equity securities that Truist deemed relevant;
•	reviewed the publicly available financial terms of certain transactions that Truist deemed relevant;
•
had discussions with certain members of the management of the Company and with certain of its representatives regarding the business, financial condition, results of operations and prospects of the Company and the Merger; and

•	undertook such other studies, analyses and investigations as Truist deemed appropriate.
Truist relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Truist’s role in reviewing such data, material and other information was limited solely to performing such review as Truist deemed necessary and appropriate to support its opinion and such review was not conducted on behalf of the Board, the Company or any other person. In addition, management of the Company advised Truist, and Truist assumed, that the Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. At the Board’s direction, Truist assumed that the Projections provided a reasonable basis on which to evaluate the Company and the Merger, and at the Board’s direction, Truist used and relied upon the Projections for purposes of its analyses and opinion. Truist expressed no view or opinion with respect to the Projections or the assumptions on which they were based. Truist further relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the dates of the information, financial or otherwise, provided to Truist and that there was no information or any facts that would make any of the information discussed with or reviewed by Truist incomplete or misleading.
Truist also relied upon and assumed without independent verification that (a) the representations and warranties of all parties to the Merger Agreement and all of the documents and agreements referred to therein were true and correct; (b) each party to the Merger Agreement and all of the documents and agreements referred to therein would fully and timely perform all of the covenants and agreements required to be performed by such party under the Merger Agreement, and such other documents and agreements, as applicable; (c) the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement therein; and (d) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the Merger. Truist also assumed that the Merger Agreement, when executed by the parties thereto, would conform to the draft reviewed by Truist in all respects material to its analyses and opinion.
Furthermore, in connection with its opinion, Truist was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) relating to the Company or any other party to the Merger. Truist did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or may have been a party or was or may have been subject. Truist did not express any opinion as to the price or range of prices at which Company Shares could be purchased or sold at any time.
Truist’s opinion was necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to Truist as of, the date of its opinion. Truist has no obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring or information that otherwise comes to its attention after the date of its opinion.
Truist’s opinion only addressed the fairness, from a financial point of view, to the Company Stockholders of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspects or implications of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. Truist was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company or any other party to proceed with or effect the Merger; (ii) the form, structure or any other portion or aspect of the Merger; (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company or any other party (other than the holders of Company Shares in the manner set forth therein); (iv) the relative merits of the Merger as compared to any alternative business strategies that might have existed for the Company or any other party or the effect of any other transaction in which the Company or any other party might have engaged; (v) whether or not the Company, Continental, Merger Sub or any other party was receiving or paying reasonably equivalent value in the Merger; (vi) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents or the fairness of the allocation of any consideration amongst or within classes or groups of security holders or other constituents; (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or consideration payable to, or received by, any advisors, managers, officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. In addition, Truist did not provide any opinion, counsel or interpretation regarding matters requiring legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other similar professional advice. Truist assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Truist relied, with the Board’s consent, on the assessments by the Board, the Company and their respective advisors as to all legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other matters with respect to the Company and the Merger.
Truist’s opinion was furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Truist’s prior written consent. Truist’s opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.
In performing its analyses, Truist considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Truist’s analyses for comparative purposes is identical to the Company or the Merger. The implied valuation reference ranges indicated by Truist’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company and Truist. Much of the information used in, and accordingly the results of, Truist’s analyses are inherently subject to substantial uncertainty.
Truist’s opinion and analyses were provided to the Board in connection with its evaluation of the proposed Merger and were among many factors considered by the Board in evaluating the proposed Merger. Neither Truist’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Board with respect to the proposed Merger.

The following is a summary of the material financial analyses performed by Truist in connection with its opinion rendered to the Board on July 29, 2025 (which was subsequently confirmed in writing by delivery of Truist’s written opinion dated July 29, 2025). The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Truist’s analyses.
For purposes of its analyses, Truist reviewed a number of financial metrics, including:
•	Revenue – generally, the amount the relevant company receives or recognizes from the sales of goods or providing services for a specified time period.
•
Adjusted EBITDA – generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and stock-based compensation expense for a specified time period, as adjusted for certain non-recurring items.

•	Adjusted EBITDA margin – generally, the amount of the relevant company’s Adjusted EBITDA for a specified time period divided by its Revenue for the same period.
•
Enterprise Value – generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding dilutive options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Selected Companies Analysis
Truist considered certain financial data for seven selected companies with publicly traded equity securities described in the table below that Truist, based on its experience and professional judgment and, deemed relevant to Performant in one or more respects, including business sector, operational characteristics, financial metrics, and other factors.
Unless the context indicates otherwise (i) share prices for the selected companies listed below were based on the market price of the common stock of such companies as of July 25, 2025, (ii) the estimates of the future financial performance of the Company were based on the Projections, and (iii) the estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.
The financial data reviewed included:
•	Enterprise Value as a multiple of estimated revenue for the calendar year ending December 31, 2025, or “2025E Revenue”; and
•	Enterprise Value as a multiple of estimated Adjusted EBITDA for the calendar year ending December 31, 2025, or “2025E Adj. EBITDA.”
The following table presents the results of this analysis:

Company	Enterprise Value/ 2025E Revenue	Enterprise Value/ 2025E Adjusted EBITDA
Definitive Healthcare Corp.	3.0x	11.3x
Evolent Health, Inc.	1.0x	12.9x
Health Catalyst, Inc.	1.0x	8.4x
OptimizeRx Corp.	2.8x	21.1x
Progyny, Inc.	1.5x	9.1x
Talkspace, Inc.	1.5x	19.1x
TruBridge, Inc.	1.5x	8.2x
Mean	1.7x	12.9x
Median	1.5x	11.3x

Taking into account the results of the selected companies analysis, Truist applied selected ranges of 1.0x to 3.0x to the Company’s 2025E Revenue and 8.2x to 21.1x to the Company’s 2025E Adjusted EBITDA.
The selected companies analysis indicated implied value reference ranges of $1.63 to $5.09 per Company Share based on the Company’s 2025E Revenue and $1.50 to $3.83 per Company Shares based on the Company’s 2025E Adjusted EBITDA, in each case as compared to the Merger Consideration of $7.75 per Company Share in the Merger pursuant to the Merger Agreement and the $3.63 closing price per Company Share on July 25, 2025.
Selected Transactions Analysis
Truist considered certain financial data for certain transactions involving target companies that Truist, based on its experience and professional judgment, deemed relevant to Performant in one or more respects, including business sector, operational characteristics, financial metrics, and other factors. Four target companies, which are referred to in this summary as “scaled” target companies, had an Adjusted EBITDA margin exceeding 10% and three target companies, which are referred to in this summary as “scaling” target companies, had an Adjusted EBITDA margin less than 10%.
With respect to the transactions involving scaled target companies, the financial data reviewed included Enterprise Value as a multiple of EBITDA for the last twelve months, or “LTM EBITDA.” The following table presents the results of this analysis:

Announced	Target	Acquiror	Enterprise Value/ LTM EBITDA
June 2022	Convey Health Solutions Holdings, Inc.	TPG Capital	15.7x
April 2022	Tivity Health, Inc.	Stone Point Capital	12.8x
December 2020	HMS Holdings Corp.	Gainwell Technologies	21.2x
June 2018	Cotiviti Holdings, Inc.	Veritas Capital	17.6x
Mean			16.8x
Median			16.6x

With respect to the transactions involving scaling target companies, the financial data reviewed included Enterprise Value as a multiple of Revenue for the last twelve months, or “LTM Revenue.” The following table presents the results of this analysis:

Announced	Target	Acquiror	Enterprise Value/ LTM Revenue
January 2025	Accolade, Inc.	Transcarent, Inc.	1.4x
June 2024	Sharecare, Inc.	Atlaris, LLC	1.2x
January 2022	Castlight Health, Inc.	Vera Whole Health Inc.	2.1x
Mean			1.6x
Median			1.4x

Taking into account the results of the selected transactions analysis, Truist applied a selected range of 12.8x to 21.2x to the Company’s LTM EBITDA for the period ending May 31, 2025, and 1.2x to 2.1x to the Company’s LTM Revenue for the period ending May 31, 2025. The selected transactions analysis indicated an implied value reference range of $1.78 to $2.93 per Company Share based on the Company’s LTM EBITDA and $1.94 to $3.27 per Company Share based on the Company’s LTM Revenue, in each case as compared to the Merger Consideration of $7.75 per Company Share in the Merger pursuant to the Merger Agreement and the $3.63 closing price per Company Share on July 25, 2025.
Discounted Cash Flow Analysis
Truist performed a discounted cash flow analysis of the Company by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Company based on the Projections. Truist applied a range of perpetuity growth rates of 3.00% to 5.00%, which were selected by Truist based on its experience and professional judgment, and discount rates ranging from 12.25% to 15.25%, which were selected based on Truist’s experience and professional judgement and an estimate of Performant’s weighed average cost of capital. The discounted cash flow analysis indicated an implied value reference range of $4.26 to $7.16 per Company Share, as compared to the Merger Consideration of $7.75 per Company Share in the Merger pursuant to the Merger Agreement and the $3.63 closing price per Company Share on July 25, 2025.
Historical Trading Prices
Solely for informational purposes and not as part of its analysis with respect to its opinion, Truist noted that the 52-week high trading price of a Company Share was $4.44 on July 10, 2025 and the 52-week low trading price of a Company Share was $2.17 on May 8, 2025, as compared with the Merger Consideration of $7.75 per Company Share in the Merger pursuant to the Merger Agreement and the $3.63 closing price per Company Share on July 25, 2025.
Other Matters
Truist was retained by the Company as its financial advisor based on Truist’s experience and reputation and Truist’s knowledge of the Company and its industry. Truist will receive a fee of approximately $23.7 million for its services to the Company, $1.0 million of which became payable upon the delivery of its opinion and remainder of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain expenses incurred by Truist in connection with its engagement and to indemnify Truist and certain related parties for certain liabilities arising out of its engagement.
Truist and its affiliates (including Truist Bank and Truist Financial Corporation) have provided investment banking and other financial advice and services to the Company, Machinify, their respective affiliates, or other related parties, including New Mountain Capital, its subsidiaries and portfolio companies of investment funds affiliated or associated with New Mountain Capital (collectively, with New Mountain Capital, the “New Mountain Group”), for which advice and services Truist and its affiliates have received compensation. Based on a review of its information management systems, Truist did not identify engagements to provide investment banking, financial advisory or other financial services during the two years prior to the date of its opinion to the Company, Machinify or New Mountain Capital, or any party identified in such information management systems as a member of the New Mountain Group, for which Truist or its affiliates received compensation (other than, in the case of the Company, its current engagement as financial advisor to the Company). Truist and its affiliates may in the future provide investment banking and other financial advice and services to members of the New Mountain Group and their respective affiliates and other related parties for which advice and services Truist and its affiliates would expect to receive compensation. Truist is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Truist and its affiliates may acquire, hold or sell, for Truist and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Machinify, other members of the New Mountain Group, their respective affiliates and other related parties and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies. In addition, Truist and its affiliates (including Truist Bank and Truist Financial Corporation) have other financing and business relationships with members of the New Mountain Group and their respective affiliates and other related parties.
Certain Unaudited Prospective Financial Information
Except for financial outlooks issued in connection with its ordinary course earnings announcements, Performant does not, as a matter of course, publicly disclose financial forecasts or projections as to future performance, earnings or other results due to, among other reasons, the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates.
In connection with the review of strategic alternatives, Performant’s management prepared unaudited non-public prospective financial information for Performant, on a standalone basis without giving effect to the Merger, for fiscal years 2025 through 2030 (the “Projections”). The Projections were developed solely using the information available to Performant management at the time they were created. The Projections provided a basis for valuation estimates and estimates of illustrative future prices for the Company Shares that were considered by the Board in connection with its evaluation of the Merger in comparison to Performant’s other strategic alternatives, including remaining as a standalone company. The Projections were also provided to Truist, who was authorized and directed to use and rely upon the Projections for purposes of its financial analyses and opinion, as described under “The Merger—Opinion of Truist Securities, Inc.” beginning on page 42 of this proxy statement. The Projections for fiscal years 2025 through 2030 were made available to potential counterparties to a strategic transaction, including Machinify.
Although the information in the Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by Performant’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Performant’s business, in each case, as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond Performant’s control.
The following table summarizes the Projections:

	2025	2026	2027	2028	2029	2030
Revenue	$145.5	$187.0	$223.2	$259.9	$289.7	$317.3
Adjusted EBITDA	$15.5	$38.4	$60.4	$81.6	$94.7	$105.8
Less: Depreciation & Amortization	($7.1)	($7.5)	($7.8)	($8.2)	($8.7)	($8.9)
Less: Stock-Based Compensation	(6.0)	(6.5)	(7.8)	(9.1)	(10.1)	(11.1)
EBIT	$2.5	$24.4	$44.8	$64.3	$75.9	$85.8
Less: Cash Taxes	($0.6)	($6.1)	($11.2)	($16.1)	($19.0)	($21.5)
Tax Rate	25.0%	25.0%	25.0%	25.0%	25.0%	25.0%
Plus: NOL Tax Shield	$0.5	$1.8	$0.0	$0.0	$0.0	$0.0
Net Operating Profit After Taxes	$2.3	$20.1	$33.6	$48.2	$56.9	$64.4
Plus: Depreciation & Amortization	$7.1	$7.5	$7.8	$8.2	$8.7	$8.9
(Increase) / Decrease in Working Capital	(4.0)	(8.3)	(7.3)	(7.2)	(5.5)	(5.0)
Less: Capital Expenditures	(6.2)	(6.3)	(6.9)	(7.6)	(8.3)	(8.3)
Unlevered Free Cash Flow	($0.7)	$13.0	$27.2	$41.6	$51.8	$59.9

Cautionary Note About the Projections
The Projections were developed by Performant’s management as then-current estimates of Performant’s future financial performance as an independent company, without giving effect to the Merger, or any changes to Performant’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. The Projections also do not consider the effect of any failure of the Merger to be completed, and should not be viewed as accurate or continuing in that context. The Projections do not take into account any circumstances, transactions or events occurring after the date on which the Projections were prepared and do not give effect to any changes after the date on which they were made, including as a result of the Merger or any effects of the Merger.
The Projections were not prepared with a view toward public disclosure or complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Projections included in this document have been prepared by, and are the responsibility of, Performant’s management. Neither Performant’s independent auditor nor any other independent accountants have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Projections, nor have they expressed an opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events, made by Performant’s management that Performant’s management believed in good faith were reasonable. Performant’s ability to achieve the financial results contemplated by the Projections will be affected by its ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projections not to be achieved include, among others, the effect of macro-economic conditions currently affecting the global economy; Performant’s ability to retain existing customers and acquire new ones; the effects of increased competition; keeping up with the rapid technological change required to remain competitive in Performant’s industry; Performant’s ability to manage its growth effectively and successfully recruit additional qualified personnel; the price volatility of

Company Shares; and other risks identified in Performant’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, and subsequent filings with the SEC, as well as under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21 of this proxy statement. Additional factors that may impact Performant or its business can be found in the various risk factors included in Performant’s periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of Performant’s control. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections may differ from publicized analyst estimates and forecasts. You should evaluate the Projections, if at all, in conjunction with Performant’s historical financial statements and other information regarding Performant contained in its public filings with the SEC. The Projections may not be consistent with Performant’s historical operating data as a result of the assumptions and estimates detailed above. Except to the extent required by applicable federal securities laws, Performant does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.
Because the Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Projections are not, and should not be considered to be, a guarantee of future operating results. The Projections should not be regarded as an indication that Performant’s management, the Board or any of their respective advisors, or any other person, considered or now considers the Projections to be necessarily predictive of actual future results. Further, the Projections are not fact and should not be relied upon as being necessarily indicative of Performant’s future results or for purposes of making any investment decision.
Certain of the financial measures included in the Projections are not calculated in accordance with GAAP. Financial measures such as Adjusted EBITDA are non-GAAP financial measures. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board, Truist or Machinify. Accordingly, no reconciliation of the non-GAAP financial measures included in the Projections is provided in this proxy statement.
The Projections constitute forward-looking statements. By including the Projections in this proxy statement, none of Performant, the Board, Truist or any of Performant’s or the Board’s respective representatives and advisors has made or makes any representation to any person regarding Performant’s ultimate performance as compared to the information contained in the Projections. The inclusion of the Projections should not be regarded as an indication that the Board, Performant, Truist or any other recipient of the Projections considered, or now considers, the Projections to be predictive of Performant’s actual performance or actual future results, and you should not rely on the Projections as such. For information on factors that may cause Performant’s future results to materially vary, see “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21 of this proxy statement. Further, the inclusion of the Projections in this proxy statement does not constitute an admission or representation by Performant that the information presented is material. The Projections are included in this proxy statement solely to give the Company Stockholders access to the information that was made available to the Special Committee, the Board, Truist and Machinify, as described above. The Projections are not included in this proxy statement in order to influence any Company Stockholder as to how to vote at the special meeting with respect to the Merger, or whether to seek appraisal rights with respect to their Company Shares.
In light of the foregoing factors and the uncertainties inherent in the Projections, the Company Stockholders are cautioned not to place undue reliance, if any, on the Projections.

Interests of the Directors and Executive Officers of Performant in the Merger
Certain of Performant’s directors and executive officers may have financial interests in the Merger that are different from, or in addition to, the interests of Company Stockholders generally. The Board was aware of these potential interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Company Stockholders approve the Merger Agreement as more fully discussed above in the section titled “—Recommendation of the Performant Board of Directors and Reasons for the Merger.”
Performant’s executive officers since January 1, 2024 and their respective positions are as follows:

Name	Position
Simeon M. Kohl	Chief Executive Officer, Director
Rohit Ramchandani	Chief Financial Officer
Lisa C. Im	Director (Executive Chair, Board of Directors)
Ian A. Johnston	Vice President and Chief Accounting Officer

Pursuant to Securities and Exchange Commission rules, this disclosure also covers any former directors or executive officers of Performant who served in such role at any time since January 1, 2024, and therefore covers Performant’s former Vice President and Chief Accounting Officer, Ian A. Johnston, who resigned from this position in May 2024, but continued as an employee of Performant until May 2025.
Performant’s non-employee directors and their respective positions are as follows:

Name	Position
James LaCamp(1)(2)(3)	Director
William D. Hansen(2)(3)	Director
Bradley M. Fluegel(1)(2)(3)	Director
Eric Yanagi(3)	Director
Shantanu Agrawal(3)	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and governance committee.
Outstanding Shares Held by Directors and Executive Officers
Performant’s directors and executive officers who own Company Shares will receive the Merger Consideration on the same terms and conditions as the other holders of Company Shares in the Merger. The following table sets forth (i) the number of Company Shares owned, as of August 20, 2025, by each of Performant’s directors and executive officers, which, for this purpose, excludes (A) shares subject to outstanding equity awards as of August 20, 2025 and (B) shares held by affiliated entities of such persons and (ii) the estimated value that the executive officers and non-employee directors will receive in respect of such Company Shares in connection with the Merger.

Name	Shares Owned (#)	Value of Shares Owned ($)
Executive Officer
Simeon M. Kohl	619,309	4,799,645
Rohit Ramchandani	299,101	2,318,033
Lisa C. Im	1,229,413	9,527,951
Ian A. Johnston	309,918	2,401,865
Non-Employee Director
James LaCamp	417,200	3,233,455
William D. Hansen	464,115	3,596,891
Bradley M. Fluegel	477,610	3,707,478
Eric Yanagi	346,219	2,683,197
Shantanu Agrawal	44,430	344,333

Performant Stock Options
Effective as of immediately prior to the Effective Time, each Performant Stock Option will automatically be canceled and be converted into the right to receive (without interest) a lump sum cash payment (less applicable withholding taxes), equal to the product of (i) the total number of Company Shares underlying such Performant Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Performant Stock Option.
The following table sets forth, for each of Performant’s executive officers and non-employee directors, (i) the aggregate number of Company Shares underlying Performant Stock Options held by such individual as of August 20, 2025 and (ii) the estimated value that the executive officers and non-employee directors will receive in respect of such Performant Stock Options in connection with the Merger.

Name	Performant Stock Options (#)	Option Exercise Price ($/share)	Value of Performant Stock Options ($)
Executive Officer
Simeon M. Kohl	—		—
Rohit Ramchandani	10,000	1.74	60,100
Lisa C. Im	—		—
Ian A. Johnston	—		—
Non-Employee Director
James LaCamp	—		—
William D. Hansen	—		—
Bradley M. Fluegel	—		—
Eric Yanagi	—		—
Shantanu Agrawal	—		—

Performant RSU Awards
Effective as of immediately prior to the Effective Time, each Performant RSU will automatically be canceled in consideration for the right to receive a lump sum cash payment (less applicable withholding taxes), equal to (i) the total number of shares of Common Stock underlying such Performant RSU multiplied by (ii) the Merger Consideration.
The following table sets forth, for each of Performant’s directors and executive officers, (i) the aggregate number of shares of Common Stock underlying Performant RSUs as of August 20, 2025, and (ii) the estimated value that the executive officers and non-employee directors will receive in respect of such Performant RSUs in connection with the Merger.

Name	Performant RSUs (#)	Value of Performant RSUs ($)
Executive Officer
Simeon M. Kohl	765,044	5,929,091
Rohit Ramchandani	402,844	3,122,041
Lisa C. Im	—	—
Ian A. Johnston	—	—
Non-Employee Director
James LaCamp	35,616	276,024
William D. Hansen	35,616	276,024
Bradley M. Fluegel	35,616	276,024
Eric Yanagi	35,616	276,024
Shantanu Agrawal	60,867	471,719

Performant PRSU Awards
Effective as of immediately prior to the Effective Time, each Performant PRSU will (i) to the extent not vested, shall be deemed to have satisfied such vesting conditions at 100% of target and shall have any time-based vesting conditions waived and (ii) automatically be canceled in consideration for the right to receive a lump sum cash payment (less applicable withholding taxes), equal to (A) the total number of shares of Common Stock underlying such Performant RSU multiplied by (B) the Merger Consideration.
The following table sets forth, for each of Performant’s directors and executive officers, (i) the aggregate number of shares of Common Stock underlying Performant PRSUs as of August 20, 2025, and (ii) the estimated value that the executive officers and non-employee directors will receive in respect of such Performant PRSUs in connection with the Merger.

Name	Performant PRSUs (#)	Value of Performant PRSUs ($)
Executive Officer
Simeon M. Kohl	105,879	820,562
Rohit Ramchandani	43,589	337,815
Lisa C. Im	—	—
Ian A. Johnston	—	—
Non-Employee Director
James LaCamp	—	—
William D. Hansen	—	—
Bradley M. Fluegel	—	—
Eric Yanagi	—	—
Shantanu Agrawal	—	—

Success Bonuses
On July 31, 2025, concurrent with its approval of the Merger Agreement, the Board awarded certain employees the opportunity to earn a success bonus upon the consummation of a Change in Control of Performant (as defined under Performant’s Amended and Restated 2012 Stock Incentive Plan), payable in a lump sum upon the Change in Control of Performant (the “Success Bonuses”), subject to the executive officer’s continued service with Performant through the consummation of the Change in Control, and if required by Performant, in its sole discretion, further subject to the executive officer executing a release of claims in favor of Performant in a form acceptable to Performant. The Board designated each of Messrs. Kohl and Ramchandani as eligible to earn a Success Bonus equal to the sum of (a) such executive officer’s base annual compensation ($400,000 and $315,000, respectively), plus (b) an amount equal to the executive officer’s target bonus for the year in which the Change in Control occurs calculated based on actual performance through the Change in Control (with the maximum payout under (b) being equal to 150% of the executive officer’s target bonus opportunity (such amount, $450,000 and $236,250, respectively)).
Severance Entitlements
Messrs. Kohl and Ramchandani each entered into a Change in Control and Severance Agreement with Performant, effective as of April 26, 2024 (respectively, each an “Executive Severance Agreement”).
Pursuant to Mr. Kohl’s Executive Severance Agreement, if his employment terminates as a result of an involuntary termination (as defined in his Executive Severance Agreement) more than three (3) months prior to or twelve (12) months after a change in control (as defined in his Executive Severance Agreement), and subject to Mr. Kohl’s execution of a general release of claims and continued compliance with certain restrictive covenants, Mr. Kohl will be entitled to the following severance benefits: (i) a lump sum cash payment equal to 100% of his then current annual base salary and target bonus opportunity, and (ii) a lump sum cash payment equal to twelve (12) months of health insurance premiums under COBRA for continued coverage.
Further under Mr. Kohl’s Executive Severance Agreement, if his employment terminates as a result of an involuntary termination either within three (3) months prior to or within twelve (12) months after a change in control, and subject to his execution of a general release of claims and continued compliance with certain restrictive covenants, Mr. Kohl will be entitled to the following severance benefits: (i) a lump sum cash payment equal to 150% of his then current annual base salary and target bonus opportunity; (ii) full acceleration and vesting of all of his then outstanding equity awards subject to time-base vesting (including any performance-based equity awards that were converted into time-based equity awards upon the change in control (as described below)); and (iii) a lump sum payment equal to eighteen (18) months of health insurance premiums under COBRA for continued coverage.
Pursuant to Mr. Ramchandani’s Executive Severance Agreement, if his employment terminates as a result of an involuntary termination (as defined in his Executive Severance Agreement) more than three (3) months prior to or twelve (12) months after a change in control (as defined in his Executive Severance Agreement), and subject to his execution of a general release of claims and continued compliance with certain restrictive covenants, Mr. Ramchandani will be entitled to the following severance benefits: (i) a lump sum cash payment equal to 75% of his then current annual base salary and target bonus opportunity, and (ii) a lump sum cash payment equal to nine (9) months of health insurance premiums under COBRA for continued coverage.
Further under Mr. Ramchandani’s Executive Severance Agreement, if his employment terminates as a result of an involuntary termination either within three (3) months prior to or within twelve (12) months after a change in control, and subject to his execution of a general release of claims and continued compliance with certain restrictive covenants, Mr. Ramchandani will be entitled to the following severance benefits: (i) a lump sum cash payment equal to 100%, of his then current annual base salary and target bonus opportunity; (ii) full acceleration and vesting of all of his then outstanding equity awards subject to time-base vesting (including any performance-based equity awards that were converted into time-based equity awards upon the change in control (as described below)); and (iii) a lump sum payment equal to twelve (12) months of health insurance premiums under COBRA for continued coverage.
In addition, under the Executive Severance Agreements, in the event Messrs. Kohl or Ramchandani is either employed at the time of a change in control or his respective employment terminates as a result of an involuntary termination on or with three (3) months prior to a change in control, and subject to the executive officer’s execution of a general release of claims and his continued compliance with certain restrictive covenants, each performance-based equity award held by the applicable executive officer shall be treated as follows: (i) in the case of a performance-based equity award where performance is measured against Performant’s stock price or similar market-based performance criteria, the performance-based equity award will fully accelerate as of the date of the consummation of the change in control; and (ii) in the case of a performance-based equity award where performance is measured against a business performance metric that is not measured against Performant’s stock price or similar market-based metric, such performance criteria will be deemed satisfied at 100% of target for any unfinished performance period and such performance-based equity award will convert to time based vesting on a ratable basis for the remainder of the original performance period.
New Parent Arrangements
As of the date of this proxy statement, to the Company’s knowledge, no executive officer has had discussions, or entered into any agreement, arrangement, or understanding, with the Surviving Corporation, Parent, or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation, Parent, or any of their respective affiliates. It is possible that continuing employees, including executive officers, will enter into new compensation arrangements with the Surviving Corporation, Parent, or their respective affiliates in connection with the Merger. Any such arrangements, if any, will not become effective until after the Effective Date, if at all. There can be no assurance that the applicable parties will reach an agreement on any terms, or at all, and neither the Closing nor the Merger is conditioned upon any executive officer or director of the Company entering into any such agreement, arrangement or understanding.
Indemnification
Each of Performant’s executive officers and directors is entitled to the indemnification and insurance benefits in favor of Performant’s directors and executive officers, as described in more detail in “The Merger Agreement—Indemnification and Insurance.”
Quantification of Potential Payments and Benefits to Performant’s Named Executive Officers in Connection with the Merger
The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of Performant’s “named executive officers” that is based on or otherwise relates to the Merger. Under applicable SEC rules, Performant’s named executive officers for this purpose are Simeon M. Kohl, Rohit Ramchandani and Lisa C. Im.

The named executive officers’ compensation arrangements that are described under the section “The Merger—Interests of the Directors and Executive Officers of Performant in the Merger,” are incorporated herein by reference. For purposes of calculating such amounts, the following assumptions were used:
•	the Effective Time occurs on August 20, 2025, which is the assumed date of the Effective Time solely for purposes of the disclosure in this section;
•	the relevant Merger Consideration is $7.75 per Share;
•	the amounts are based on compensation levels as of August 20, 2025; and
•	each named executive officer employment terminates as a result of an involuntary termination (as defined in the applicable Executive Severance Agreement) on August 20, 2025.
The amounts shown are estimates based on multiple assumptions and do not reflect compensation actions that could occur after the date of this proxy statement and before the Closing, such as the vesting of currently outstanding Performant RSUs and Performant PSUs, the grant of new equity awards or retention bonuses, and/or any amounts payable under Performant’s annual cash incentive bonus program. As a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table, titled “Golden Parachute Compensation.”
Golden Parachute Compensation

Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/Benefits ($)(4)	Other ($)(5)	Total ($)
Simeon M. Kohl	—	6,748,956	1,127,291	817,279	8,693,525
Rohit Ramchandani	—	3,459,856	484,958	534,071	4,478,885
Lisa C. Im	—	—	—	—	—

(1)
Harold T. Leach, Jr., former Chief Compliance Officer of Performant, was no longer an executive officer as of May 3, 2023 and Ian Johnston, former Chief Accounting Officer of Performant, was no longer an executive officer as of May 7, 2024, and neither will receive any severance or other benefits in connection with the Merger that would qualify as a “golden parachute” payment under Item 402(t), and therefore are not included in this table.

(2)
The amounts in this column represent the aggregate value of the base salary and target bonus opportunity severance payments (if any) for the year of termination payable under each named executive officer’s Executive Severance Agreement described above in the section titled “—Severance Entitlements”. These amounts will become payable in the event of the named executive officer’s involuntary termination (as defined under the Executive Severance Agreements) either within three (3) months prior to or within twelve (12) months after a change in control (as defined under the Executive Severance Agreements), and subject to the named executive officer’s execution of a general release of claims and continued compliance with certain restrictive covenants.

(3)
The amounts in this column represent the value of the Performant Stock Options, Performant RSUs and Performant PRSUs including those subject to time-based vesting restrictions and/or performance vesting conditions, held by the named executive officers as of August 20, 2025, the assumed date of the consummation of the Merger solely for purposes of this transaction-related compensation disclosure, calculated in the same manner as in the tables under the above sections titled “—Performant Stock Options”, “—Performant RSU Awards”, and “—Performant PRSU Awards”.

(4)
The amounts in this column represent the aggregate value of the health insurance continuation severance payments (if any) for the year of termination, payable under each named executive officer’s Executive Severance Agreement described above in the section titled “—Severance Entitlements”. These amounts will become payable in the event of the named executive officer’s involuntary termination (as defined under the Executive Severance Agreements) either within three (3) months prior to or within twelve (12) months after a change in control (as defined under the Executive Severance Agreements), and subject to the named executive officer’s execution of a general release of claims and continued compliance with certain restrictive covenants.

(5)
The amounts in this column represent the value of the success bonus payable to each named executive officer subject to the named executive officer’s continued service with Performant through the consummation of a change in control (as defined under Performant’s Amended and Restated 2012 Stock Incentive Plan), and if required by Performant, in its sole discretion, further subject to the officer executing a release of claims, as further described above in the section titled “—Success Bonuses”.

Financing of the Merger
The Merger Agreement is not conditioned upon receipt of financing by Continental. Continental anticipates that the total amount of funds necessary to consummate the Merger and the related Transactions will be approximately $715,000,000, including the estimated funds needed to (1) pay our stockholders the consideration due to them under the Merger Agreement and (2) make payments in respect of outstanding equity awards of Performant in accordance with their terms and pursuant to the Merger Agreement.
To support the obligations of Continental under the Merger Agreement, Continental obtained debt commitments with various financial institutions subject to customary closing conditions, including the consummation of the Merger.

Pursuant to the terms of the Merger Agreement, the Company agreed to use its reasonable best efforts to cooperate as may be reasonably requested by Continental in connection with the debt financing.
Closing and Effective Time of the Merger
The Closing will take place at 8:00 a.m., Eastern time, on the second (2nd) Business Day after the date the conditions set forth in the Merger Agreement (other than any such conditions which by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by law, waiver of those conditions at the Closing) have been satisfied or, to the extent permitted by law, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time, or on such other date as Continental and Performant may mutually agree in writing.
On the Closing Date, the parties will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware the certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL to consummate the Merger. The Merger will become effective at such time as the certificate of merger is duly filed with such Secretary of State, or at such later time as Continental and Performant agree and specify in the certificate of merger.
Appraisal Rights
If the Merger is consummated, holders of record and beneficial owners of Company Shares who do not vote in favor of the Merger (whether by voting against the Merger, abstaining, or otherwise not voting with respect to the Merger), who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their Company Shares through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary (i) to a “stockholder” or a “holder of shares” are to a record holder of Company Shares, (ii) to a “beneficial owner” are to a person who is the beneficial owner of Company Shares held either in voting trust or by a nominee on behalf of such person, and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Performant’s stockholders or beneficial owners exercise their appraisal rights under Section 262. Holders of record and beneficial owners of Company Shares should carefully review the full text of Section 262 as well as the information discussed below. To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.
Under Section 262, if the Merger is completed, holders of record or beneficial owners of Company Shares who (1) properly submit a written demand for appraisal of such holder’s or owner’s Company Shares to Performant prior to the vote on the Merger at the Special Meeting, (2) do not vote in favor of the Merger, (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such Company Shares through the effective date of the Merger, (4) do not validly withdraw their demands or otherwise lose, waive or fail to perfect their rights to appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their Company Shares appraised by the Delaware Court of Chancery if certain conditions set forth in Section 262 are satisfied and to receive payment of the “fair value” of their Company Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of Company Shares and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such Company Shares and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of Company Shares entitled to appraisal exceeds one percent of the outstanding shares of the class of Company Shares eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. Performant refers to these conditions herein as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, if the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of Performant’s stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available and must include in the notice either a copy of Section 262 or information directing Performant’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Performant’s notice to Performant’s stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of shares Company Shares who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the per share price described in the Merger Agreement without interest and subject to any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of Company Shares, Performant believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their Company Shares must do ALL of the following:
•
the stockholder or beneficial owner must not vote in favor of the Merger. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain;

•
the stockholder or beneficial owner must deliver to Performant a written demand for appraisal of such holder’s or owner’s Company Shares before the vote on the Merger at the Special Meeting and such demand must reasonably inform Performant of the identity of the stockholder or the beneficial owner, as applicable, and that the stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of such Company Shares (and, in the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the Company Shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the Company Shares for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation in the Merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262);

•
the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Merger); and

•	the stockholder or beneficial owner must otherwise comply with Section 262.
Additionally, the demanding stockholder or beneficial owner or another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within one hundred twenty (120) days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Accordingly, it is the obligation of Company Stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of Company Shares within the time prescribed in Section 262.
After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.
Written Demand
A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Performant, before the vote on the Merger at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s Company Shares. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger. A vote in favor of the Merger, virtually at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s or beneficial owner’s shares. A stockholder exercising appraisal rights must hold of record the Company Shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the Company Shares on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger or abstain from voting on the Merger. Neither voting against the Merger nor abstaining from voting or failing to vote on the Merger will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger at the Special Meeting will constitute a waiver of appraisal rights.
A holder of record of Company Shares is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of Company Shares by a holder of record must reasonably inform Performant of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s Company Shares. A demand for appraisal in respect of such Company Shares should be executed by or on behalf of the beneficial owner and must reasonably inform Performant of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the Company Shares for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder, such as a broker, bank or other nominee, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the stockholder.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Performant Healthcare, Inc.
900 South Pine Island Road, Suite 150
Plantation, Florida 33324
If a person who has made a demand for an appraisal in accordance with Section 262 shall deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s Company Shares in accordance with subsection (e) of Section 262, either within sixty (60) days after the effective time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery shall not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within sixty (60) days after the effective time of the Merger.
Notice by the Surviving Corporation
If the Merger is completed, within ten (10) days after the effective date of the Merger, the Surviving Corporation will notify each record holder of Company Shares who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger, and any beneficial owner who has properly demanded appraisal in accordance with Section 262, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within one hundred twenty (120) days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has demanded appraisal of such person’s shares and otherwise complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the “fair value” of the Company Shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and Performant’s stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the “fair value” of the Company Shares. Accordingly, any persons who desire to have their shares appraised by the Delaware Court of Chancery should initiate all necessary action to perfect their appraisal rights in respect of their Company Shares within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within one hundred twenty (120) days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which Performant has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Corporation.
At the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery will dismiss appraisal proceedings as to all of the persons who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class of Company Shares eligible for appraisal or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the Company Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that, absent deficiencies in the sale process, the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the Company Shares is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although Performant believes that the per share price in the Merger is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of Company Shares should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share price. Neither Performant nor Continental anticipates offering more than the per share price to any stockholder or beneficial owner exercising appraisal rights, and each of Performant and Continental reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share of Company Shares is less than the per share price. If a petition for appraisal is not timely filed, neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by Section 262 to seek and perfect appraisal are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of his, her or its Company Shares under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s Company Shares will be deemed to have been converted at the Effective Time into the right to receive the per share price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within one hundred twenty (120) days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.
From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such Company Shares for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the persons seeking appraisal rights, or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares within sixty (60) days after the effective date of the Merger, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the effective date of the Merger.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.
Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the per share price in the Merger for your dissenting shares in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Company Shares
The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of Company Shares whose Company Shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders that hold their Company Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary of material U.S. federal income tax consequences is not a complete description of all potential U.S. federal income tax consequences of the Merger. This summary does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate, gift or alternative minimum tax). In addition, this summary does not address (i) the potential application of the Medicare net investment income surtax, (ii) any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), (iii) the rules regarding qualified small business stock within the meaning of Section 1202 or 1045 of the Code, or (iv) the U.S. federal income tax consequences to holders of Company Shares that exercise appraisal rights under the DGCL. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder, or both, as the context may require.
This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to holders in light of their particular facts and circumstances, including, but not limited to:
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holders that may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, governmental organizations, S corporations, partnerships or any other entities or arrangements treated as pass-through entities or partnerships for U.S. federal income tax purposes (or any investor therein), banks, insurance companies, mutual funds, brokers or dealers in stocks, securities, commodities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain former citizens or long-term residents of the United States;

•	holders that are corporations that accumulate earnings to avoid U.S. federal income tax;
•	holders holding their Company Shares as part of a hedging, straddle or other risk reducing transaction or as part of a conversion transaction or other integrated investment;
•	holders deemed to have sold their Company Shares under the constructive sale provisions of the Code;
•	holders that received their Company Shares in compensatory transactions;
•	holders that hold their Company Shares through individual retirement or other tax-deferred accounts;
•	U.S. Holders whose “functional currency” is not the U.S. dollar;
•	holders that are required to report income no later than when such income is reported in an “applicable financial statement;”
•	“controlled foreign corporation” or a “passive foreign investment company;”
•	a U.S. expatriate or former citizen or long-term resident of the United States; or
•	holders that own or have owned (actually or constructively) 5% or more of the Company Shares.
If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Company Shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Company Shares and partners therein should consult their tax advisors regarding the particular tax consequences to them of the Merger.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR OTHER TAX LAWS.
U.S. Holders
For purposes of this proxy statement, a “U.S. Holder” is a beneficial owner of Company Shares who or that is, or is treated as, for U.S. federal income tax purposes:
•	An individual who is a citizen or resident of the United States;
•
A corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The Merger (in which cash will be received for Company Shares) will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Company Shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the Company Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Company Shares is more than one (1) year at the time of the consummation of the Merger. If a U.S. Holder acquired different blocks of Company Shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Shares. A reduced tax rate on capital gains generally will apply to long-term capital gains of non-corporate U.S. Holders, including individuals. There are limitations on the deductibility of capital losses.
Payments made to a U.S. Holder in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. To avoid backup withholding on such payments, U.S. Holders that do not otherwise establish an exemption must complete and return to the exchange agent a properly executed IRS Form W-9 certifying under penalties of perjury that such holder is a United States person for U.S. federal income tax purposes, that the taxpayer identification number provided on such IRS Form W-9 is correct and that such holder is not subject to backup withholding. Certain types of U.S. Holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for such an exemption.
Non-U.S. Holders
For purposes of this proxy statement, the term “Non-U.S. Holder” means a beneficial owner of Company Shares that is neither a U.S. Holder nor an entity or arrangement treated as a partnership or a disregarded entity for U.S. federal income tax purposes.
Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be subject to United States federal income tax on a net income basis with respect to such gain in the same manner as if such Non-U.S. Holder were a resident of the United States, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate specified under an applicable tax treaty);
•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable tax treaty), which generally may be offset by U.S.-source capital losses of such Non-U.S. Holder recognized in the same taxable year (if any) provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses; or

•
Company Shares held by such Non-U.S. Holder constitute a United States real property interest (a “USRPI”) by reason of Performant’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”), at any time during the shorter of the five-year period ending on the date of the Effective Time or the period that the Non-U.S. Holder held the applicable Company Shares.

With respect to the third bullet point above, Performant believes it is not a USRPHC. Because the determination of whether Performant is a USRPHC depends, however, on the fair market value of its USRPIs relative to the fair market value of its non-U.S. real property interests and other business assets, there can be no assurance Performant is not a USRPHC. Even if Performant is a USRPHC, gain arising from the sale or other taxable disposition of Company Shares by a Non-U.S. Holder will not be subject to U.S. federal income tax if Company Shares is “regularly traded” on an “established securities market,” as both terms are defined by applicable Treasury Regulations and such Non-U.S. Holder owned, actually and constructively, 5% or less of Company Shares throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Payments made to Non-U.S. Holders in exchange for Company Shares pursuant to the Merger may be subject to information reporting to the IRS and backup withholding at a rate of 24%. Non-U.S. Holders generally can avoid information reporting and backup withholding by providing the exchange agent with the applicable and properly completed and executed IRS Form W-8 certifying that the Non-U.S. Holder is not a United States person or by otherwise establishing an exemption to information reporting and backup withholding requirements. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Regulatory Approvals Required for the Merger
General Efforts
Subject to the terms and conditions of the Merger Agreement, Performant and Continental agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable (and in any event no later than the End Date), the Merger and the transactions contemplated by the Merger Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers and authorizations, and expiration or termination of any waiting periods from governmental authorities and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a proceeding by, any governmental authorities; Continental and its affiliates are not, however, required to divest substantial assets or license, or hold separate, assets or terminate existing relationships and contractual rights, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties

(provided that the failure to obtain such consent from third parties shall not be deemed a breach of the Merger Agreement), and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.
HSR Act; Competition Laws
Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be consummated until Performant and Continental each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Performant and Continental filed their respective HSR Act notifications on August 22, 2025. The waiting period under the HSR Act is set to expire at 11:59 p.m. ET, on September 22, 2025, unless extended or earlier terminated. The DOJ or the FTC may extend the waiting period by issuing a Request for Additional Information and Documentary Materials (a “Second Request”). If either agency issues a Second Request, the waiting period will be extended until thirty (30) days after the parties substantially comply with the request, unless extended or earlier terminated.
Performant and Continental (and their respective affiliates, if applicable) have each agreed to as soon as reasonably practicable, such information or documentary materials requested by the DOJ or FTC under the HSR Act or by any other governmental authority under applicable antitrust laws in connection with the Merger and the other Transactions, including any information or Documentary Materials required to be submitted to substantially comply with a request for additional information in order to commence or end a statutory waiting period.
At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC or other governmental authorities could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances.
Delisting and Deregistration of Company Shares
If the Merger is consummated, following the Effective Time, the Company Shares will cease trading on the Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT
The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A attached hereto. The Merger Agreement has been included to provide Company Stockholders with information regarding its terms. It is not intended to provide any other factual information about Performant, Continental, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to Performant’s stockholders. Performant’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Performant’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Performant and its business. See the section of this proxy statement captioned “Where You Can Find More Information.”
Effect of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Performant in accordance with the DGCL, whereupon the separate existence of Merger Sub will cease, and Performant will continue as the Surviving Corporation in the Merger. At the Effective Time, as a result of the Merger, the Surviving Corporation will become a wholly-owned subsidiary of Continental, and the Company Shares will no longer be publicly traded. In addition, after the Effective Time, the Common Stock will be delisted from the Nasdaq and will be deregistered under the Exchange Act. The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such other time as Performant, Continental and Merger Sub may agree and specify in the certificate of merger).
Closing and Effective Time
The Closing will take place as soon as practicable (and, in any event, at 8:00 a.m., Eastern time on the second (2nd) Business Day following the satisfaction or waiver of all conditions to the Closing (as described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions)), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties to the Merger Agreement. On the Closing Date, the parties will execute and deliver a certificate of merger with the Secretary of State for the State of Delaware for filing as provided under the DGCL. The Merger will become effective upon the filing and acceptance for record of the certificate of merger, or at such other time as may be agreed by the parties in writing and specified in the certificate of merger.
Directors and Officers; Certificate of Incorporation; Bylaws
At the Effective Time, all property, rights, privileges, immunities, powers and franchises of Performant and Merger Sub will vest in the Surviving Corporation, and all of the debts, liabilities and duties of Performant and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
Under the Merger Agreement, the officers and directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Continental as of the Effective Time will be the officers and directors of the Surviving Corporation from and after the Effective Time, each to hold office until the earlier of their death, resignation, removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law. At the Effective Time, the certificate of incorporation of Performant will be amended and restated to read in its entirety as set forth in Exhibit A to the Merger Agreement, and the by-laws of Performant will be amended and restated to read in their entirety as set forth in Exhibit B to the Merger Agreement, and each will govern the Surviving Corporation until, subject to the indemnification requirements provided by the Merger Agreement, amended in accordance with applicable law.
Merger Consideration
Company Shares
At the Effective Time, other than the Excluded Shares, each Company Share issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive the Merger Consideration. As of the Effective Time, all such Company Shares will no longer be issued and outstanding and will automatically be canceled and will cease to exist, and each holder of such Company Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the Merger Agreement.
At the Effective Time, each Company Share held in the treasury of Performant or any of its subsidiaries and any Company Shares owned by Continental or Merger Sub or any of direct or indirect wholly owned subsidiaries of the Company, Continental or Merger Sub immediately prior to the Effective Time will automatically be canceled and cease to exist and no consideration will be delivered in exchange therefor.
At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock of the Surviving Corporation and will constitute the only outstanding shares of capital stock of the Surviving Corporation.
Treatment of Equity Awards
Treatment of Performant Stock Options
Effective as of immediately prior to the Effective Time, each option to purchase Company Shares, whether vested or unvested, that is outstanding immediately prior to the Effective Time (each, a “Performant Stock Option”), will automatically be canceled and converted into the right to receive (without interest) an amount in cash (less applicable withholding taxes) equal to the product of (i) the aggregate number of Company Shares underlying such Performant Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Performant Stock Option.
Treatment of Performant RSUs
Effective immediately prior to the Effective Time, each restricted stock unit award (or portion thereof) subject to time-based vesting restrictions, whether vested or unvested, that is outstanding immediately prior to the Effective Time (each, a “Performant RSU”) will automatically be canceled in consideration for the right to receive a lump sum cash payment (less any applicable withholding taxes) equal to (i) the total number of Company Shares underlying such Performant RSU multiplied by (ii) the Merger Consideration.
Treatment of Performant PRSUs
Effective immediately prior to the Effective Time, each restricted stock unit award (or portion thereof) subject to performance-based vesting conditions, that is outstanding immediately prior to the Effective Time (each, a “Performant PRSU”) (i) to the extent not vested, shall be deemed to have satisfied such vesting conditions at 100% of target and shall have any time-based vesting conditions waived and (ii) will automatically be canceled in consideration for the right to receive a lump sum cash payment (less any applicable withholding taxes) equal to (A) the number of Company Shares underlying such Performant PRSU multiplied by (B) the Merger Consideration.
Exchange and Payment Procedures
Prior to the Effective Time, Continental will appoint a nationally recognized bank or trust company reasonably acceptable to Performant to act as the payment agent (the “Payment Agent”). Prior to the Effective Time, Continental will deposit (or cause to be deposited) with the Payment Agent the aggregate per share Merger Consideration for each Company Share (other than Excluded Shares) outstanding as of immediately prior to the Effective Time.

Promptly after the Effective Time (and in any event no later than two (2) Business Days after the Effective Time), the Surviving Corporation will send (or cause the Payment Agent to send) to each record holder of Company Shares at the Effective Time whose shares were converted into the right to receive the Merger Consideration a letter of transmittal and instructions in forms reasonably satisfactory to Performant and Continental (which will specify (i) that delivery will be effected, and risk of loss and title will pass, only upon delivery or transfer of the certificates (if certificated) formerly evidencing such Company Shares (the “Certificates”), and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss and delivery of an indemnity bond reasonable in amount, if requested by Continental, in lieu of the Certificates)).
Each Company Stockholder that has converted their Company Shares into the right to receive the Merger Consideration will be entitled to receive the Merger Consideration in respect of the Company Shares represented by a Certificate upon (1) surrender to the Payment Agent of a Certificate (or an affidavit of loss and delivery of an indemnity bond reasonable in amount, if requested by Continental, in lieu of the Certificate), together with a completed and executed letter of transmittal, or (2) receipt of an “agent’s message” by the Payment Agent (or such other evidence of transfer as the Payment Agent may reasonably request), together with a completed and executed letter of transmittal, in the case of a book-entry transfer of Company Shares and, in each case, delivery to the Payment Agent of such other documents as may reasonably be requested by the Payment Agent. No holder of non-certificated Company Shares represented by book-entry shall be required to deliver a Certificate to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive.
Any cash deposited with the Exchange Agent not claimed by the Company Stockholders on the first anniversary of the Effective Time, will be delivered to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not exchanged Company Shares for the Merger Consideration in accordance with the exchange procedures in the Merger Agreement prior to that time will thereafter look only to Continental for payment of the Merger Consideration.
Representations and Warranties
The Merger Agreement contains representations and warranties of Performant, and Continental and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by Performant are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, financial conditions, or assets of Performant and its subsidiaries, taken as a whole, or (b) the ability of Performant to timely perform its obligations under the Merger Agreement or consummate the Transactions on a timely basis; provided, however, that, for the purposes of clause (a), a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from the following:
1.
changes generally affecting the economy, financial, banking, capital, credit or securities markets, or political or regulatory conditions, or any conditions generally affecting any of the foregoing or affecting any segment of the industries or any regions in which Performant and its subsidiaries operate (including interest rate and exchange rate changes, inflationary matters or tariffs or trade wars);

2.
the execution and delivery, announcement, pendency or consummation of the Transactions, including any adverse changes in Performant’s relationship with its employees, customers, partners, governmental entities, supplies or vendors (excluding any impact resulting from a breach of or inaccuracy in any of the representations or warranties made by Performant relating to conflicts or in any other non-contravention representation or warranty made by Performant);

3.	any changes occurring after the date of the Merger Agreement in applicable law or GAAP or other applicable accounting standards or the enforcement, implementation or interpretation thereof;
4.	any hostilities, acts of war (whether or not declared), sabotage, terrorism, military actions or civil unrest or the escalation or worsening thereof;
5.	acts of God, force majeure events, natural or man-made disasters, epidemics, pandemics or disease outbreaks;
6.	general conditions in the industry in which Performant and its subsidiaries operate;

7.
any failure, in and of itself, by Performant to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso);

8.
any change, in and of itself, in the market price or trading volume of Performant’s securities (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso);

9.
any change in Performant’s credit rating (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso);

10.	any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving any governmental entity;
11.	any stockholder or derivative litigation (or equivalent) arising from or relating to the Merger Agreement or the Transactions; or
12.
actions taken as required or specifically permitted by the Merger Agreement or actions or omissions taken with Continental’s consent (or any action not taken as a result of the failure of Continental to consent to any action requiring Continental’s consent pursuant to the interim operating covenants described in the Merger Agreement).

Except that any Effect referred to in items (1), (3), (4), (5), (6) or (10) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on Performant and its subsidiaries, taken as a whole, compared to other participants in the industries in which Performant and its subsidiaries conduct their businesses.
In the Merger Agreement, Performant made customary representations and warranties to Continental and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and qualification to conduct business with respect to Performant and its subsidiaries;
•	Performant’s requisite corporate power and authority to enter into the Merger Agreement and the enforceability of the Merger Agreement;
•	the necessary approval of the Board;
•	the requisite vote of Company Stockholders in connection with the Merger Agreement;
•	Performant’s and its subsidiaries’ possession of necessary governmental authorizations;
•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;
•
the absence of any conflict or violation of any organizational documents of Performant, certain existing contracts of Performant and its subsidiaries, applicable law or order to Performant or its subsidiaries or the resulting creation of any lien (other than certain permitted liens) upon the properties or assets of Performant or its subsidiaries due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure of Performant as well as the ownership and capital structure of its subsidiaries;
•	the accuracy and completeness of Performant’s SEC filings;
•	Performant’s financial statements and internal controls;

•	the conduct of the business of Performant and its subsidiaries in the ordinary course and the absence of any Company Material Adverse Effect, in each case, since March 31, 2025;
•	the absence of specified undisclosed material liabilities;
•	legal proceedings;
•	Performant’s and its subsidiaries’ compliance with applicable law;
•
the existence, validity and enforceability of specified categories of Performant’s and its subsidiaries’ material contracts, and any notices with respect to violation, termination or intent not to renew those material contracts therefrom;

•	tax matters;
•	employee benefit plans;
•	labor and employment matters;
•	insurance matters;
•	environmental matters;
•	intellectual property matters;
•	information technology systems;
•	real property leased or subleased by Performant and its subsidiaries;
•	data security and privacy matters;
•	payment of fees to brokers in connection with the Merger Agreement;
•	the rendering of Truist’s fairness opinion to the Board;
•	takeover laws;
•	permits;
•	healthcare regulatory matters;
•	customers and vendors;
•	government contracts;
•	affiliate party transactions; and
•	information about Performant for inclusion in this proxy statement.
In the Merger Agreement, Continental and Merger Sub made customary representations and warranties to Performant that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, good standing and authority and qualification to conduct business with respect to Continental and Merger Sub;
•	both Parent’s and Merger Sub’s authority to enter into and perform the Merger Agreement;
•	required consents and regulatory filings in connection with the Merger Agreement and performance thereof;
•
the absence of any conflict or violation of Continental’s and Merger Sub’s organizational documents, existing contracts, applicable law or order or the resulting creation of any lien upon Continental’s and Merger Sub’s properties or assets due to the execution and delivery of the Merger Agreement and performance thereof;

•	the capital structure and operations of Merger Sub;
•	the absence of any required vote or approval of holders of voting interests in Continental;

•	the absence of legal proceedings and orders;
•	matters with respect to Continental’s financing and availability of funds;
•	the solvency of Continental, Merger Sub and the Surviving Corporation and their respective subsidiaries as of the Effective Time and immediately after the Closing;
•
the absence of agreements (other than those contemplated by the Merger Agreement) between Continental and Merger Sub or any of their respective affiliates, and members of Performant’s management or directors;

•	the absence of any stockholder or management arrangements related to the Merger;
•	lack of ownership of capital stock of Performant;
•	payment of fees to brokers in connection with the Merger Agreement;
•	Continental and Merger Sub’s compliance with laws; and
•	information concerning Continental and Merger Sub for inclusion in this proxy statement.
The representations and warranties contained in the Merger Agreement will not survive the Effective Time.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except for matters (1) expressly permitted or contemplated by the Merger Agreement, (2) as disclosed in the confidential disclosure letter to the Merger Agreement, (3) as required by applicable law or order or (4) undertaken with the prior written consent of Continental (which consent will not be unreasonably withheld, conditioned or delayed) during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Performant will, and will cause each of its subsidiaries to, use commercially reasonable efforts to:
•	conduct its business in all material respects in the ordinary course, consistent with past practice;
•	maintain and preserve intact its and its subsidiaries’ business organization, assets and properties;
•
keep available the services of the current officers, employees and consultants of Performant and each of its subsidiaries and preserve the goodwill and current relationships of Performant and each of its subsidiaries with customers, suppliers, distributors, licensors, licensees and other persons with which they have business relations; and

•	comply in all material respects with all applicable laws that have a material impact on Performant, its subsidiaries and/or the operation of their business.
In addition, Performant has also agreed that, without limiting the foregoing, except (1) expressly permitted or contemplated by the Merger Agreement, (2) as disclosed in the confidential disclosure letter to the Merger Agreement, (3) as required by applicable law or order, or (4) undertaken with the prior written consent of Continental (which consent will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, Performant will not, and will cause each of its subsidiaries not to, among other things:
•	amend its certificate of incorporation or bylaws or other governance documents;
•
issue, sell, pledge, dispose of, grant, transfer or encumber (or otherwise subject to a lien) any shares of capital stock of, or other equity interests in, Performant or any of its subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other equity interests, or any options, warrants, equity or equity-based compensation, restricted stock, restricted stock units, performance stock units or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities of Performant or any of its subsidiaries, other than the issuance of Company Shares (i) under the Company ESPP or (ii) upon the exercise of Performant Stock Options or settlement of Performant RSUs and Performant PRSUs outstanding as of the date of the Merger Agreement, in each case, to the extent not otherwise restricted or limited by the Merger Agreement;

•
sell, license, pledge, dispose of, transfer, lease, guarantee, mortgage or subject to a lien (other than certain permitted liens) any property or assets of Performant or any of its subsidiaries, except the sale, license, pledge, disposal, transfer, lease or encumbrance of goods or inventory in the ordinary course of business consistent with past practice, with an aggregate value not to exceed $1,000,000, or the disposition in ordinary course of business of obsolete, surplus or worn out assets, inventory or equipment or assets that are no longer used in the ordinary course of Performant’s and its subsidiaries’ business;
•
declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other equity interests, except for dividends or other distributions paid by a wholly owned subsidiary of Performant to Performant or another wholly owned subsidiary of Performant;

•	reclassify, combine, split, subdivide or amend the terms of, repurchase or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity interests;
•
merge or consolidate Performant or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Performant or any of its subsidiaries;

•
acquire (including by merger, consolidation, or acquisition of stock or assets) any person or assets, other than acquisitions of inventory, raw materials, supplies and other property in the ordinary course of business consistent with past practice in an amount not exceeding $1,250,000 in the aggregate;

•
(i) issue any debt securities, (ii) incur, assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), any indebtedness of any person (other than a wholly owned subsidiary of Performant) (other than borrowings under the Company Credit Agreement (as defined in the Merger Agreement) in the ordinary course for working capital purposes, in each case solely to extent the Effective Time has not occurred within ninety (90) days following the date of the Merger Agreement and not in excess of $2,000,0000 in the aggregate) or (iii) redeem, repurchase, cancel or otherwise acquire any indebtedness (directly, contingently or otherwise);

•
make any loans, advances or capital contributions to, or investments in, any other person, other than any wholly owned subsidiary of Performant or immaterial advances to its employees in respect of travel or other related business expenses in the ordinary course of business consistent with past practice;

•
terminate or cancel, amend in any material respect or modify, or grant a waiver under, or agree to any material amendment to or waiver under any contract defined as a “Material Contract” in the Merger Agreement, or enter into or amend in any material respect any contract that, if existing on the date of the Merger Agreement, would be a Material Contract, in each case other than expirations, change orders or extensions of any such Material Contract in the ordinary course of business in accordance with their respective terms and consistent with past practice;

•	make any capital expenditure that is more than $500,000 in excess of Performant’s annual capital expenditure budget as disclosed to Continental prior to the date of the Merger Agreement;
•
except to the extent required by the Merger Agreement, applicable law or the existing terms of any Company Benefit Plan (as defined in the Merger Agreement) or contract: (i) increase the compensation or benefits payable or to become payable to any director or executive officer of Performant or any Company Employee (as defined in the Merger Agreement) with annual base compensation of $250,000 or more, after giving effect to such increase; (ii) terminate or amend any Company Benefit Plan (as defined in the Merger Agreement), or establish, adopt, or enter into any new such arrangement that if in effect on the date of the Merger Agreement would be a Company Benefit Plan, except with regard to annual renewals to broad-based employee welfare benefit programs in line with market cost increases or that otherwise does not result in a material increase in cost to Performant for such broad-based employee welfare benefit programs; or (iii) take any action, or grant any right, to accelerate the vesting, payment, exercisability or funding of any compensation or benefits under any Company Benefit Plan;

•
hire, engage or terminate the employment or engagement of any employee or individual independent contractor who earns or will earn (or prior to such termination, did earn) annual base compensation in excess of $250,000;

•	implement, adopt or make any material change in accounting policies, practices, principles, methods or procedures, other than as required by Law or GAAP;

•
compromise, consent to any order with respect to, or settle or agree to settle any proceeding other than those that do not relate to the Merger Agreement or the Transactions and that involve only the payment by Performant or its subsidiaries of monetary damages not in excess of $1,000,000 in the aggregate, and in any case, without the imposition of equitable relief on, or the admission of wrongdoing by, Performant or any of its subsidiaries and that do not involve the imposition of restrictions on the business or operations of Performant or any of its subsidiaries;

•
implement or announce any mass employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that will create a notice obligation or other liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar law;

•	enter into any new line of business;
•
make or change any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, settle any material tax claim, audit or assessment, file any material amendment to a material tax Return, surrender any right to claim a material tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

•
abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material intellectual property owned by Performant, or grant any right or license to any material intellectual property owned by Performant other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

•
enter into any new contracts with any person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

•
enter into any collective bargaining agreement or other labor agreement with any labor organization with respect to employees of Performant, or recognize or certify any union or labor organization as the bargaining representative of any Company Employees;

•	form, dissolve or liquidate any subsidiary;
•	grant or permit any lien (other than certain permitted liens) on any of its material assets or properties; or
•	authorize or enter into any contract or otherwise agree or make any commitment to do any of the foregoing.
Notwithstanding the foregoing items, nothing in the Merger Agreement is intended to give Continental, directly or indirectly, the right to control or direct the business or operations of Performant or its subsidiaries at any time prior to the Closing.
Solicitation of Other Offers
For purposes of this proxy statement and the Merger Agreement:
“Takeover Proposal” means a bona fide inquiry, proposal, or offer from, or indication of interest in making a proposal or offer from, any person or entity or group (other than Continental and its subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement), involving any: (a) direct or indirect acquisition of assets of Performant or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of Performant’s and its subsidiaries’ consolidated assets or to which 20% or more of Performant’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of Performant or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of Performant and its subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any person or entity or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of Performant; (d) merger, consolidation, other business combination, or similar transaction involving Performant or any of its subsidiaries, pursuant to which such person or entity or group (or the stockholders of any such person(s)) would own, directly or indirectly, 20% or more of the consolidated net revenues, net income, or net assets of Performant and its subsidiaries, taken as a whole, or recapitalization or other significant corporate reorganization of Performant or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of Performant and its subsidiaries, taken as a whole; (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution); or (f) any combination of the foregoing.
“Intervening Event” means any event, circumstance, change, occurrence, development or effect that materially affects the business, assets or operations of Performant and that was not known to the Board as of or prior to the date of the Merger Agreement (or if known, the consequences of which are not known nor reasonably foreseeable by the Board as of or prior to the date of the Merger Agreement); provided, that “Intervening Event” shall exclude any change, effect, event, occurrence or development (a) related to a Takeover Proposal or other inquiry, offer or proposal that would reasonably be expected to lead to a Takeover Proposal or the consequences thereof, (b) related to changes in the price or trading volume of the Common Stock, in and of itself (however, the underlying facts or occurrences giving rise or contributing to such change or event may be taken into account when determining whether an Intervening Event has occurred unless excluded by any other exclusion in this definition), or (c) related to the fact that, in and of itself, Performant exceeds (or fails to meet) any internal or published projections, estimates or expectations of Performant’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, that the underlying facts or occurrences giving rise or contributing to Performant exceeding such projections, estimates, or expectations may be taken into account when determining whether an Intervening Event has occurred unless excluded by any other exclusion in this definition).
“Superior Proposal” means a written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) that the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) which, if consummated would result in a transaction more favorable to the holders of the Company Shares, from a financial point of view, than the Transactions, in each case, after considering such factors as the Board considers in good faith relevant, including the terms and conditions of the offer, likelihood of consummation; and any revisions to the terms of the Merger Agreement and the Merger proposed by Continental during the Superior Proposal Notice Period (as defined below).
Recommendation Changes
As described above, and subject to the provisions described below, the Board has made the recommendation that Company Stockholders vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement prohibits the Board (or any committee thereof) from effecting a Company Adverse Recommendation Change (as defined below) except as described below.
•	Neither the Board nor any committee thereof, will take any of the following actions (any such action, a “Company Adverse Recommendation Change”):
○
fail to make, withhold, withdraw, amend, modify, or materially qualify, in a manner adverse to Continental, the recommendation that the Company Stockholders adopt the Merger Agreement (the “Company Board Recommendation”);

○	fail to include the Company Board Recommendation in this proxy statement;
○	adopt, approve, recommend, endorse, or otherwise declare advisable a Takeover Proposal;
○
fail to recommend against acceptance of any tender offer or exchange offer for Company Shares for twenty percent (20%) or more of the Company Shares within ten (10) Business Days after the commencement of such offer;

○
fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days following receipt of written request from Continental to provide such reaffirmation after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by Performant or the person making such Takeover Proposal; provided that Continental may only make such request once with respect to any Takeover Proposal and once with respect to each material amendment to any Takeover Proposal; or

○	resolve or agree to take any of the foregoing actions.
Notwithstanding the restrictions described above, at any time prior to obtaining the Stockholder Approval, the Board or any committee thereof may, (1) make a Company Adverse Recommendation Change in response to either a Superior Proposal or an Intervening Event and/or (2) cause Performant to terminate the Merger Agreement in accordance with the termination provisions of the Merger Agreement and authorize Performant to enter into a definitive agreement concerning a transaction that constitutes a Superior Proposal, in each case, if:
•
In the case of a Superior Proposal: (I) Performant promptly notifies Continental, in writing, at least three (3) Business Days (the “Superior Proposal Notice Period”) before taking the action described in clause (1) or (2) of the preceding paragraph, of its intention to take such action with respect to such Superior Proposal, which notice shall state expressly that Performant has received a Takeover Proposal that the Board intends to declare is a Superior Proposal, and that the Board intends to take the action described in clause (1) or (2) of preceding paragraph; (II) Performant specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents (which financing documents may include customary redactions), to the extent provided by the relevant party in connection with the Superior Proposal; (III) Performant and its representatives during the Superior Proposal Notice Period, negotiate with Continental in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Continental, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Superior Proposal Notice Period subsequent to the time Performant notifies Continental of any such material revision (it being understood that there may be multiple extensions)); and (IV) the Board determines in good faith, after consulting with its financial advisor and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Continental during the Superior Proposal Notice Period in the terms and conditions of the Merger Agreement) and that the failure to take such action would be expected to be inconsistent with the fiduciary duties of the Board under applicable law.

•
In the case of a Superior Proposal: (A) Performant promptly notifies Continental, in writing, at least two (2) Business Days (the “Intervening Event Notice Period”) before effecting a Company Adverse Recommendation Change of its intention to take such action with respect to such Intervening Event, which notice shall advise Continental of the Intervening Event, including a reasonable description of the underlying terms and circumstances giving rise to such Intervening Event (and the reasons for taking such action), and that the Board intends to effect a Company Adverse Recommendation Change; (B) Performant and its representatives during the Intervening Event Notice Period, negotiate with Continental in good faith to make such adjustments in the terms and conditions of the Merger Agreement that obviates the need for the Board to effect, or cause the Company to effect, a Company Adverse Recommendation Change as a result of such Intervening Event; and (C) the Board determines in good faith, after consulting with its financial advisor and outside legal counsel, that an Intervening Event has occurred and that the failure to effect a Company Adverse Recommendation Change would be expected to be inconsistent with the fiduciary duties of the Board under applicable law.

Nothing contained in the Merger Agreement will prohibit the Board or any committee thereof from (1) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if Performant determines, after consultation with its financial advisor and outside legal counsel, that failure to disclose such position would be inconsistent with the fiduciary duties of the Board under applicable law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by Performant or the Board (or any committee thereof) relating to any determination, position or other action by Performant, the Board or any committee thereof with respect to any Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Board expressly and publicly reaffirms the Company Board Recommendation in such disclosure. Nothing in the Merger Agreement shall restrict Performant or the Board (or a committee thereof) from making a factually accurate public statement that: (A) describes Performant’s receipt of a Takeover Proposal; (B) identifies the person or group of persons making such Takeover Proposal; (C) provides the material terms of such Takeover Proposal; or (D) describes the operation of the Merger Agreement with respect thereto and any such statement will not, in any case, be deemed to be (1) an adoption, approval or recommendation with respect to such Takeover Proposal or (2) a Company Adverse Recommendation Change.

Conditions to the Closing of the Merger
The obligation of each of the parties to the Merger Agreement to consummate the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable law), at or prior to Closing, of each of the following conditions:
•	Stockholder Approval shall have been obtained;
•
all required filings shall have been made under applicable Antitrust Laws (as defined in the Merger Agreement) (if any) and all required approvals shall have obtained (or waiting periods expired or terminated) under applicable Antitrust Laws (as defined in the Merger Agreement) (if any) (collectively, the “Antitrust Filings”); and

•
there shall not be in force or effect any laws or orders (whether temporary, preliminary, or permanent) enacted, issued, promulgated, enforced, or entered by any governmental entity having jurisdiction over any party to the Merger Agreement, that make illegal, enjoin, or otherwise prohibit consummation of the Merger.

In addition, the obligation of Continental and Merger Sub to consummate the Merger is subject to the satisfaction or waiver by Continental of each of the following additional conditions:
•
the representations and warranties of Performant relating to certain aspects of Performant’s corporate existence and power, corporate authorization, capitalization, conflicts under organizational documents, indebtedness, the conduct of Performant’s business since March 31, 2025, and brokers’ fees being true and correct in all material respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of the Merger Agreement and on the Closing Date as if made on such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date);

•
the representations and warranties of Performant relating to certain aspects of Performant’s capitalization being true and correct (other than de minimis inaccuracies) as of the date of the Merger Agreement and as of the Closing Date, as if made at and as of such date;

•
the representations and warranties of Performant relating to the absence of a Company Material Adverse Effect since March 31, 2025 being true and correct in all respects as of the date of the Merger Agreement;

•
the other representations and warranties of Performant being true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) on the date of the Merger Agreement (provided that, to the extent that any failure of such representations and warranties to be so true as of the date of the Merger Agreement is cured in full prior to the Closing Date, such failure shall not be considered a failure of this condition) and as of the Closing Date as if made on such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
Performant having performed in all material respects all obligations, and complied in all material respects with the agreement and covenants, in the Merger Agreement required to be performed by or complied with by it at or prior to the Closing;

•	since the date of the Merger Agreement, no Company Material Adverse Effect having occurred;
•	Performant shall have delivered to Continental an executed Payoff Letter (as defined in the Merger Agreement) in respect of the Company Credit Agreement (as defined in the Merger Agreement); and
•
the receipt by Continental of a certificate of Performant, signed on behalf of Performant by the Chief Executive Officer or the Chief Financial Officer of Performant, certifying that the foregoing conditions to the obligations of Continental and Merger Sub to consummate the Merger have been satisfied.

In addition, the obligation of Performant to consummate the Merger is subject to the satisfaction or waiver by Continental of each of the following additional conditions:
•
the representations and warranties of Continental and Merger Sub set forth in the Merger Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of the Merger Agreement (provided that, to the extent that any failure of such representations and warranties to be so true as of the date of the Merger Agreement is cured in full prior to the Closing Date, such failure shall not be considered a failure of this Condition) and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a material adverse effect on Continental’s and Merger Sub’s ability to consummate the Transactions;

•
Continental and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of the Merger Agreement required to be performed by or complied with by them at or prior to the Closing; and

•
the receipt by Performant of a certificate of Continental, signed on behalf of Continental by an officer of Continental, certifying that the foregoing conditions to the obligations of Performant to effect the Merger have been satisfied.

Indemnification and Insurance
The Merger Agreement provides that Performant may obtain “tail” or “runoff” policies prior to the Effective Time, with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to any person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time an officer or director of Performant or any of its subsidiaries (each an “Indemnified Party”), in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the Transactions). Neither Continental nor the Surviving Corporation will be obligated to pay annual premiums in excess of 300% of the amount per annum Performant paid for such insurance prior to the date of the Merger Agreement (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Continental will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium. Continental shall not, and shall not permit the Surviving Corporation or its other subsidiaries to, take any action that would prejudice the rights of, or otherwise impede recovery by, the beneficiaries of any such insurance in respect of claims arising before or after the Effective Time.
For a period of six (6) years after the Effective Time, to the fullest extent that Performant would be permitted by applicable law and required by the organizational documents of Performant or its subsidiaries and certain indemnification agreements as in effect on the date of the Merger Agreement, to do so, Continental shall cause the Surviving Corporation to: (i) indemnify and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable and documented out-of-pocket attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any alleged action or omission in such Indemnified Party’s capacity as a director, officer or employee of Performant or any of its subsidiaries prior to the Effective Time; or (B) the Merger Agreement or the Transactions and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including reasonable attorneys’ fees) of any Indemnified Party upon confirmation by the Indemnified Party of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification applicable to him or her and subject to receipt of a customary written undertaking (in form and substance reasonably acceptable to the Surviving Corporation, such acceptance not to be unreasonably withheld, conditioned or delayed) by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct for indemnification was not met or such Indemnified Party is otherwise not entitled to indemnification. Any determination required to be made with respect to whether the conduct of any Indemnified Party complies or complied with any applicable standard shall be made by one (1) independent legal counsel selected by the Indemnified Party(ies), which counsel shall be reasonably acceptable to the Surviving Corporation, and the reasonable and documented out-of-pocket fees of such counsel shall be paid by the Surviving Corporation. Notwithstanding anything to the contrary contained in the Merger Agreement,

Continental shall not (and Continental shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation, unless such settlement, compromise, consent or termination includes an unconditional release of all of the Indemnified Parties covered by the claim, action, suit, proceeding or investigation from all liability arising out of such claim, action, suit, proceeding or investigation. During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation will (and Continental will cause the Surviving Corporation to), cause the certificate of incorporation and the bylaws of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the certificate of incorporation of Performant and/or the bylaws of Performant as of the date of the Merger Agreement. During such six (6) year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.
In addition, if Continental, Surviving Corporation or any of their respective successors or assigns (1) consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person, then proper provisions shall be made so that the successors and assigns of Continental or the Surviving Corporation, as the case may be, will assume the above obligations.
For more information, please see “The Merger—Interests of the Directors and Executive Officers of Performant in the Merger” beginning on page 50 of this proxy statement.
Other Covenants
Regulatory Efforts
Performant and Continental will use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable (and in any event no later than the End Date), the Merger and the other Transactions, including (i) the obtaining of all necessary Governmental Authorizations, waivers, and actions or nonactions from governmental entities and the making of all necessary registrations, filings, and notifications (including filings with governmental entities and in connection with certain permits listed on the Company Disclosure Schedule), as soon as reasonably practicable, and in any event no later than twenty (20) Business Days, after the date of the Merger Agreement for filing the Premerger Notification and Report Form pursuant to the HSR Act, and subject to the limitations contained in the Merger Agreement, the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and the other Transactions and to fully carry out the purposes of the Merger Agreement; provided that, notwithstanding anything to the contrary in the Merger Agreement, failure to obtain consent under any commercial agreement specified in the Company Disclosure Schedule (as defined in the Merger Agreement) or certain permits shall not be deemed a breach of the Merger Agreement.
Additionally, each of Performant and Continental will:
•
provide or cause to be provided as promptly as reasonably practicable to governmental entities with jurisdiction over the Antitrust Laws (each such governmental entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the Transactions; and

•
use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the Transactions by any governmental entity or expiration of applicable waiting periods. Neither Continental nor Performant shall, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, (A) “pull-and-refile,” pursuant to 16 C.F.R. § 803.12, any filing made under the HSR Act, (B) agree to extend or restart the waiting, review or investigation period under any Antitrust Laws or (C) offer, negotiate or enter into any commitment or agreement, including any timing agreement, with any Governmental Antitrust Authority to delay the consummation of, to extend the review or investigation period applicable to, or not to close before a certain date, the Merger.

Continental and its affiliates shall not be required to (i) agree or proffer to divest or hold separate (in a trust or otherwise), terminate existing relationships, contractual rights or obligations of, or take any other action with respect to, any assets or businesses of Continental or any of its affiliates, or (ii) take any action, commit to take any action, or agree to any condition or limitation contemplated in the Merger Agreement that would result in, or would limit Continental or any of its affiliates freedom of action with respect to, or its ability to retain any of the businesses, product lines, or assets of Performant or any of its subsidiaries following the Closing.
Continental will pay all filing fees under the HSR Act and other applicable antitrust laws, and Performant is not required to pay any fees or other payments to any governmental authority in connection with any filings under the HSR Act or such other filings as may be required under applicable antitrust laws, in connection with the Merger or the other Transactions contemplated by the Merger Agreement.
Transaction Litigation
Performant shall provide Continental with prompt notice of, and copies of all pleadings and correspondence relating to, any proceeding against Performant or any of its directors or officers by or on behalf of any current or former holder of Common Stock arising out of or relating to the Merger Agreement or the Transactions. Performant shall: (a) keep Continental reasonably informed on a current basis regarding any stockholder litigation against Performant or its directors or officers relating to the Merger Agreement or the Transactions, whether commenced prior to or after the execution and delivery of the Merger Agreement; (b) give Continental the opportunity to review and propose comments with respect to all filings, pleadings and responses proposed to be filed or submitted by or on behalf of Performant prior to such filing or submission, and Performant shall consider such comments in good faith; and (c) give Continental the opportunity to participate in (but not direct or control) the defense, settlement or compromise of any such proceeding, at Continental’s sole cost and expense, and no such settlement or compromise shall be agreed to without the prior written consent of Continental, which consent shall not be unreasonably withheld, conditioned or delayed.
Termination of the Merger Agreement
The Merger Agreement may only be validly terminated at any time prior to the Closing:
•	by mutual written agreement of Continental and Performant (whether before or after the receipt of the Stockholder Approval);
•	by either Performant or Continental, upon written notice:
○
if the Merger has not been consummated on or before the End Date; provided, however, that if, on and as of the initial End Date, each of the conditions to Closing relating to the Stockholder Approval or laws or orders prohibiting consummation (except to the extent that such condition has not been satisfied solely for reasons relating to Antitrust Laws) and conditions precedent to obligations of Continental and Merger Sub have been satisfied (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable of being, and reasonably likely to be, satisfied if the Closing were to occur no later than the extended End Date), then the End Date shall automatically be extended until May 1, 2026;

○
if any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other Transactions, and such law or order shall have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement pursuant to this provision shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause of, or primarily resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or

○
if the Merger Agreement has been submitted to the stockholders of Performant for adoption at the Special Meeting and Stockholder Approval shall not have been obtained at such meeting (unless the Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

•	by Performant:
○
if prior to the receipt of Stockholder Approval at the Special Meeting, the Board authorizes Performant (x) subject to compliance with the Merger Agreement, to enter into a Company Acquisition Agreement (as defined in the Merger Agreement) in respect of a Superior Proposal; provided, that (i) prior to or substantially concurrently with such termination, Performant pays the Company Termination Fee (defined below), and (ii) Performant substantially concurrently enters into such Company Acquisition Agreement or (y) the Board effects a Company Adverse Recommendation Change with respect to an Intervening Event in accordance with the Merger Agreement; provided, that prior to or concurrently with such termination, Performant pays the Company Termination Fee;

○
if any breach of or inaccuracy in any representation or warranty or any failure to perform or comply with any covenant or agreement on the part of Continental or Merger Sub set forth in the Merger Agreement shall have occurred that (i) would cause any of the conditions to the Closing of the Merger relating to the accuracy of Continental’s representations and warranties or the performance by Continental and Merger Sub of their obligations not to be satisfied at or prior to the Closing (assuming for this purpose the occurrence thereof) and (ii) is incapable of being cured or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by Performant to Continental and (B) the End Date; provided, however, that Performant shall not be entitled to terminate the Merger Agreement if Performant is in breach of its obligations under the Merger Agreement and such breach has resulted in any condition to the obligations of Continental or Merger Sub not being satisfied;

○
if (i) each of the conditions precedent to the obligations of each party and the conditions precedent to the obligations of Continental and Merger Sub have been satisfied or have been validly waived (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable of being, and are reasonably likely to be, satisfied if the Closing were to occur at such time), (ii) Performant has irrevocably confirmed in writing to Continental (the “Closing Failure Written Confirmation”) that (A) each of the conditions set forth in precedent to the obligations of each party and the conditions precedent to the obligations of Performant have been satisfied or have been validly waived (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable of being, and reasonably likely to be, satisfied if the Closing were to occur at such time) and (B) Performant is ready, willing and able to consummate the Merger on the date of such notice and at all times during the three (3) Business Day period immediately thereafter, and (ii) Continental and Merger Sub fail to consummate the Merger within three (3) Business Days after Performant has delivered such Closing Failure Written Confirmation to Continental and at all times during such three (3) Business Day period Performant stood ready, willing and able to consummate the Merger; or

•	by Continental:
○
(i) if a Company Adverse Recommendation Change shall have occurred, or (ii) Performant or the Board, as applicable, shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or

○
if any breach of or inaccuracy in any representation or warranty or any failure to perform or comply with any covenant or agreement on the part of Performant set forth in the Merger Agreement shall have occurred that (A) would cause any of the conditions precedent to the obligations of Continental or Merger Sub related to the accuracy of representations and warranties or performance by Performant of its obligations not to be satisfied at or prior to the Closing (assuming for this purpose the occurrence thereof) and (B) is incapable of being cured or, if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Continental to Performant and (ii) the End Date; provided, however, that Continental shall not be entitled to terminate the Merger Agreement pursuant to this provision if either Continental or Merger Sub is in breach of its obligations under the Merger Agreement and such breach has resulted in any condition precedent to the obligations of Performant not being satisfied.

Company Termination Fee
If the Merger Agreement is validly terminated in specified circumstances, Performant will be required to pay Continental the termination fee of $19,980,000 (the “Company Termination Fee”) if:
•
the Merger Agreement is terminated by (x) Continental at any time prior to receipt of the Stockholder Approval because (1) the Board or any committee thereof has effected a Company Adverse Recommendation Change or (2) Performant has committed a material breach of the provisions of the Merger Agreement relating to the Solicitation of Other Offers and Company Board Recommendation Changes as described above or (y) by either Continental or Performant and at the time of such termination Continental would have had the right to terminate the Merger Agreement due to the preceding item (x);

•
the Merger Agreement is terminated by Performant at any time prior to receipt of the Stockholder Approval in order for Performant to enter into a definitive agreement with respect to a Superior Proposal; or

•
the Merger Agreement is terminated: (i) by either Continental or Performant because the Closing Date has not occurred on or before the End Date, (ii) by either Continental or Performant because the Stockholder Approval has not been obtained at the Special Meeting by reason of the failure to obtain the required vote upon a final vote taken at the Special Meeting, or (iii) by Continental because of a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Performant (other than relation to Performant’s obligations relating to the Solicitation of Other Offers and Company Board Recommendation Changes) and in each case (A) prior to such termination a Takeover Proposal shall have been publicly disclosed or otherwise made or communicated to the Board, and not publicly withdrawn prior to (x) the Special Meeting (if such meeting was held) or (y) such termination (if such meeting was not held); and (2) within twelve (12) months following the date of such termination of the Merger Agreement, Performant has entered into a definitive agreement or consummates a transaction with respect to such Takeover Proposal or any proposal that would have otherwise constituted a Takeover Proposal if publicly disclosed or otherwise made or communicated to the Board prior to such termination (it being understood for all purposes of this Section 7.6, all references in the definition of Takeover Proposal to “20%” shall be deemed to be references to “50%” instead).

Parent Termination Fee
If the Merger Agreement is validly terminated in specified circumstances, Continental will be required to pay Performant the termination fee of $39,960,000 (the “Parent Termination Fee”) if:
•
the Merger Agreement is terminated by (x) Performant due to breaches of certain representations and warranties of Continental or Continental’s failure to Close in certain circumstances or (y) by either Continental or Performant if at the time of such termination Performant would have had the right to terminate the Merger Agreement due to Continental’s breach of certain representations and warranties or Continental’s failure to Close in certain circumstances;

•
(i) the Merger Agreement is terminated by Performant or Continental at the End Date or if a governmental entity has prohibited the Merger or the other Transactions, (ii) as of the time of such termination, either or both of (x) the condition that all approvals have been obtained under Antitrust Filings and (y) the condition there is no order or law prohibiting the Merger or the Transactions shall not have been satisfied solely for reasons relating to Antitrust Laws (as defined in the Merger Agreement), (iii) failure to satisfy the conditions relating obtaining approvals under the Antitrust Filings and absence of laws or orders prohibiting the Merger or the Transactions shall not have been proximately caused by any breach of or inaccuracy in any representation or warranty or any failure to perform or comply with any covenant or agreement on the part of Performant, and (iv) the Stockholder Approval shall have been received and the conditions precedent to the obligations of Continental and Merger Sub shall have been satisfied (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable at the time of termination of being, and are reasonably likely to be, satisfied if the Closing were to occur at such time).

Specific Performance
The parties to the Merger Agreement are entitled, in addition to any remedy to which they are entitled under the Merger Agreement, to an injunction from a court of competent jurisdiction to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, without bond or other security being required. Notwithstanding the foregoing, Performant shall only have the right, to an injunction, specific performance or other equitable remedies to enforce, or in connection with enforcing, Continental’s and Merger Sub’s obligations to consummate the Merger, and that such remedies shall only be available if, and only if, each of the following conditions shall have been satisfied: (i) all of the conditions precedent to the obligations of Continental and Merger Sub and the conditions precedent to the obligations of each party have been satisfied or waived in accordance with the Merger Agreement; (ii) Performant has delivered to Continental a Closing Failure Written Confirmation; (iii) Continental and Merger Sub have failed to consummate the Merger within four (4) Business Days after Performant has delivered such notice; (iv) the applicable Financing Sources (as defined in the Merger Agreement) have confirmed in writing that the Debt Financing (or any alternative Debt Financing) has been funded or will be funded at the Closing on the terms set forth in the Debt Commitment Letter if the Closing occurs on the terms contemplated in the Merger Agreement; and (v) Performant has irrevocably confirmed in writing that if specific performance is granted and the Debt Financing is funded, then the Closing will occur on the terms contemplated in the Merger Agreement.
Limitations of Liability
In the event that Continental receives full payment of the Company Termination Fee, Performant will have no further liability, whether pursuant to a claim at law or in equity, to Continental, Merger Sub or any of their respective affiliates or any other person in connection with the Merger Agreement (and the termination thereof), the Transactions contemplated by the Merger Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Continental, Merger Sub or any of their respective affiliates or any other person will be entitled to bring or maintain any proceeding against Performant or any of its former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates, representatives or assignees of any of the foregoing for damages or any equitable relief arising out of or in connection with the Merger Agreement (other than equitable relief to require payment of the Company Termination Fee), any of the Transactions contemplated by the Merger Agreement or any matters forming the basis for such termination.
In the event that Performant receives full payment of the Parent Termination Fee, neither Continental nor Merger Sub will have further liability, whether pursuant to a claim at law or in equity, to Performant or any of its affiliates or any other person in connection with the Merger Agreement (and the termination thereof), the Transactions contemplated by the Merger Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and Performant or any of its affiliates or any other person will be entitled to bring or maintain any proceeding against Continental, Merger Sub or any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates, representatives or assignees of any of the foregoing for damages or any equitable relief arising out of or in connection with the Merger Agreement (other than equitable relief to require payment of the Parent Termination Fee), any of the Transactions contemplated by the Merger Agreement or any matters forming the basis for such termination.
Fees and Expenses
Except in certain specified circumstances, whether or not the Merger is completed, each of the parties to the Merger Agreement are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other Transactions contemplated by the Merger Agreement. In certain circumstances where Continental terminates the Merger Agreement, Performant may be required to reimburse Continental for Continental’s and Merger Sub’s reasonable and documented out-of-pocket costs and expenses incurred in connection with, or in preparation for or anticipation of, the negotiation and performance of the Merger Agreement up to a maximum aggregate amount of $3,000,000.
Amendment and Waiver
At any time prior to the Effective Time, the Merger Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Stockholder Approval, by written agreement signed by each of the parties to the Merger Agreement; provided, however, that following the receipt of Stockholder Approval, there shall be no amendment or supplement to the provisions of the Merger Agreement which by law would require further approval by the holders of Common Stock without such approval.
Governing Law
The Merger Agreement is governed by Delaware law.

PROPOSAL 1 — APPROVAL OF THE MERGER PROPOSAL
The Merger Proposal
We are asking Company Stockholders to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 65 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully and in its entirety. See also “The Merger” beginning on page 30 of this proxy statement and “The Merger Agreement” beginning on page 65 of this proxy statement.
Vote Required
As described under “The Merger—Recommendation of the Performant Board of Directors and Reasons for the Merger” beginning on page 39 of this proxy statement, after considering various factors described in such section, the Board unanimously (1) determined that the Merger Agreement and the Transactions are advisable, fair to, and in the best interests of Performant and the holders of Company Shares (2) approved the Merger Agreement and the Transactions, including the Merger, (3) directed that the Merger Agreement be submitted for consideration of the holders of Company Shares at the Special Meeting and (4) resolved to recommend that holders of Common Stock vote to adopt and approve the Merger Agreement and the Transactions.
Approval of the Merger Proposal requires the Merger Proposal Vote as of the close of business on the Record Date. Each share of our Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote per share at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s Company Shares will be voted in favor of the Merger Proposal.
Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE MERGER PROPOSAL.

PROPOSAL 2 — NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS MERGER-RELATED COMPENSATION
The Compensation Proposal
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Performant is providing its stockholders with a separate non-binding, advisory vote to approve certain compensation that may be paid or become payable to its named executive officers in connection with the Merger, as described under “Quantification of Potential Payments and Benefits to Performant’s Named Executive Officers in Connection with the Merger” under “The Merger—Interests of the Directors and Executive Officers of Performant in the Merger.”
The Board unanimously recommends that the Company Stockholders approve the following resolution:
“RESOLVED, that the compensation that will or may become payable to the named executive officers of Performant in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in “—Quantification of Potential Payments and Benefits to Performant’s Named Executive Officers in Connection with the Merger” under “The Merger—Interests of the Directors and Executive Officers of Performant in the Merger” (which disclosure includes the “Golden Parachute Compensation” table required pursuant to Item 402(t) of Regulation S-K) is hereby APPROVED.”
Vote Required
The Compensation Proposal is advisory only and as a result, it will not be binding on either of Performant or Continental. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote on the Compensation Proposal.
Approval of the Compensation Proposal, on a non-binding, advisory basis, requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal. Each share of our Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote per share at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Compensation Proposal, such stockholder’s Company Shares will be voted in favor of the Compensation Proposal. If a Company Stockholder fails to vote on the Compensation Proposal, it will have no effect on the Compensation Proposal. If a Company Stockholder abstains from voting on the Compensation Proposal, it will have the effect of a vote “AGAINST” the Compensation Proposal. Broker non-votes, if any, will have no effect on the Compensation Proposal.
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve and adopt the Merger Proposal and vote against or abstain with respect to the Compensation Proposal and vice versa.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
COMPENSATION PROPOSAL.

PROPOSAL 3 — ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the “Adjournment Proposal.” Our Bylaws provide that any meeting of stockholders may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the Company Shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote thereon. We may adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal.
Notwithstanding the foregoing, Performant’s right to adjourn or postpone the Special Meeting, and the number of times that Performant may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement.
If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed. Performant does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.
The Board believes that it is in the best interests of Performant and our stockholders to adjourn the Special Meeting if necessary or appropriate for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.
Vote Required
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the Company Shares present virtually or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. Each share of our Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote per share at the Special Meeting. If a stockholder signs and returns a proxy card and does not indicate how he, she or it wishes to vote on the Adjournment Proposal, such stockholder’s Company Shares will be voted in favor of the Adjournment Proposal. If a Company Stockholder fails to vote on the Adjournment Proposal, it will have no effect on the Adjournment Proposal. If a Company Stockholder abstains from voting on the Adjournment Proposal, it will have the effect of a vote “AGAINST” the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ADJOURNMENT PROPOSAL.

MARKET PRICES AND DIVIDEND DATA
Performant’s Common Stock is listed on the Nasdaq under the symbol “PHLT”.
As of [•], 2025, which is the Record Date for the Special Meeting, there were [•] shares of Common Stock issued and outstanding held by approximately [•] stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees.
We have never declared or paid any cash dividends on the Company Shares, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Continental, any cash dividends on our capital stock. On July 31, 2025, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for our Common Stock as reported on the Nasdaq were $3.37 and $3.57 per share, respectively.
On [•], 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on the Nasdaq was $[•] per share. You are encouraged to obtain current market quotations for Company Shares.
Upon the consummation of the Merger, there will be no further market for our Common Stock and, as promptly as practicable thereafter, our Common Stock will cease trading on and be delisted from the Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth certain information known to us with respect to the beneficial ownership of the Company Shares on August 20, 2025, for:
•	each person or group of persons known by us to be beneficial owners of more than 5% of our Common Stock;
•	each of our current named executive officers;
•	each of our directors; and
•	all of our current directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Performant Healthcare, Inc., 900 South Pine Island Road, Suite 150, Plantation, Florida 33324.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all Company Shares that they beneficially own, subject to applicable community property laws.
The percentage of Company Shares beneficially owned is based on 79,512,227 shares issued and outstanding as of August 20, 2025. For purposes of calculating each person’s or group’s percentage ownership, shares of common stock issuable pursuant to the terms of stock options or restricted stock units exercisable or vesting within sixty (60) days after August 20, 2025 are included as outstanding and beneficially owned for that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares Beneficially Owned
	Number(1)	Percentage
5% Stockholders:
Prescott Group Capital Management, LLC(2)	15,793,291	19.9%
First Light Asset Management, LLC(3)	12,923,915	16.3%
Topline Capital Management, LLC(4)	6,646,883	8.4%
Blackrock, Inc.(5)	4,501,618	5.7%
Executive Officers and Directors:
Lisa C. Im	1,229,413	1.5%
Simeon M. Kohl	619,309	*
Rohit Ramchandani(6)	309,101	*
Bradley M. Fluegel	477,610	*
William D. Hansen	464,115	*
James LaCamp	417,220	*
Eric Yanagi(7)	3,607,894	4.5%
Shantanu Agrawal	44,430	*
All Executive Officers and Directors as a group (8 persons)	7,169,092	9%

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)
Based on a Schedule 13D/A filed with the SEC on June 9, 2025, by Prescott Group Capital Management, L.L.C. (“Prescott Capital”), and certain entities affiliated or associated with Prescott Capital, including Prescott Group Aggressive Small Cap, L.P., Prescott Group Aggressive Small Cap II, L.P. (together, the “Small Cap Funds”), Prescott Group Aggressive Small Cap Master Fund, G.P. (“Master Fund”) and Phil Frohlich, the principal of Prescott Capital, reflecting shared voting and dispositive power with respect to 15,793,291 shares of common stock of the Company held in the account of the Master Fund, of which the Small Cap Funds are general partners. Prescott Capital serves as the general partner and investment manager of the Small Cap Funds and may direct the Small Cap Funds, the general partners of the Master Fund, to direct the vote and disposition of the 15,793,291 shares of Common Stock held by the Master Fund. As the principal of Prescott Capital, Mr. Frohlich may direct the vote and disposition of the 15,793,291 shares of Common Stock held by the Master Fund. The principal business address of Prescott Capital is 1924 South Utica Ave., Suite 1120, Tulsa, Oklahoma, 74104.

(3)
Based on a Schedule 13G/A filed with the SEC on August 14, 2025, jointly by First Light Asset Management, LLC (the “Manager”) and Mathew P. Arens (“Mr. Arens”). The Manager may be deemed to be the beneficial owner of 12,183,915 shares of common stock of the Company. The Manager acts as an investment adviser to certain persons holding separately managed accounts with the Manager, each of whom has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, those shares. The Manager may also be deemed to be the beneficial owner of these shares because it acts as an investment adviser to certain private funds. Mr. Arens may also be deemed to be the beneficial owner of these shares because he controls the Manager in his position as managing member and majority owner of the Manager. Mr. Arens also directly holds 210,000 Shares in an individual capacity with sole control and 530,000 Shares held in a joint account over which he shares control. The principal business address of the filers is 3300 Edinborough Way, Suite 201, Edina, MN 55435.
(4)
Based on a Schedule 13G/A filed with the SEC on November 15, 2024, jointly by Topline Capital Management, LLC (“TCM”), Topline Capital Partners, LP (the “TCM Fund”) and Collin McBirney, the Fund beneficially owns 6,646,883 shares of common stock of the Company. TCM is the investment manager and general partner of the TCM Fund, and Collin McBirney is the member-manager of TCM, and, therefore, may be deemed to share the power to direct the voting or disposition of those shares. TCM and Collin McBirney disclaim beneficial ownership of such shares except to the extent of its or his pecuniary interest therein, if any.

(5)
Based on a Schedule 13G filed with the SEC on January 29, 2024 by Blackrock, Inc., Blackrock, Inc. serves as a parent holding company registered under the Investment Advisors Act, with sole dispositive power over 4,501,618 shares of common stock of the Company and sole voting power over 4,467,618 shares of common stock as of December 31, 2023. The Schedule indicates that the sole dispositive power over all these shares is held as of December 31, 2024, by the following subsidiaries of Blackrock, Inc.: BlackRock Advisors, LLC; BlackRock Fund Advisors; BlackRock Financial Management, Inc.; BlackRock Institutional Trust Company, National Association; and BlackRock Investment Management, LLC. The Schedule indicates that no one person’s interest in the common stock of the Company is more than five percent of the total outstanding common shares. The principal business address of the filers is 50 Hudson Yards, New York, NY 10001.

(6)	Includes 10,000 shares subject to options exercisable within sixty (60) days of August 20, 2025.
(7)
Based on a Form 4 filed with the SEC on July 28, 2025 by Eric Yanagi, 3,261,675 of the shares reported are directly held by Mill Road Capital II, L.P. (the “Fund”). Mr. Yanagi is a management committee director of Mill Road Capital II GP LLC (the “GP”), which is the sole general partner of the Fund and has sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of the Fund. Mr. Yanagi disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. In addition, the shares reported include 346,219 shares of common stock from RSU awards to Mr. Yanagi that vested between 2021 and 2025, all of which Mr. Yanagi has directed to be delivered to Mill Road Capital Management, LLC. Pursuant to a pre-existing contractual obligation, Mill Road Capital Management, LLC, an affiliate of Mr. Yanagi that does not have Section 13(d) beneficial ownership of any securities of the issuer, has the right to receive the economic benefit of the reported shares and, accordingly, Mr. Yanagi has no direct pecuniary interest in such shares. The principal business address of Mill Road Capital II, L.P. is 382 Greenwich Ave, Suite One, Greenwich, Connecticut, 06830.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.
We intend to hold an annual meeting of stockholders in 2026 only if the Merger is not consummated.
Stockholder proposals intended to be presented at the 2026 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later than January 8, 2026 in order to be included in the proxy statement and form of proxy relating to that meeting. Rule 14a-8 proposals must be delivered by mail to our principal executive offices at 900 South Pine Island Road, Suite 150, Plantation, FL 33324, Attention: Corporate Secretary.
A stockholder proposal not included in the Company’s proxy statement for the 2026 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at the principal executive offices of the Company in accordance with the provisions of our bylaws, which require that such notice be given not more than one hundred twenty (120) days nor less than ninety (90) days prior to the first anniversary of the date of the preceding annual meeting of stockholders. However, in the event the date of the 2026 annual meeting is more than thirty (30) days before or sixty (60) days after the anniversary date of the 2025 Annual Meeting, in order for a notice to be timely, it must be delivered not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the close of business on the tenth (10th) day following the day on which we first publicly announce the date of the 2026 annual meeting.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our business and financial condition and are incorporated by reference into this proxy statement. Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.
The following Performant filings with the SEC are incorporated by reference (in each case excluding any information furnished and not filed):
•	Performant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;
•	Performant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 June 30, 2025, filed with the SEC on May 9, 2025 and August 8, 2025, respectively;
•
Performant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2025 (other than the portions that are not required to be incorporated by reference into Performant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024); and

•	Performant’s Current Reports on Form 8-K filed with the SEC on June 23, 2025 and August 1, 2025.
We also incorporate by reference into this proxy statement any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement (in each case excluding any information furnished and not filed). Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, or corresponding information furnished under Item 9.01, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
Stockholders may obtain free copies of the documents filed with the SEC by Performant through the SEC’s website, www.sec.gov, or through the “Investors” section of our website, https://performanthealthcare.com/investors/overview/, and the “SEC Filings” section therein. The information included on our website is not incorporated by reference into this proxy statement.
You may obtain any of the documents incorporated by reference into this proxy statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by requesting them in writing or by telephone from us at the following address:
Performant Healthcare, Inc.
900 South Pine Island Road, Suite 150
Plantation, FL 33324
(925) 960-4988
investors@performantcorp.com
Attention: Investor Relations
If you would like to request documents from us, please do so by [•], 2025, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within one (1) Business Day after we receive your request.

MISCELLANEOUS
Performant has supplied all information relating to Performant, and Continental has supplied, and Performant has not independently verified, all of the information relating to Continental and Merger Sub contained in “Summary—The Companies” beginning on page 9 of this proxy statement and “The Companies” beginning on page 23 of this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
AGREEMENT AND PLAN OF MERGER

by and among
CONTINENTAL BUYER, INC.,

PREVAIL MERGER SUB, INC.

and
PERFORMANT HEALTHCARE, INC.

Dated as of July 31, 2025

A-i

Exhibit

Exhibit A	Form of Certificate of Incorporation of Surviving Corporation	A-69

Exhibit B	Form of Bylaws of the Surviving Corporation	A-74

A-ii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of July 31, 2025 (this “Agreement”), is made by and among Continental Buyer, Inc., a Delaware corporation (“Parent”), Prevail Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Performant Healthcare, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.3 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.
RECITALS
WHEREAS, the Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to which, except as otherwise provided in the Agreement, each share of common stock, $0.0001 par value per share, of the Company (“Company Common Stock”, and the shares thereof, the “Shares”) issued and outstanding immediately prior to the Effective Time shall be converted solely into the right to receive the Merger Consideration;
WHEREAS, the Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved for Merger Sub to enter into this Agreement and consummate the Transactions, including the Merger;
WHEREAS, the Board of Directors of Parent has approved this Agreement and the Transactions, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement;
WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, unanimously: (i) determined that this Agreement, and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and its stockholders; (ii) approved this Agreement and the Transactions, including the Merger; (iii) directed that this Agreement and the Transactions, including the Merger, be submitted to the stockholders of the Company for its adoption and approval; and (iv) recommended that the Company’s stockholders vote to adopt and approve this Agreement and the Transactions, including the Merger; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:
Article 1
THE MERGER
1.1 The Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and as a wholly owned Subsidiary of Parent. The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger and other transactions contemplated by this Agreement and by the Ancillary Agreements are collectively referred to herein as the “Transactions.”
(b) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation shall be amended and restated

so as to read in its entirety in the form set forth as Exhibit A hereto, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.8). In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit B hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.8).
(c) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the officers and directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the officers and directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
(d) If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
1.2 Closing; Effective Time of the Merger.
(a) The closing of the Merger (the “Closing”) will take place at 8:00 a.m., Eastern time, on the second (2nd) Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, but subject to the fulfillment or (if permitted by Law) waiver of those conditions at the Closing), either (x) remotely by telephone and electronic communication and exchange of documents or (y) physically at the offices of Pillsbury Winthrop Shaw Pittman, LLP, Four Embarcadero Center, 22nd Floor, San Francisco, CA 94111-5998, or at such other place, at such time or on such other date as Parent and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date”.
(b) On the Closing Date, or on such other date as Parent and the Company may agree to in writing, Parent, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to give effect to the Merger. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”
Article 2
CONVERSION OF SECURITIES IN THE MERGER
2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities of Merger Sub or the Company:
(a) Conversion of Shares. Each Share, other than Shares to be cancelled or converted pursuant to Section 2.1(b) (the “Excluded Shares”) and the Dissenting Shares, shall be converted automatically solely into the right to receive $7.75 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon compliance with the applicable conditions specified in, and surrender of the Certificates or Book-Entry Shares in accordance with, Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.
(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.
(c) Merger Sub Equity Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
2.2 Payment for Securities; Surrender of Certificates.
(a) Paying Agent. Prior to the Effective Time, Parent shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company, it being understood that Acquiom Clearinghouse, LLC shall be deemed reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this Article 2 (the “Paying Agent”), and shall not be used for any other purpose (such funds, including any interest received with respect thereto, the “Payment Fund”), and shall enter into a paying agent agreement with the Paying Agent in form and substance acceptable to Parent and the Company, each acting reasonably and in good faith (the “Paying Agent Agreement”). The Surviving Corporation shall pay, or cause to be paid, the fees and expenses of the Paying Agent. Prior to, or substantially concurrently with, the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Shares issued and outstanding immediately prior to the Effective Time and pursuant to irrevocable instructions from Parent, the Aggregate Merger Consideration to which holders of Shares (other than the Dissenting Shares and Excluded Shares) shall become entitled at the Effective Time pursuant to Section 2.1(a). In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1(a), Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such Payment Fund shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares, other than the Dissenting Shares and Excluded Shares, in accordance with this Article 2; provided, however, that (i) to the extent that there are losses with respect to such investments such that the Payment Fund diminishes below the level required to make prompt payment of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund lost through such investments so as to ensure the Payment Fund is, at all times, maintained at a level sufficient to make such payments, (ii) no such investment shall have maturities that would reasonably be expected to prevent or delay payments to be made pursuant to this Agreement and (iii) any such investments shall be in obligations of, or guaranteed by, the U.S. Government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of Parent or the Surviving Corporation, as Parent directs, and no part of such earnings shall accrue to the benefit of holders of Shares (including the Excluded Shares and Dissenting Shares).
(b) Procedures for Surrender.
(i) Certificates. As soon as reasonably practicable after the Effective Time (and in no event later than two (2) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares, which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to Section 2.1(a) of this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon delivery of such Shares to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree (a “Letter of Transmittal”); and (B) instructions for effecting the surrender of the certificates (if certificated) formerly evidencing such Shares (the “Certificates”) (or affidavits of loss and delivery of an indemnity bond reasonable in amount, if requested by Parent, in lieu of the Certificates as provided in Section 2.2(e)), in exchange for payment of the Merger Consideration payable hereunder in respect of such Shares. Upon surrender of a Certificate (or an affidavit of loss and delivery of an indemnity bond reasonable in amount, if requested by Parent, in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a Letter of Transmittal, duly executed and in proper form, with respect to such Certificates, the Paying Agent or such other agent, in accordance with the Letter of Transmittal and instructions, shall transmit to the holder of such Certificates the Merger Consideration for each Share formerly represented by such Certificates (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until properly surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by, and subject to the applicable conditions of, this Agreement.
(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall, if such holder has delivered a Letter of Transmittal, duly executed and in proper form, to the Paying Agent or to such other agent or agents as may be appointed by Parent prior to the Effective Time, be entitled to receive, and Parent shall direct the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), any holder of Book-Entry Shares not held through The Depository Trust Company that has delivered a Letter of Transmittal, duly executed and in proper form, to the Paying Agent or to such other agent or agents as may be appointed by Parent prior to the Effective Time, shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or properly surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by, and subject to the applicable conditions of, this Agreement.
(c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares (or otherwise as stockholders of the Company) except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(d) Termination of Fund; Abandoned Property; No Liability. Any portion of the Payment Fund (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates (or an affidavit of loss and an indemnity bond reasonable in amount, if requested by Parent, in lieu of a Certificate as provided in Section 2.2(e)) or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall (subject to abandoned property, escheat or other similar Laws) thereafter look only to Parent (as general unsecured creditors) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Shares immediately prior to the earlier of (i) such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity and (ii) the fifth (5th) anniversary of the Closing Date will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the Person claiming to be the holder of the Shares evidenced by the purportedly lost, stolen or destroyed Certificates and, as provided in the immediately following sentence, delivery by such Person of an indemnity bond reasonable in amount, if requested by Parent, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require any Person claiming to be the holder of Shares evidenced by purportedly lost, stolen or destroyed Certificates to deliver a bond in a reasonable amount as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any of their respective affiliates with respect to the Shares evidenced by the Certificates alleged to have been lost, stolen or destroyed.
2.3 Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, to the extent permitted by applicable Law, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such Shares who have not voted in favor of the adoption and approval of this Agreement, including the Merger, or consented thereto in writing, and who are entitled to and have properly demanded appraisal of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to only such consideration as may be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL unless and until any such holder fails to perfect, withdraws, or otherwise loses its appraisal rights under Section 262 of the DGCL with respect to such Shares. If, after the Effective Time, any such holder fails to perfect, effectively withdraws or otherwise loses such rights pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Dissenting Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive, subject to any withholding of Taxes required by applicable Law, the Merger Consideration, without any interest thereon, on the terms and subject to the conditions in this Agreement and shall no longer constitute Dissenting Shares hereunder. At the Effective Time, all Dissenting Shares will no longer be outstanding and will automatically be cancelled and cease to exist, and, except as otherwise provided by applicable Law, any holder of Dissenting Shares shall cease to have any rights with respect thereto other than such rights as are provided to holders of Dissenting Shares pursuant to Section 262 of the DGCL. The Company shall give Parent (i) prompt (and in any event, within one (1) Business Day of receipt by the Company) written notice of any demands received by the Company for appraisals of Shares, withdrawals of such demands and any other instruments relating to appraisal demands received by the Company pursuant to Section 262 of the DGCL, (ii) the opportunity and right to direct and control, at Parent’s sole expense, all negotiations and proceedings with respect to such demands and (iii) if Parent elects not to so direct and control, the right to participate (but not appear on the record) in all such negotiations and proceedings and to be kept reasonably apprised by the Company of all material developments with respect thereto, and, in such an event, the Company shall consider in good faith comments or suggestions proposed by Parent with respect to such demands; provided, that, from and after the date hereof until the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with Section 262 of the DGCL or other applicable Law.

2.4 Treatment of Stock Options and Restricted Stock Units.
(a) Treatment of Options. Effective as of immediately prior to the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of the Company or any beneficiary thereof, each option to purchase Shares, whether vested or unvested, that is outstanding immediately prior to the Effective Time (if any) (each a “Company Option”) shall automatically be cancelled and be converted into the right to receive (without interest) a lump sum cash payment (less applicable Tax withholdings) equal to the product of (x) the total number of Shares underlying such Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option (the “Option Consideration”); provided, that, any such Company Option with respect to which the per Share exercise price subject thereto is equal to or greater than the Merger Consideration shall be canceled effective as of the Effective Time for no consideration and shall have no further force or effect. On the Closing Date, Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay to each of the holders of Company Options, the applicable Option Consideration (less any applicable withholding Taxes) within fifteen (15) Business Days following the Closing Date (but in no event earlier than the date of receipt of file-stamped evidence of the Merger filing from the Secretary of State of the State of Delaware).
(b) Treatment of Restricted Stock Units. Effective as of immediately prior to the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of the Company or any beneficiary thereof: (i) each restricted stock unit award (or portion thereof) subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any Company Equity Plan immediately prior to the Effective Time (each, a “Company RSU”), shall automatically be canceled in consideration for the right to receive a lump sum cash payment (less any applicable Tax withholdings) equal to: (x) the total number of Shares underlying such Company RSU multiplied by (y) the Merger Consideration (the “Company RSU Consideration”), and (ii) each restricted stock unit award (or portion thereof) subject to performance-based vesting conditions that is outstanding under any Company Equity Plan immediately prior to the Effective Time (each, a “Company PRSU”), (A) to the extent not vested, shall be deemed to have satisfied such performance vesting conditions at 100% of target and shall have any time-based vesting conditions waived; and (B) shall automatically be canceled in consideration for the right to receive a lump sum cash payment (less any applicable Tax withholdings) equal to: (x) the number of Shares underlying such Company PRSU multiplied by (y) the Merger Consideration (the “Company PRSU Consideration”). On the Closing Date, Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay to each of the holders of Company RSUs and Company PRSUs, the applicable Company RSU Consideration and/or Company PRSU Consideration (less any applicable withholding Taxes) withing fifteen (15) Business Days following the Closing Date (but in no event earlier than the date of receipt of file-stamped evidence of the Merger filing from the Secretary of State of the State of Delaware); provided, however, that to the extent any payments cannot be paid during such period without causing the recipient to incur a penalty tax under Section 409A of the Code, then such payment shall be distributed in accordance with Section 409A of the Code and applicable guidance thereunder.
(c) Employee Stock Purchase Plan. Prior to the Effective Time, the Company Board (or, if applicable, any committee thereof administering the Company ESPP) shall take all actions necessary pursuant to the terms of the Company ESPP to provide that (i) with respect to any offering period(s) in progress as of the date of this Agreement under the Company ESPP, such offering period(s) shall terminate and any option to purchase Shares under the Company ESPP shall be deemed to have been exercised upon the earlier to occur of (A) the day that is no later than five (5) Business Days prior to the Effective Time or (B) the date on which such offering period(s) would otherwise end, and no future offering period(s) shall commence under the Company ESPP following the date of this Agreement unless and until this Agreement is terminated, (ii) there will be no increase in the amount of participants’ payroll deduction elections with respect to any offering period(s) in progress as of the date of this Agreement under the Company ESPP during the current offering period from those in effect as of the date of this Agreement, (iii) except to the extent required by applicable Law, no individual participating in the Company ESPP shall be permitted to make separate non-payroll contributions to the Company ESPP, (iv) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, and (v) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (A) the scheduled purchase date for such offering period and (B) the date that is no later than five (5) Business Days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Shares returned to the participant).
(d) Termination of Company Equity Plans. As of the Effective Time, the Company Equity Plans shall be terminated and no further Shares, Company Options, Company RSUs, Company PRSUs, other Equity Interests in the Company or other rights with respect to Shares shall be granted thereunder. Following the Effective Time, no such Company Option, Company RSU, Company PRSUs, Equity Interest or other right that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Option, Company RSU, Company PRSU, Equity Interest or other right shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4.
(e) Section 16 Matters. By approving the adoption of this Agreement, the Company Board intends to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of the Company and its Subsidiaries, and the Company Board also intends expressly to approve, in respect of any equity-based award, the satisfaction of any applicable Tax withholding (specifically including the withholding of shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent that such method is permitted under the applicable Company Equity Plan.
(f) Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall provide such notices, if any, to the extent required under the terms of any of the Company Equity Plans, adopt appropriate resolutions and take such other actions as are necessary, advisable, and appropriate to effect the transactions described in this Section 2.4. Parent shall have a reasonable opportunity of not less than three (3) Business Days to review and comment on all resolutions effectuating the provisions set forth in this Section 2.4 prior to any such resolutions being finalized and becoming effective. The Company Board (or, as applicable, the appropriate committee thereof) shall consider in good faith comments provided by Parent with respect to such materials.
2.5 Withholding Rights. The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Tax Law. Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall use commercially reasonable efforts to provide prior notice to the Company of any such deduction or withholding (other than (a) withholding because of the compensatory nature of the applicable payment, (b) U.S. federal backup withholding, or (c) for failure to deliver the certificate described in Treasury Regulations Section 1.1445-2(c)(3) and an executed notice to the IRS prepared in accordance with the requirements of Treasury Regulations Sections 1.897-2(h)(2), in each case that is reasonably acceptable to Parent and dated as of the Closing Date) and shall reasonably cooperate with the Company to minimize or eliminate such deduction or withholding to the extent permitted by Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Notwithstanding the foregoing or anything to the contrary in this Agreement, any compensatory payments shall be run through appropriate payroll procedures of the Company (or its Subsidiaries).
2.6 Adjustments. In the event that, between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1.

Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the confidential disclosure schedule delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”) concurrent with the execution of this Agreement (with specific reference to the representations and warranties in this Article 3 to which the information in such schedule relates; provided, that, disclosure in the Company Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on its face that such disclosure relates to such other sections), or (b) as otherwise disclosed or identified in the Company SEC Documents filed or furnished with the SEC, on or after January 1, 2023, and publicly available at least one (1) Business Day prior to the date hereof (other than any forward-looking disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of the Company SEC Documents or any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1 Corporate Organization. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in active status or good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own, operate, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Restated Certificate of Incorporation (the “Company Charter”) and Bylaws (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, and the certificate of incorporation, certificate of formation, bylaws, operating agreement or equivalent organizational or governing documents (collectively, “Organizational Documents”) of each Subsidiary of the Company, which have been made available to Parent in the Data Room, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. None of the Company or any such Subsidiary is in violation of any of the provisions of the Company Charter or the Company Bylaws or such Organizational Documents, as applicable.
3.2 Capitalization.
(a) The authorized capital stock of the Company consists of five hundred million (500,000,000) shares of Company Common Stock, $0.0001 par value per share, and fifty million (50,000,000) shares of preferred stock, $0.0001 par value per share (the “Company Preferred Stock”). As of the close of business on July 30, 2025, (i) 78,997,024 Shares were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive (or similar) rights, (ii) no Shares were held in treasury of the Company; (iii) 10,000 Shares were subject to outstanding Company Options, (iv) 7,064,204 Shares were subject to outstanding Company RSUs or Company PRSUs, (v) no shares of Company Preferred Stock were outstanding, (vi) 1,503,647 Shares are reserved for future issuance under the Company Equity Plans (other than the Company ESPP), and (vii) 3,951,711 Shares are reserved for issuance under the Company ESPP. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of the Company or any of its Subsidiaries. As of the close of business on July 30, 2025 through the date of this Agreement, other than the issuance of Shares under the Company ESPP or upon the exercise of Company Options or settlement of Company RSUs and Company PRSUs, neither the Company nor any of the Subsidiaries has issued or granted any Shares.
(b) Section 3.2(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the close of business on July 30, 2025, of each outstanding Company Equity Award, including: (i) the employee identification number of holder thereof; (ii) the number of shares of Company Common Stock underlying such outstanding Company Equity Award; (iii) the date on which such Company Equity Award was granted or issued; and (iv) the exercise price or purchase price, as applicable. All Shares subject to issuance under a Company Equity Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, has been duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights, purchase options, calls or rights of first refusal or similar rights and issued in compliance in all material respects with applicable securities Laws and other applicable Laws, including under the Code, and all other requirements set forth in the applicable Contracts. Each Company Equity Award (A) was granted in compliance in all material respects with all applicable Laws and the terms and conditions of the plan and agreement under which it was granted, and (B) with respect to each Company Option, was granted with a per share exercise price or base value equal to or greater than the fair market value of a share of common stock of the Company on the date of grant. There are no Equity Interests in the Company issued and outstanding as of the date hereof other than those described in the second sentence of Section 3.2(a) or disclosed on Section 3.2(b) of the Company Disclosure Schedule.
(c) Except for as set forth on Section 3.2(c) of the Company Disclosure Schedule and pursuant to the Company ESPP, the Company is not obligated to issue, grant or sell or enter into, as applicable, any subscription, option, warrant, security, unit, right or Contract to acquire shares of capital stock of the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock or other similar Contract relating to shares of capital stock of, or other Equity Interests in, the Company. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or other Contracts to repurchase, redeem or otherwise acquire any shares of capital stock, or other Equity Interests, of the Company or options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, or other rights to acquire shares of capital stock of, or other Equity Interests in, the Company, or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock or other rights with respect to the Company, except for (A) the withholding of shares of Company Common Stock to satisfy, on the terms and subject to the conditions of the applicable Company Equity Plan, Tax obligations with respect to awards granted pursuant to the Company Equity Plans, and (B) in connection with Company Equity Awards upon settlement or forfeiture of awards or payment of the exercise price of Company Options. Neither the Company nor any Subsidiary is a party to any voting trusts or similar agreements with respect to the voting of the Company Common Stock or any other capital stock of, or other Equity Interests in, the Company or any Subsidiary, including, but not limited to electing, designating or nominating any director of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries are subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment with respect to Company Common Stock to any current or former holder of any Company Common Stock nor are there any accrued and unpaid dividends with respect to any outstanding Shares.
(d) Section 3.2(d) of the Company Disclosure Schedule sets forth a true, correct and complete list of all of the Subsidiaries of the Company, the jurisdiction of organization thereof and the authorized, issued and outstanding Equity Interests of each such Subsidiary and the holder thereof. None of the Company or any of its Subsidiaries, directly or indirectly, holds an Equity Interest in any other Person. Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly owned Subsidiaries free and clear of all Liens. As of the date of this Agreement, there are no options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire shares of capital stock of, or other Equity Interests in, any Subsidiary of the Company or Contracts to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound (i) obligating any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital stock or other Equity Interests of such Subsidiary, or any security convertible into or exchangeable for such capital stock or other Equity Interests, (ii) obligating any Subsidiary to issue, grant or enter into, as applicable, any such option, warrant, security, unit, right or Contract or (iii) giving any Person the right to receive any economic interest of any nature accruing to the holders of equity securities of any Subsidiary. As of the date of this Agreement, there are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other Equity Interests or options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire equity securities of any Subsidiary, other rights that give the holder thereof any economic interest of a nature accruing to the holders of equity securities with respect to any Subsidiary.

3.3 Authority; Execution and Delivery; Enforceability.
(a) The Company has all necessary power and authority to enter into, execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform and comply with each of its obligations under this Agreement and such Ancillary Agreements and, subject to the receipt of the Company Stockholder Approval and compliance with Regulatory Laws, to consummate the Transactions and the other transactions contemplated thereby, in each case, in accordance with the terms of this Agreement and the Ancillary Agreements to which it is a party. The adoption, execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party, the performance and compliance by the Company with each of its obligations herein and therein, and the consummation by it of the Transactions and the transactions contemplated by such Ancillary Agreements have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party dated on or before the date hereof and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement and each Ancillary Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and subject, as to enforceability, to general principles of equity (“Bankruptcy and Enforceability Exceptions”).
(b) The Company Board, at a meeting duly called and held, unanimously and duly adopted resolutions (which, as of the execution and delivery of this Agreement by the parties, have not been rescinded, modified or withdrawn in any way and are in full force and effect) (i) determining that this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements are advisable, fair to and in the best interests of the Company and its stockholders, approving this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements, and declaring that this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements are advisable, fair to and in the best interests of the Company and its stockholders, (ii) directing that this Agreement and the Transactions, including the Merger, be submitted to the stockholders of the Company for their adoption and approval, and (iii) recommending that the Company’s stockholders adopt and approve this Agreement and the Transactions, including the Merger (the “Company Board Recommendation”).
(c) The only vote or consent of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt or approve this Agreement and the Ancillary Agreements to which the Company is a party and to consummate the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements is the affirmative vote or consent of a majority of the votes cast by the holders of Shares that are outstanding and entitled to vote thereon at the Company Stockholders Meeting (the “Company Stockholder Approval”). No other vote of the holders of Shares or any other Equity Interests of the Company is necessary to consummate the Transactions. Except for the Company Stockholder Approval and the filing of the Certificate of Merger as required by the DGCL, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the Ancillary Agreements to which the Company is a party, the performance by the Company of its covenants or obligations hereunder or thereunder or the consummation of the Transactions or the other transactions contemplated by such Ancillary Agreements.
3.4 No Conflicts.
(a) The execution and delivery of this Agreement by the Company does not and will not, and the performance of this Agreement by the Company and, assuming the Company Stockholder Approval is obtained, the consummation by the Company of the Transactions will not, (i) conflict with or violate any provision of the Company Charter or the Company Bylaws or any Organizational Documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits (“Consents”) described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or (iii) require any consent, approval, authorization, filing or notification under, result in any breach or violation of or any loss of any benefit under, constitute a change of control, assignment, or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any property or asset of the Company or any of its Subsidiaries pursuant to, any Company Material Contract to which the Company or any of its Subsidiaries is party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The execution and delivery of this Agreement by the Company does not and will not, and, assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.3(b), the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act (including the filing with the SEC of the Proxy Statement), the rules and regulations of Nasdaq, and any other applicable U.S. state or federal securities laws, (ii) as required under any applicable Regulatory Laws and Healthcare Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.5 SEC Documents; Financial Statements; Undisclosed Liabilities.
(a) The Company has filed or furnished on a timely basis all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2023 (the “Applicable Date”) (all such reports, schedules, forms, statements, registration statements, prospectuses and other documents filed since the Applicable Date, collectively the “Company SEC Documents”). As of its respective SEC filing date (or, if amended or superseded prior to the date of this Agreement, on the date of such filing), each Company SEC Document (i) complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document filed or furnished subsequent to the date of this Agreement will comply, in all material respects, with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder. Since the Applicable Date, there has been no material correspondence between the SEC and the Company that is not reflected in the Company SEC Documents. As of the date of this Agreement, (i) there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents, and (ii) to the Knowledge of the Company, no Company SEC Document is the subject of ongoing SEC review.
(b) The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any related notes or schedules thereto) (the “Company SEC Financial Statements”) (i) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity deficit of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, (ii) were prepared in accordance with GAAP as applied by the Company (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments and the absence of notes and other presentation items as permitted by the applicable rules and regulations of the SEC, and in each case, which if presented would not be material, and (iii) comply in all material respects with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and published rules and regulations of the SEC with respect thereto.
(c) Each of the principal executive oﬃcer and the principal ﬁnancial oﬃcer of the Company has made all certiﬁcations required by Rule 13a-14 or Rule 13a-15(d) under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to each Company SEC Document where such certification is required. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. The Company maintains disclosure controls and procedures required by Rule 13a-15 or

Rule 15d-15 under the Exchange Act, which controls and procedures are designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents. The Company has established and maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (A) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on its financial statements. From the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to the date of this Agreement, neither the Company, to the Knowledge of the Company, nor the Company’s auditors, has been advised in writing of (1) any “significant deficiencies” or “material weaknesses” (each as defined in Rule 12b-2 of the Exchange Act) identified in management’s assessment of internal control over financial reporting as of and for the year ended December 31, 2024 (nor has any such deficiency or weakness been identified as of the date hereof) or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and, in each case, neither the Company nor, to the Knowledge of the Company, any of its Representatives has failed to disclose such information to the Company’s auditors or the Company Board. The Company is and has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.
(d) The Company and its Subsidiaries do not have any material liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as disclosed, reflected or reserved against in the most recent balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company SEC Financial Statements, none of which, individually or in the aggregate, is or would reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, and, in each case, that did not result from any tort, infringement, Proceeding breach or violation of, or default under, any Contract, warranty, Permit or Law, and (iii) for liabilities and obligations arising out of or in connection with this Agreement, the Merger or the Transactions, to the extent permitted or contemplated by this Agreement.
(e) Section 3.5(e) of the Company Disclosure Schedule sets forth a correct and complete list as of the date of this Agreement of each item of Indebtedness of the Company and its Subsidiaries in the amount of $250,000 or more, and for each such item, the outstanding balance, including the principal amount thereof and all accrued and unpaid interest thereon, as of the date hereof.
3.6 Absence of Certain Changes or Events. Since March 31, 2025, through the date of this Agreement, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice (other than with respect to the Transactions). Since March 31, 2025 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would have constituted a breach of, or otherwise contravened or required Parent’s consent pursuant to, Section 5.1 had the covenants therein applied since March 31, 2025, to the date of this Agreement. Since March 31, 2025, through the date of this Agreement, there has not been a Company Material Adverse Effect.
3.7 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is filed, mailed, distributed or disseminated to holders of Shares and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company to such portions thereof that relate to Parent and its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law.
3.8 Legal Proceedings. There is no, and since the Applicable Date there has been no, Proceeding pending against, or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective assets or properties, other than any Proceeding that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries or any of their respective properties or assets is or are subject to any Order, except for those that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company, nor any of its Subsidiaries, nor any of their respective directors (or equivalent), senior managers, officers, nor, to the Knowledge of the Company, employees, is, or has been since Applicable Date: (a) a party to an agreement or Order relating to a violation or alleged violation of any Healthcare Laws; (b) served with, received or otherwise notified of any Proceeding by or from a Governmental Entity seeking documents or information related to compliance with or violation of, any Healthcare Laws; (c) has any continuing material reporting obligations pursuant to any agreement, Order or other remedial measure imposed by a Governmental Entity related to Healthcare Laws.
3.9 Compliance with Laws and Orders.
(a) The Company and its Subsidiaries are, and since January 1, 2023 have been, in compliance with all Laws and Orders applicable to the Company or any of its Subsidiaries, its business or operations or any assets owned or used by any of them, except where any such non-compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any communication since January 1, 2023 from a Governmental Entity or other Person regarding any actual or alleged violations or failure to comply with any such Law or Order, except where any such non-compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2023, none of the Company or any of its Subsidiaries, and, to the Knowledge of the Company, no director, manager, officer or employee acting on behalf of the Company or any of its Subsidiaries or, to the Knowledge of the Company, agent or third party acting on behalf of any of the Company or any of its Subsidiaries: (a) has directly or indirectly, (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of any applicable anti-corruption or anti-bribery Law, including the Foreign Corrupt Practices Act of 1977, as amended, and any other comparable law of a jurisdiction outside the United States; or (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment; or (b) is currently, or ever has been, (i) debarred, suspended or otherwise excluded from contracting with any Governmental Entity or from participation in any Governmental Health Program; (ii) subject to an action by any Governmental Entity that could be reasonably expected to result in such debarment, suspension or exclusion; (ii) threatened with such any such debarment, suspension, or exclusion; (iv) convicted of any criminal offense relating to the delivery of any item or service under a Governmental Health Program; (v) assessed or threatened with assessment of a civil monetary penalty under Section 1128A of the Social Security Act; or (vi) a defendant in any qui tam or False Claims Act litigation. For purposes of this Section 3.9(b), an “unlawful payment” shall include any transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which transfer is contrary to any applicable Law, including any payment to a third party all or part of the proceeds of which is used for a corrupt payment.
3.10 Permits. The Company and each of its Subsidiaries have in effect, and have complied with, all governmental licenses, permits, certificates, franchises, tariffs, grants, easements, variances, consents, orders, approvals, clearances, exemptions, registrations, enrollments, provider and supplier numbers, accreditations and authorizations (“Permits”) necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is and, since January 1, 2023, has been valid, subsisting and in full force and effect in all material respects, except where any such failure to have or maintain such Permit, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. (i) The operation of the Company and its Subsidiaries as currently conducted is not, and has not been since January 1, 2023, in violation of, nor is the Company or its Subsidiaries in default or violation under, any Permit, and (ii) to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default, breach or violation of any term, condition or provision of any Permit, except, in the case of both (i) and (ii), where any such default, breach or violation of such Permit, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, as of the date hereof, neither the Company nor any Subsidiary of the Company has received notice that any Permits will be terminated or modified or cannot or will not be renewed in the ordinary course of business.
3.11 Employee Benefit Plans
(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each: (i) “employee benefit plan” as defined in Section 3(3) of ERISA; (ii) employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; and (iii) other benefit or compensation plan, agreement, arrangement, program or policy, including profit-sharing, compensation, deferred compensation, stock option, restricted stock, restricted stock unit, performance stock unit or other equity or equity-based compensation, stock purchase, employee stock ownership, vacation, holiday pay or other paid time off, bonus or other incentives, or fringe benefits, in each case set forth in clauses (i), (ii) and (iii), whether or not subject to ERISA, whether or not reduced to a writing, and whether covering a single Company Employee or group of Company Employees (as defined below), (A) that is currently or within three (3) years preceding the Closing was sponsored, maintained, contributed or required to be contributed to by the Company or its Subsidiaries, for the current or future benefit of any current or former director, officer, employee or individual independent contractor of the Company or its Subsidiaries (each, a “Company Employee”) or (B) with respect to which the Company or its Subsidiaries has or could reasonably be expected to have any material liability (including on account of any ERISA Affiliate thereof) (each of such plans, agreements, arrangements, programs or policies described in the foregoing clauses (i) – (iii), a “Company Benefit Plan”); provided, for the avoidance of doubt, that the following Company Benefit Plans need not be specifically set forth on Section 3.11(a) of the Company Disclosure Schedule any employment contract (x) with a Company Employee with annual base compensation of $250,000 or below, (y) that is in all material respects consistent with a standard form previously made available to Parent and set forth on Section 3.11(a) of the Company Disclosure Schedule, and (z) where the severance period or required notice of termination provided is not in excess of thirty (30) days or such longer period as is required under local Law.
(b) With respect to each Company Benefit Plan, accurate and complete copies of the following have been made available to Parent, as applicable: (i) the current plan document together with all amendments thereto or, if not reduced to writing, a written summary of all material plan terms, (ii) the most recent determination, advisory, notification or opinion letter issued by the IRS, if applicable, (iii) the most recent summary plan description, if applicable, or, if none, material employee communication, (iv) any coverage and non-discrimination testing results for the three (3) most recent years, (v) all Forms 1094-C for 2022 to 2024, and (vi) all written non-routine correspondence received by the Company or its Subsidiaries relating to any Governmental Entity audit or investigation, or material correction associated with any Company Benefit Plan.
(i) Except as of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan, including any associated trust or fund, has been established, maintained, operated, funded, and administered in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code.
(ii) (A) Each Company Benefit Plan which is intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination letter, or is the subject of an opinion, notification or advisory letter from the IRS as to its tax-qualified status, upon which it can rely, (B) each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and (C) nothing has occurred that would not reasonably be expected to have a material adverse effect on such qualification or exemption or otherwise result in material liability (actual or contingent) to the Company or its Subsidiaries.
(iii) None of the Company or any of its Subsidiaries, nor to the Knowledge of the Company, has any fiduciary, trustee or administrator of any Company Benefit Plan, engaged in a “prohibited transaction”

(within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to a Company Benefit Plan that has subjected or would reasonably be expected to subject any of the Company or its Subsidiaries to any tax, liability or other penalty under the Code or ERISA.
(iv) Except as set forth on Section 3.11(b)(iv) of the Company Disclosure Schedule, no Proceeding or claim of any kind (other than routine benefits claims) has been brought, or to the Knowledge of the Company is threatened, against or with respect to any Company Benefit Plan, including any audit by the IRS or United States Department of Labor. To the Knowledge of the Company, no fact or circumstance exists that would be reasonably likely to give rise to any such Proceeding or claim. No Company Benefit Plan is, or within the last six (6) years has been, the subject of an examination or audit by a Governmental Entity, or the subject of an application or filing under, or a participant in, a government-sponsored amnesty.
(c) No Company Benefit Plan is, and neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates sponsors, maintains, contributes to, or otherwise has any liability (actual or contingent) in respect of, or has within the past six (6) years sponsored, maintained, contributed to, or otherwise has within the past six (6) years had any liability (actual or contingent) in respect of (i) a “defined benefit plan” as defined in Section 3(35) of ERISA or any benefit plan that is or was subject to Title IV of ERISA, Sections 412 or 430 of the Code, or Section 302 of ERISA, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, (iii) a “multiple employer plan” as described in Section 413(c) of the Code or Section 210 of ERISA, or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.
(d) Except as provided for under this Agreement or as set forth in Section 3.11(d) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any Company Employees to any material payment or benefit (including any bonus, retention or severance pay, but excluding any statutory benefits upon termination of employment at the sole expense of the participant) under any Company Benefit Plan, (ii) cause or accelerate the time of payment, funding, or vesting, or increase the amount or value of compensation (including equity or equity-based compensation) or benefits payable under, compensation or benefits under, or the required funding (through a grantor trust or otherwise) of, any of the Company Benefit Plans; (iii) limit or restrict the right of the Company, Parent or any of their respective affiliates to merge, amend, or terminate any Company Benefit Plan or any related Contract, or (iv) result in any forgiveness of indebtedness of any Company Employee.
(e) Except as set forth on Section 3.11(e) of the Company Disclosure Schedule, no Company Benefit Plan provides post-employment health benefits to any employee or former employee of the Company or its Subsidiaries (or any beneficiary of the employee or former employee), other than (i) continuation coverage pursuant to Section 4980 of the Code or Part 6 of Subtitle B of Title I of ERISA, the full cost of which is borne by the employee or former employee (or any beneficiary of the employee or former employee), (ii) benefits provided during any period during which the employee or former employee is receiving severance pay, provided such arrangement is as set forth on Section 3.11(a) of the Company Disclosure Schedule, or (iii) for coverage through the end of the month in which a termination of employment occurs in accordance with the terms of the Company Benefit Plan.
(f) All contributions (including all required and discretionary (in accordance with historical practices) employer contributions and employee salary reduction contributions), distributions, premiums and payments under or in connection with the Company Benefit Plans that are required to have been made in accordance with the terms of the Company Benefit Plans or any applicable Laws have been timely made in material compliance with such terms or applicable Laws or, to the extent not yet due, properly accrued for on the books and records of the Company and its Subsidiaries (and in such case will be subsequently made).
(g) Except as set forth on Section 3.11(g) of the Company Disclosure Schedule, no payment, benefit or other right that will be made or provided or become payable in connection with the Merger (whether alone or in conjunction with any other event, whether contingent or otherwise) that would reasonably be expected to result in a result in the payment of any amount that could, individually or in combination with any other payment or benefit, constitute an “excess parachute payment” within the meaning of Section 280G of the Code or result in the payment of an excise Tax by any Person under Section 4999 of the Code.

(h) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A of the Code) has been established and operated in material operational and documentary compliance with Section 409A of the Code.
(i) Except as set forth on Section 3.11(i) of the Company Disclosure Schedule, no person is entitled to any gross-up, make-whole, indemnification, reimbursement, or other additional payment from the Company or its Subsidiaries in respect of any Tax or interest or penalty related thereto under Sections 409A or 4999 of the Code, or otherwise.
3.12 Employee and Labor Matters.
(a) The Company and its Subsidiaries have made available to Parent a true and complete list of all current employees of the Company, whether full time, part time or otherwise as of the Effective Time (the “Employees”), specifying their job title/position, date of hire and salary (or other compensation measure). To the Knowledge of the Company, as of the date of this Agreement, no key Employee or group of employees has given notice of termination of employment or otherwise has disclosed plans to terminate employment with the Company or its Subsidiaries prior to the first (1st) anniversary of the Closing.
(b) The Company and each of its Subsidiaries is not, and has not been within the past four (4) years, a party to or bound by any collective bargaining agreement. No union is presently serving as a collective bargaining agent for any Employee. There are no, and there has not been within the past four (4) years, any strikes, work stoppages, walkouts, pickets, lockouts, or other labor disputes, organizing activities pending or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries or with respect to any Employees.
(c) There is no, and there has not been within the past four (4) years, any, pending or, to the Knowledge of the Company, threatened charge, complaint, or Proceeding relating to labor and employment matters, including with respect to payment of wages and hours, employee or contractor classification or employment discrimination, against the Company or its Subsidiaries with regard to any current or former employees, independent contractors or other service providers of the Company, before any federal, state, or local agency, court, or administrative or arbitral tribunal.
(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is in, and since the Applicable Date has been, in material compliance with all federal, state, and local Laws respecting employment and employment practices, terms and conditions of employment, immigration, work authorization, and workplace safety, equal opportunity employment, non-discrimination, non-retaliation, anti-harassment, disability accommodation, classification of employees, the payment of wages or overtime wages or salaries or other compensation, background checks, wage notices or statements, meals and rest breaks, hours, benefits, the WARN Act, collective bargaining, workers’ compensation, unemployment insurance, the payment of social security and similar taxes, federal contracting, workers’ compensation, and occupational safety.
(e) To the Knowledge of the Company, since the Applicable Date, and through the date of this Agreement, the Company and its Subsidiaries have not received or been subject to any material claims alleging sexual harassment committed by any director, officer or other senior managerial employee of the Company.
3.13 Environmental Matters. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) The Company and each of its Subsidiaries since January 1, 2023, has been and is in compliance with all, and is not subject to any liability with respect to noncompliance with any, Environmental Laws.
(b) There are no, and since the Applicable Date, there have been no environmental claims pending nor, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries.
(c) There has been no release, treatment, storage, transportation, handling, use, manufacture, sale, disposal, arranging for or permitting the disposal of, exposure to any Person to, on, upon, into or from any Company Leased Real Property, or current or former ownership or operation of any property or facility contaminated by, any Hazardous Materials, in each case as has given or would reasonably be expected to give rise to a material liability of the Company or its Subsidiaries under Environmental Laws.

(d) Since January 1, 2023, neither the Company nor any of its Subsidiaries has (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released or (ii) to the Knowledge of the Company, exposed any Person to, or designed, manufactured, sold, marketed, installed, repaired, or distributed products containing any Hazardous Materials, in the case of each of clauses (i) and (ii), in a manner or fashion that would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries under any Environmental Law.
(e) Section 3.5(d), Section 3.10 and this Section 3.13 contain the sole and exclusive representations and warranties of the Company and its Subsidiaries with respect to matters pertaining to Hazardous Materials and/or that are governed under Environmental Laws.
3.14 Real Property; Title to Assets.
(a) Neither the Company nor any of its Subsidiaries currently own a fee interest in any real property. Section 3.14(a) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of (i) all real property leased, subleased to or by, licensed or otherwise occupied by, the Company or any of its Subsidiaries (the “Company Leased Real Property”), together with the address of each such Company Leased Real Property and (ii) all leases, subleases or licenses or occupancy agreements and all amendments, modifications, guarantees, assignments, supplements and letters of credit relating thereto (each, a “Company Real Property Lease”). The Company has delivered or made available to Parent complete and accurate copies of each Company Real Property Lease as in effect on the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (I) the Company and each of its Subsidiaries holds a valid and existing leasehold, subleasehold, license or other similar interest under each Company Real Property Lease, free and clear of all Liens other than Permitted Liens and (II) each Company Real Property Lease is a valid and binding agreement, enforceable against the Company or one of its Subsidiaries, as the case may be, and is in full force and effect (subject to the Bankruptcy and Enforceability Exceptions).
(b) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Company Real Property Lease is in default or breach under the terms of any such Company Real Property Lease, except where such default or breach would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute a default or breach under any Company Real Property Lease, except as had not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Subsidiary has received any written notice of any violation or default (or an event which with notice or lapse of time or both would become a default) of Law by any Governmental Entity with respect to the Company Leased Real Property, and, to the Knowledge of the Company, the current use and operation of the Company Leased Real Property by the Company or its Subsidiaries does not violate or constitute a default (or an event which with notice or lapse of time or both would become a default) any applicable Law or Contract applicable to such property.
(d) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries have good and valid title to all of their respective tangible assets and properties, real, personal and mixed, used or held for use in its business, free and clear of all Liens except for Permitted Liens. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all such material tangible assets and properties (including the Company Leased Real Property) are in good operating condition and repair, ordinary wear and tear excepted.
3.15 Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) All material Tax Returns that are required by applicable Law to be filed by the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such filed Tax Returns are true, complete, and accurate in all material respects.

(b) Each of the Company and its Subsidiaries has timely paid all material Taxes due and payable by it, other than Taxes being contested, or that will be contested, in good faith or for which adequate reserves have been established in accordance with GAAP on the Company SEC Financial Statements.
(c) There is no ongoing audit, examination, investigation or other proceeding by any Governmental Entity with respect to any Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that any such audit, examination, investigation or other proceeding is threatened or pending.
(d) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholders of the Company or other third parties.
(e) Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to any material Taxes or agreed to or is the beneficiary of any extension of time with respect to a material Tax assessment or deficiency, which such waiver or extension remains in effect.
(f) Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code in the two (2) years prior to the date of this Agreement.
(g) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or any similar group for state, local or foreign Tax purposes.
(h) Neither the Company nor any of its Subsidiaries has any liability for any Taxes of any other Person (other than the Taxes of the Company or any of its Subsidiaries) (i) under Treasury Regulations Section 1.1502-6 (or any similar state, local or non-U.S. Law), (ii) as a transferee or successor, (iii) by Contract (other than Contracts the primary purpose of which does not relate to Taxes) or (iv) otherwise by operation of law.
(i) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) installment sale or open transaction disposition made prior to the Closing, (iii) prepaid amount received outside of the ordinary course of business, prior to the Closing, or (iv) “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing.
(j) There are no Liens for a material amount of Taxes upon any assets of the Company or its Subsidiaries, except for Permitted Liens.
(k) Neither the Company nor any of its Subsidiaries is required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) or any similar provision of state, local or non-U.S. Tax Law by reason of any change in any accounting methods (including pursuant to Section 451(b) of the Code) or the use of an improper method of accounting for a taxable period ending prior to the Closing Date. There is no application pending with any Governmental Entity requesting permission for any change of any accounting method of the Company or any of its Subsidiaries for Tax purposes. No Governmental Entity has proposed in writing any such adjustment or change of accounting method of the Company or any of its Subsidiaries.
(l) Neither the Company nor any of its Subsidiaries has entered into any transaction that is a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(m) Except with respect to Sections 3.11 and 3.12, the representations in this Section 3.15 are the sole and exclusive representations and warranties concerning Tax matters.
3.16 Material Contracts.
(a) Section 3.16(a) of the Company Disclosure Schedule contains a true, complete and correct list of each of the following Contracts in force as of the date hereof to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of their respective properties or assets are bound in any respect (each Contract listed or required to be listed on Section 3.16(a) of the Company Disclosure Schedule, a “Company Material Contract”):

(i) each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii) each Contract with a Top Customer and each Contract with a Top Vendor;
(iii) each Contract to which the Company or any of its Subsidiaries is a party that by its terms calls for aggregate payments by or to the Company or any of its Subsidiaries of more than $5,000,000 over the remaining term of such Contract, except for any Contract that may be cancelled, without any material penalty or other material liability to the Company or any of the Company’s Subsidiaries, upon notice of thirty (30) days or less;
(iv) other than with respect to an entity that is wholly owned by the Company or any of its Subsidiaries, Contracts concerning the establishment or operation of a partnership, joint venture or limited liability company in which the Company or any of its Subsidiaries holds an equity interest, or that is material to the Company and its Subsidiaries, taken as a whole;
(v) (A) licenses, sublicenses or any other Contract in which (1) the Company or any of its Subsidiaries grants to any Person any license or right to use any Intellectual Property, other than non-exclusive licenses or sublicenses granted to customers in the ordinary course of business or (2) the Company or any of its Subsidiaries is granted a license or right to use Intellectual Property of a third Person, other than licenses of generally commercially available shrink-wrap or off-the-shelf Software programs that is generally unmodified and solely internally used, in each case, with aggregate annual license fees or a total replacement cost of less than $100,000; (B) a Contract that, since Applicable Date, provided or provides for the assignment of Intellectual Property to or from any third Person to the Company or any of its Subsidiaries; and (C) any Contract pursuant to which the Company or any of its Subsidiaries is restricted from using, registering or enforcing any Company Owned Intellectual Property;
(vi) other than any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, any Contract (A) with an employee or independent contractor of the Company or any of its Subsidiaries that provides for annual base compensation in excess of $250,000 or (B) between the Company or any Subsidiary, on the one hand, and any director, manager, officer, employee, independent contractor or other service provider of the Company or any of its Subsidiaries (other than ordinary course employment or incentive equity related Contracts and arrangements) or any person beneficially owning five percent (5%) or more of the outstanding Shares, on the other hand;
(vii) (A) indentures, credit agreements, loan agreements mortgages, guarantees, securities, surety or performance bonds or similar instruments or other Contracts pursuant to which the Company or any of its Subsidiaries has or will incur or assume any indebtedness for borrowed money or has or will guarantee or otherwise become liable for any indebtedness of any other Person for borrowed money other than any indentures, credit agreements, loan agreements or similar instruments solely between or among any of the Company and any of its Subsidiaries and (B) Contract granting a Lien (other than a Permitted Lien) upon any material assets or properties of the Company or any of its Subsidiaries;
(viii) each Contract that (A) restricts the ability of the Company or a Subsidiary of the Company to (1) compete with any business or in any geographical area or to solicit customers or (2) in any material way, solicit or hire employees or other individual service providers, (B) contains “most favored nation” provisions in favor of a customer of the Company or any of its Subsidiaries, or (C) contains “exclusivity”, minimum take or pay provisions or provisions similar to any of the foregoing;
(ix) each Contract that grants to any person any option, right of first offer or right of first refusal or similar right to purchase, lease, sublease, license, use, possess or occupy any assets of the Company or any Subsidiary of the Company;
(x) settlement, conciliation or similar Contracts, including any such agreement which would require the Company or any of its Subsidiaries to pay consideration of more than $2,000,000 after the date hereof or that contains continuing restrictions on the business or operations of or other non-monetary obligations of the Company or its Subsidiaries;

(xi) Contracts that obligate the Company or any of its Subsidiaries to make any future capital investment or capital expenditure in excess of $1,000,000 individually or $5,000,000 in the aggregate;
(xii) each Contract that provides for indemnification of any officer, director or employee by the Company entered into in the last five (5) years;
(xiii) any stockholders, investors rights, registration rights or similar agreements or arrangements; or
(xiv) any Government Contracts.
(b) The Company has made available to Parent true, complete and correct copies of each Company Material Contract. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Company Material Contracts are valid, binding and in full force and effect and are enforceable against the Company or the applicable Subsidiary of the Company party thereto and, to the Knowledge of the Company, each other party to such Company Material Contract, in accordance with their terms, subject in each case to Bankruptcy and Enforceability Exceptions, and (ii) the Company or its applicable Subsidiary party thereto, and to the Knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under the Company Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach, violation or default thereunder (with or without notice or lapse of time, or both). Without limiting the foregoing, the Company and its Subsidiaries are not as of the date of this Agreement, and since December 31, 2024 through the date of this Agreement none of them have been, engaged or involved in any material dispute with any counterparty to a Company Material Contract. To the Knowledge of the Company, as of the date of this Agreement, there is no anticipated cancellation, termination, non-renewal or material modification (including any material reduction in the rate or volume of purchases or sales or material increase in the prices charged or paid, as the case may be) involving any contractual counterparty described in the immediately preceding sentence.
3.17 Government Contracts.
(a) Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect, during the past four (4) years: (i) the Company and its Subsidiaries have complied with all terms and conditions of its Government Contracts, (ii) the Company and its Subsidiaries have complied in all respects with all applicable Laws pertaining to each Government Contract or Government Bid, (iii) neither the Company nor its Subsidiaries have received written (or, to the Knowledge of the Company, oral) notice of a cancellation, termination for convenience, termination for default, suspensions or stock work orders (specifically excluding (i) suspensions or stop work orders relating to protests filed in connection with the award of a Government Contract to the Company or any of its Subsidiaries or (ii) suspensions or stop work orders initiated by a Government Entity that apply to all counterparties to similar Government Contracts and not specific to the Company or any of its Subsidiaries), stop work order, cure notice, violation of Law, violation of a Government Contract or show cause notice and no such notice is currently proposed or, to the Knowledge of the Company, threatened in writing, pertaining to such Government Contract, (iv) no cost incurred by the Company or any Subsidiary pertaining to such Government Contract has been challenged, disallowed or is the subject of any ongoing audit or is subject to an ongoing investigation, with the exception of routine audits conducted in the ordinary course of business, (v) neither the Company nor any Subsidiary has been informed by a Government Entity that any option with respect to such Government Contract will not be exercised or that any Government Contract will be terminated, cancelled, subject to reduction or will otherwise come to an end prior to the end of its current period of performance and (vi) the submissions, representations, certifications, and warranties made, acknowledged or set forth by the Company and its Subsidiaries with respect to the Government Contracts and Government Bids were true, complete and correct in all material respects as of their effective date, the Company and its Subsidiaries have complied with all such certifications, and all such representations and certifications have continued to be current and materially accurate and complete to the extent required by the terms of a Government Contract or applicable Law.
(b) Except as set forth on Section 3.17(b) of the Company Disclosure Schedule: (i) neither the Company nor its Subsidiaries have received any written or, to the Knowledge of the Company, oral notice that any officer, employee, consultant or agent of the Company or its Subsidiaries is, or within the last four (4) years has been, under administrative, civil or criminal investigation or indictment by any Governmental Entity (A) relating to the performance of his or her duties for the Company or its Subsidiaries or (B) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect on the Company or its

Subsidiaries, taken as a whole; (ii) to the Knowledge of the Company, there is not pending any investigation of the Company, its Subsidiaries, or its officers, employees, consultants or agents nor within the last four (4) years has there been any audit or investigation of the Company, its Subsidiaries or its officers, employees, consultants or agents resulting in a material adverse finding with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; (iii) within the last four (4) years, neither the Company nor its Subsidiaries have made or been required to make any voluntary or mandatory disclosure to any Governmental Entity with respect to any alleged irregularity, unlawful conduct, misstatement, significant overpayment or omission arising under or relating to a Government Contract; (iv) within the last four (4) years, neither the Company nor its Subsidiaries have received any written (or, to the Knowledge of the Company, oral) notice of any determination by a Governmental Entity regarding, nor entered into an consent order or administrative agreement with a Governmental Entity regarding, any suspected or, alleged fraud, mischarging, improper payments, unauthorized release of information, misstatement, omission or violation of Law, or any material administrative or contractual requirement related to a Government Contract; (v) neither the Company nor its Subsidiaries have received any written (or, to the Knowledge of the Company, oral) notice of complaint (whether or not sealed or partially unsealed) regarding any suspected or alleged fraud, mischarging, improper payments, unauthorized release of information, irregularity, misstatement, omission or violation of Law, or any material administrative or contractual requirement related to a Government Contract; (vi) neither the Company nor its Subsidiaries have received written document requests, subpoenas, search warrants or civil investigative demands addressed to or requesting information involving such Company, its Subsidiaries, or any of its members, managers, officers, employees or affiliates, in connection with or concerning any information related to a Government Contract; (vii) to the Knowledge of the Company, neither the Company, its Subsidiaries nor any of their officers, managers, directors or employees has been under any administrative, civil or criminal investigation or indictment or criminal information involving alleged false statements, false claims or other improprieties or criminal acts relating to any Government Contract; (viii) neither the Company nor its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers or employees has been the subject of any actual “whistleblower” or “qui tam” lawsuit; or (ix) to the Knowledge of the Company, it has not conducted any internal audit, review or inquiry in which any outside legal counsel, auditor, accountant or investigator has been or was engaged with respect to any suspected, alleged or possible fraud, defective pricing, mischarging, improper payments, unauthorized release of information, misstatement, omission or violation of Law or any material administrative or contractual requirement related to a Government Contract.
3.18 Intellectual Property; Data Privacy and Cybersecurity.
(a) Section 3.18(a) of the Company Disclosure Schedule identifies all Company Owned Intellectual Property that is registered, issued or subject to a pending application (collectively, the “Company Registrations”). Section 3.18(a) of the Company Disclosure Schedule also identifies all material Company Software and unregistered material Company Owned Intellectual Property.
(b) Except as would not be material to the business and operations of the Company and its Subsidiaries, each of the Company Owned Intellectual Property is subsisting, valid and, to the Knowledge of the Company, enforceable. The Company or one of its Subsidiaries is the exclusive owner of and possesses all worldwide rights, title and interests in and each item of Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens). No Company Owned Intellectual Property is subject to any outstanding Order, and no action is pending or threatened that challenges the legality, validity, enforceability, use, scope or ownership of any Company Owned Intellectual Property. The Company and each of its Subsidiaries own or have adequate rights to use all Intellectual Property used in or necessary for their businesses as currently conducted.
(c) To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries does not infringe, misappropriate, dilute, or otherwise violate (and, since January 1, 2023, has not infringed, misappropriated, diluted or otherwise violated) the Intellectual Property rights of any Person, and the Company and its Subsidiaries have not received any complaint or notice alleging infringement, misappropriation, dilution or otherwise violation of the Intellectual Property of any Person. To the Knowledge of the Company, no Person has infringed, misappropriated, diluted or otherwise violated any Company Owned Intellectual Property. Since January 1, 2023, the Company and its Subsidiaries have not sent any complaint or notice to any Person alleging infringement, misappropriation, dilution or other violation of any Company Owned Intellectual Property.
(d) The Company and its Subsidiaries have taken commercially reasonable actions designed to protect and preserve the confidentiality of their Sensitive Data, including by requiring all employees and other Persons with access to the Company’s or a Subsidiary’s Sensitive Data to execute valid and enforceable Contracts that require them to maintain the confidentiality of such information and only use such information in accordance with such Contracts. All current and former employees and contractors of the Company or any of its Subsidiaries who developed or contributed to any Company Owned Intellectual Property or other Intellectual Property material to the operation of the business of the Company or any of its Subsidiaries have executed valid and enforceable Contracts that assign to the Company or one of its Subsidiaries, all of such Person’s respective rights in such Intellectual Property. To the Knowledge of the Company, no Person is in breach or violation of any confidentiality or Intellectual Property assignment agreement.
(e) The computer systems and services, servers, network equipment, Software (including Company Software), computer hardware, databases, electronics, platforms, interfaces, applications and websites used or held for use by the Company or any of its Subsidiaries, including any outsourced systems and services that are owned or used by the Company and its Subsidiaries (collectively, the “IT Systems”) are (i) lawfully owned, leased or licensed by the Company and its Subsidiaries and (ii) are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted.
(f) The Company and its Subsidiaries have each implemented and maintained commercially reasonable business continuity plans, data security, data backup, data storage, system redundancy and disaster avoidance and recovery procedures with respect to the IT Systems. Since the Applicable Date, there has been no failure or other material substandard performance of any IT System, in each case which has caused a material disruption to the operation of the business of the Company or any of its Subsidiaries. The Company Software, and to the Knowledge of the Company, the other IT Systems do not contain any Software routines or hardware components intentionally designed to permit unauthorized access, to maliciously disable or to erase Software, hardware or data.
(g) For the Company Software (i) the Company has in its possession, in up-to-date appropriately catalogued accessible versions, its source code and documentation as reasonably necessary to enable competently skilled programmers to use and update the Company Software, and (ii) there has been no unauthorized reverse engineering or other unauthorized disclosure of or access to the source code for the Company Software.
(h) The Company and its Subsidiaries have not used any Open Source Software in a manner that would (i) require any Company Owned Intellectual Property or Company Software to be made available in source code form, (ii) limit the Company’s or any of its Subsidiaries’ freedom to seek full compensation in connection with the marketing, licensing or distribution of any Company Owned Intellectual Property or Company Software, (iii) allow a third Person to reverse engineer or re-license any Company Owned Intellectual Property or Company Software or (iv) grant any patent license, non-assertion covenant or other rights under any Company Owned Intellectual Property or Company Software. The Company and its Subsidiaries are in compliance with their contractual obligations relating to Open Source Software.
(i) No Person (other than current employees and contractors involved in the development thereof) has received or has a right to license or possess the source code for any Company Software, and the Company and its Subsidiaries are not under any obligation (including any source code escrow agreement) to provide or license to any Person, or deposit to any escrow agent, any source code for any Company Software. The Closing will not result in the release of any source code for any Company Software to any Person.
(j) Since January 1, 2023, the Company and its Subsidiaries have implemented and maintained a written information security program comprising commercially reasonable security measures which are consistent with Information Privacy Obligations and designed to protect the IT Systems, data relating to the customers of their respective businesses (“Customer Data”) and other Sensitive Data. With the exception of inadvertent disclosures of “Protected Health Information” (as defined by HIPAA) involving fewer than one hundred (100) individuals that the Company or its Subsidiaries disclosed to their customers and would not, individually or in the aggregate, be material to the Company and its Subsidiaries, since January 1, 2023, the Company and its Subsidiaries have not (i) experienced any Security Incident or (ii) notified in writing or been required by applicable Law, Governmental Entity or other Information Privacy Obligation to notify in writing any Person of any Security Incident. Since January 1, 2023, neither the Company nor any of its Subsidiaries has received any notice of any claims, investigations (including investigations by a Governmental Entity), or alleged violations of Laws or other Information Privacy Obligations with respect to Personal Information Processed by the Company and its Subsidiaries.

(k) The Company and its Subsidiaries have complied in all material respects and are in compliance in all material respects with the applicable Information Privacy Obligations. The Company and its Subsidiaries have implemented controls, including policies and procedures, reasonably designed to ensure compliance with the Information Privacy Obligations, including through adopting and publishing privacy notices and policies that accurately describe their privacy practices (“Privacy Notices”). The Company and its Subsidiaries have complied in all material respects and are in compliance in all material respects with those Privacy Notices. The Company and its Subsidiaries have sufficient rights and authority under its contracts or otherwise to permit the use and other Processing of Sensitive Data for the purposes of, and in connection with the development, offering, and provision of their respective products and services as presently conducted by the Company and its Subsidiaries.
3.19 Healthcare Regulatory Matters.
(a) The Company and its Subsidiaries currently conduct, and since the Applicable Date have conducted, business in material compliance with all applicable Healthcare Laws and Company Material Contracts. Since the Applicable Date, neither the Company nor its Subsidiaries have received or been subject to any action, written notice, citation, suspension, revocation, limitation, warning or claim issued by a Governmental Entity, or allegation made by any other Person, that asserts that either the Company or its Subsidiaries have materially violated any Healthcare Law. Since the Applicable Date, there has been no claim (including written, or, to the Knowledge of the Company, other notice of an intent to audit or investigate) by any Person with respect to or related to the business, other than customary health care claim reviews and corrections in the ordinary course of business, and there is no such pending, or to the Knowledge of the Company, threatened action. Since the Applicable Date, no Person has sought, or, to the Knowledge of the Company, is reasonably expected to seek, indemnification from the Company (or any equityholder or its Subsidiaries, in connection with the Company) for any claims regarding noncompliance with, or violations of, Healthcare Laws or Company Material Contracts.
(b) Since the Applicable Date, neither the Company nor any of its Subsidiaries or any of their respective directors, officers, or employees or, to the Knowledge of the Company, any contractors acting on behalf of the Company, has knowingly (as defined under the False Claims Act) submitted or caused to be submitted to a Governmental Health Program or other Payor a false or fraudulent claim for payment, and the billing, coding and claims review, audit and adjustment practices of the Company and its Subsidiaries, and any Person acting on the Company’s behalf, are and since the Applicable Date have been, in compliance in all material respects with all applicable Laws and Company Material Contracts to which the Company is bound or otherwise subject. Since the Applicable Date, the Company and its Subsidiaries have undertaken good faith, reasonable efforts to identify and return any overpayments, as required under any applicable Laws or Company Material Contracts.
(c) Except as would not be material to the Company or its Subsidiaries, the Company currently maintains, and since the Applicable Date has maintained, a compliance program reasonably designed to promote compliance with Healthcare Laws that includes applicable policies, procedures and training for all employees and workforce members and that meets requirements under Healthcare Laws. Since the Applicable Date, the Company and its Subsidiaries have operated in material compliance with such compliance program and has provided to Parent complete and accurate copies of all compliance program materials.
(d) The Company and its Subsidiaries are, and since the Applicable Date, have been in compliance in all material respects with Healthcare Privacy Obligations, including HIPAA and all similar state applicable Laws governing the privacy, security or confidentiality of medical or health information of patients, to the extent applicable to the Company. Since the Applicable Date, the Company or its Subsidiaries have entered into Business Associate Agreements (as defined by HIPAA) with customers, contractors and other Persons, wherever required by applicable Law. The Company is not, and since January 1, 2023, has not been, in material breach of any Business Associate Agreements, and to the Knowledge of the Company, no counterparty has been in breach of any Business Associate Agreements. With the exception of inadvertent disclosures of “Protected Health Information” (as defined by HIPAA) involving fewer than one hundred (100) individuals that (i) the Company or its Subsidiaries disclosed to their customers and (ii) would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, since the Applicable Date, the Company has not otherwise experienced a “Breach” (as defined by HIPAA), successful “security incident” (as defined by HIPAA), or other reportable data incident with respect to Protected Health Information in possession or under the control of the Company or its Business Associates (as defined by HIPAA). The Company maintains, and since the Applicable Date, has maintained, a HIPAA compliance program (including policies, procedures, training and security risk assessments) that materially complies with HIPAA and its Contracts, and has operated materially in compliance with such program. The Company maintains all PHI within the United States of America and only allows employees or contractors to access or view such PHI from outside the United States of America in compliance with applicable Healthcare Privacy Obligations. The Company currently maintains and since January 26, 2024, has maintained HITRUST certification in good standing, is in compliance with its HITRUST certification, and to the Knowledge of the Company, there is no fact or circumstance that would jeopardize such certification.
3.20 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies maintained by the Company and its Subsidiaries are in full force and effect with financially sound and reputable insurers and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Since the Applicable Date to the date of this Agreement, to the Knowledge of the Company, neither the Company nor any Subsidiary of the Company has received written notice of termination or cancellation or denial of coverage with respect to any material insurance policy maintained by the Company or its Subsidiaries or any material claim made pursuant to any such insurance policy.
3.21 Customers and Vendors.
(a) Section 3.21(a) of the Company Disclosure Schedule contains a true and correct list of each of the ten largest customers of the Company and its Subsidiaries with respect to revenues for the twelve-month period ending June 30, 2025 (each, a “Top Customer”). The Company has not received written (or, to the Knowledge of the Company, oral) notice of any termination, cancellation, material amendment or substantial reduction of terms or conditions, by any Top Customer of its business relationship or Contract with the Company and its Subsidiaries, and to the Knowledge of the Company, no such termination, cancellation, material amendment or substantial reduction of terms or conditions has been threatened by any such Top Customer.
(b) Section 3.21(b) of the Company Disclosure Schedule contains a true and correct list of each of the ten largest vendors of the Company and its Subsidiaries with respect to spend for the twelve-month period ending June 30, 2025 (each, a “Top Vendor”). The Company has not received written (or, to the Knowledge of the Company, oral) notice indicating that any such Top Vendor is of any termination, cancellation, material amendment or substantial reduction of terms or conditions, by any Top Vendor of its business relationship or Contract with the Company and its Subsidiaries, and to the Knowledge of the Company, no such termination, cancellation, material amendment or substantial reduction of terms or conditions has been threatened by any such Top Vendor.
3.22 Broker’s Fees. Except for the fees and expenses of Truist Securities, Inc. (“Truist”), the Company’s financial advisor, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed or engaged any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions, and, without limiting the foregoing, no financial advisor, broker, finder or investment bank (other than Truist) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by the Company or any of its Subsidiaries. The Company has made available to Parent true, correct and complete copies of all agreements pursuant to which Truist is entitled to any fee, commission or expenses in connection with the Transactions.
3.23 Related Party Transactions. Neither the Company nor any of its Subsidiaries is, nor since the Applicable Date has been, a party to any transaction or series of related transactions, Contract, understanding or arrangement, nor, to the Knowledge of the Company, are there any of the foregoing currently proposed, under which any (a) present or former executive officer, senior manager or director (or equivalent) of the Company or any Subsidiary, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity of the Company, or (c) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company or any Subsidiary or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K (or, if proposed but not having been consummated or executed, as would be required to be so disclosed if consummated or executed).
3.24 Takeover Statutes; Rights Plans. Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.8, there is no “fair price,” “business combination,” “control share acquisition,” “moratorium” or other anti-takeover Law (including Section 203 of the DGCL), statute or regulation or any similar provision of the Company Charter or Company Bylaws that is applicable to the Merger or the other Transactions.
3.25 Opinion of Financial Advisor. The Company Board has received the oral opinion of Truist (to be followed by delivery of a written opinion dated the same date), to the effect that, as of such date, and based upon and subject to the limitations, qualifications, assumptions and other matters set forth in such opinion, the Merger Consideration to be received by the holders of Shares in the Merger pursuant to this Agreement is fair from a financial point of view to such holders. A signed, true, correct and complete copy of such opinion will be delivered to Parent on a non-reliance basis promptly following receipt thereof by the Company for information purposes only.
3.26 No Other Representations or Warranties.
(a) Except for the representations and warranties expressly set forth in this Article 3 or in any certificate delivered by or on behalf of the Company hereunder or in connection herewith, none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty of any kind whatsoever, at Law or in equity, with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or with respect to any other information (including projections, estimates, forecasts or budgets) provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof, notwithstanding the delivery or disclosure to Parent and the Merger Sub or any of their affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the Data Room, teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article 3 or in any certificate delivered by or on behalf of the Company hereunder or in connection herewith.
(b) Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that (i) neither Parent nor Merger Sub, nor any affiliate or Representative of either of them, has made or is making any representation or warranty relating to Parent, any of its Subsidiaries or Merger Sub, whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article 4 or in any certificate delivered by or on behalf of Parent or Merger Sub hereunder or in connection herewith, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent and its Subsidiaries furnished or made available to the Company or any of its Representatives, (ii) all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent and Merger Sub, and (iii) the Company is not relying and has not relied on any such other representation or warranty not set forth in Article 4 or in any certificate delivered by or on behalf of Parent or Merger Sub hereunder or in connection herewith.
Article 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company as follows:
4.1 Corporate Organization. Each of Parent and Merger Sub is an entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions.
4.2 Authority, Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all necessary power and authority to enter into, execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform and comply with each of its obligations under this Agreement and such Ancillary Agreement and, subject to compliance with Regulatory Laws, to consummate the Transactions and the other transactions contemplated thereby, in each case, applicable to such party, in accordance with the terms of this Agreement and the Ancillary Agreements to which it is a party. The adoption, execution and delivery by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party, the performance and compliance by Parent and Merger Sub with each of its obligations herein and therein, and the consummation by Parent and Merger Sub of the Transactions and the other transactions contemplated by such Ancillary Agreements applicable to it have been duly authorized by all necessary action on the part of Parent and Merger Sub, and no other proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party dated on or before the date hereof and, assuming the due authorization, execution and delivery by the Company, this Agreement and each Ancillary Agreement constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to Bankruptcy and Enforceability Exceptions.
4.3 No Conflicts.
(a) The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, certificate of limited partnership, limited partnership agreement, bylaws or similar organizational documents of Parent or Merger Sub, (ii) assuming that all Consents described in Section 3.4(b) and Section 4.3(b) have been obtained and all filings and notifications described in Section 3.4(b) and Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”), or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent, approval, authorization, filing or notification under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any their Subsidiaries, including Merger Sub, pursuant to, any Contract or Permit to which Parent or any their respective Subsidiaries is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions.
(b) The execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and, assuming the accuracy of the representations and warranties of the Company in Section 3.4(b), the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, the Securities Act and any other applicable U.S. state or federal securities laws, (ii) as required under any applicable Regulatory Laws or Healthcare Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions.
4.4 Litigation. As of the date of this Agreement, there is no Proceeding pending, or, to the Knowledge of Parent, threatened against Parent and/or Merger Sub that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions, and neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions or that challenges the validity or propriety of the Merger.
4.5 Financial Capability.
(a) Parent has delivered to the Company complete and correct copies of an executed debt commitment letter, dated as of the date hereof (including all exhibits, annexes, schedules and term sheets attached thereto), and an executed fee letter, dated as of the date hereof (which may be redacted as to fee amounts and other economic provisions in a manner customary for transactions of this type and that could not in any event adversely affect the conditionality, enforceability, availability, termination or aggregate gross amount of the Debt Financing) (the “Fee Letter”), from the Financing Sources party thereto (collectively, the “Debt Commitment Letter”), pursuant to which the Financing Sources have agreed, on the terms and subject to the conditions set forth or referenced therein, to provide debt financing to Parent in the amounts set forth therein (the “Debt Financing”).
(b) The Debt Commitment Letter is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, each other party thereto, and enforceable against Parent and, to the Knowledge of Parent, each other party thereto in accordance with its terms, in each case, except as enforceability may be limited by the Bankruptcy and Enforceability Exceptions. The Debt Commitment Letter has not been amended or modified in any respect prior to or as of the date of this Agreement and, as of the date of this Agreement, (i) no such amendment or modification is contemplated (other than modifications to assign or reassign or reallocate commitments and/or roles to lenders, agents, co-agents, arrangers, bookrunners, managers or other roles under the Debt Commitment Letter) and (ii) the commitments contained in the Debt Commitment Letter have not been withdrawn, rescinded or terminated in any respect, in each case except as permitted by Section 5.14. As of the date hereof, assuming the accuracy in all material respects of the representations and warranties in Article 3 of this Agreement, no event or circumstance has occurred which, with or without notice, lapse of time or both, would or would reasonably be expect to constitute a (i) default or breach on the part of Parent or, to the Knowledge of Parent, any of the other applicable parties thereto, under the Debt Commitment Letter. Assuming the satisfaction of the conditions set forth in Sections 6.1 and 6.2, as of the date hereof, neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy, on a timely basis, any term or condition to be satisfied by it (or otherwise within Parent’s, or the Company’s control) contained in the Debt Commitment Letter or that the full amount of the Debt Financing contemplated by the Debt Commitment Letter not being available as of the Closing. There are (i) no conditions precedent related to the funding of the full amounts of the Debt Financing other than as set forth in the Debt Commitment Letter and (ii) no other agreements that could limit, affect or impair the availability of the Debt Financing necessary to consummate the Closing on the Closing Date, other than as set forth in the Debt Commitment Letter. Parent has fully paid or caused to be paid any and all commitment fees and any other amounts required by the Debt Commitment Letter and the Fee Letter, in each case, to be paid on or before the date of this Agreement.
(c) The aggregate proceeds of the Debt Financing, when funded in accordance with the Debt Commitment Letter, together with cash on hand of Parent and its wholly-owned Subsidiaries and the proceeds of a portion of the 2025 Incremental DDTL Loans (as defined in the Parent Credit Agreement) when drawn and funded at the Closing in accordance with the Parent Credit Agreement (the “Incremental DDTL Loans”), will be sufficient to (i) make all payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article 2 in connection with or as a result of the Merger); and (ii) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub (clauses (i) and (ii), the “Required Amount”).
(d) Parent and its wholly-owned Subsidiaries (on a consolidated basis) have, and will have at times prior to the earlier of the Effective Time and the valid termination of this Agreement pursuant to Article 7, cash on hand, marketable securities, readily available lines of credit and/or other readily available funds sufficient in the aggregate to pay the Parent Termination Fee and any other amounts payable or reimbursable by Parent or Merger Sub pursuant to Section 5.15(d) and/or Section 7.6(e), if and when the Parent Termination Fee and/or such other amounts become due and payable pursuant to the terms, and subject to the conditions, set forth in this Agreement (including, for the avoidance of doubt, Section 7.6).

(e) Parent and Merger Sub affirm that it is not a condition to the Closing or to any of their other obligations under this Agreement that Parent or Merger Sub obtain financing for, or related to, any of the Transactions, including the Merger.
4.6 Absence of Certain Agreements. As of the date of this Agreement, none of Parent or Merger Sub or their respective Affiliates has entered into any legally binding agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any legally binding agreement, arrangement or understanding (in each case, whether oral or written), (a) with any third party that would reasonably expected to limit in any material respect Parent’s or Merger Sub’s ability to comply with their respective obligations under this Agreement or (b) with any third party that would reasonably be expected to materially delay (beyond the End Date) or prevent the consummation of the Transactions.
4.7 Proxy Statement. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is filed, mailed, distributed or disseminated to holders of Shares and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Merger Sub with respect to such portions thereof that relate expressly to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of Company for inclusion or incorporation by reference therein).
4.8 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other Transactions. The vote or consent of Parent as the sole shareholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the other Transactions.
4.9 Ownership of Company Capital Stock. Except as a result of this Agreement and consummation of the Transactions, none of Parent, Merger Sub or any Parent Subsidiary beneficially owns any Shares or other Equity Interests in the Company. None of Parent, Merger Sub, or any Parent Subsidiary nor any of their respective “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company (as each such term is defined in Section 203 of the DGCL). Assuming that the Company Board has waived the applicability of Section 203 of the DGCL prior to the execution of this Agreement, neither Parent nor Merger Sub has taken any action that will result in the application of Section 203 of the DGCL to the Transactions.
4.10 Solvency. Assuming (a) satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger in Sections 6.1 and 6.2 and (b) the accuracy of the representations and warranties set forth in Article 3, immediately after giving effect to the consummation of the Transactions, Parent, the Surviving Corporation and their respective Subsidiaries (on a consolidated basis) will not (i) be insolvent (because the fair saleable value of its assets, on a going concern basis, is less than the amount required to pay its liabilities (including contingent liabilities) as they come due), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred liabilities (including contingent liabilities) beyond its ability to pay them as they become due. Parent and Merger Sub is not entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of any of Parent, its Subsidiaries or the Surviving Corporation.
4.11 Ownership of Merger Sub. All of the outstanding Equity Interests of Merger Sub have been duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, wholly owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, has not prior to the date hereof engaged in any business or other activities.
4.12 No Stockholder and Management Arrangements. Except for this Agreement, or as expressly authorized by the Company Board, neither Parent nor Merger Sub, nor any of their respective officers, directors or affiliates, is a party to any Contract, or has made or entered into any formal or informal arrangement or other understanding (including as to continuing employment), with any stockholder, director or officer of the Company relating to this Agreement, the Merger or any other Transactions, or the Surviving Corporation or any of its affiliates, businesses or operations from and after the Effective Time.

4.13 Brokers. Except for J.P. Morgan Securities, neither Parent nor any of their respective Subsidiaries nor any of their respective officers or directors on behalf of Parent or any of their respective Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.
4.14 Compliance with Laws. Neither Parent, Merger Sub nor any of their Affiliates is in default or violation of any applicable Law, except for any such defaults or violations that, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions, including the Merger.
4.15 Parent Credit Agreement.
(a) A correct and complete copy of the Parent Credit Agreement as in effect on the date of this Agreement has been made available to the Company.
(b) As of the date hereof, no Event of Default (as defined in the Parent Credit Agreement) under Section 8.01(a) or 8.01(f) of the Parent Credit Agreement exists or would result from the application of the proceeds of the Incremental DDTL Loans.
(c) As of the date hereof, the representations and warranties of each Loan Party (as defined in the Parent Credit Agreement) set forth in Article V of the Parent Credit Agreement and in each other Loan Document (as defined in the Parent Credit Agreement) are accurate and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are accurate and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be accurate and correct in all respects on the date hereof or on such earlier date, as the case may be.
(d) As of the date hereof, the Consolidated First Lien Net Leverage Ratio (as defined in the Parent Credit Agreement) (determined on a Pro Forma Basis (as defined in the Parent Credit Agreement)) and after giving effect to the Amendments (as defined in the Debt Commitment Letter) does not exceed 5.50:1.00.
(e) As of the date hereof, to the Knowledge of Parent, the Financing Sources party to the Debt Commitment Letter constitute the Required Lenders (as defined in the Parent Credit Agreement).
4.16 No Other Representations and Warranties.
(a) Except for the representations and warranties expressly set forth in this Article 4 or in any certificate delivered by or on behalf of Parent or Merger Sub hereunder or in connection herewith, none of Parent or Merger Sub, any of their respective affiliates or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty of any kind whatsoever, at Law or in equity, with respect to Parent or Merger Sub or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or with respect to any other information (including projections, estimates, forecasts or budgets) provided, or made available, to the Company or its Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof, notwithstanding the delivery or disclosure to the Company or any of its affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the foregoing, none of Parent, Merger Sub or any other Person will have or be subject to any liability or other obligation to the Company or its Representatives or affiliates or any other Person resulting from the Company’s or its Representatives’ or affiliates’ use of any information, documents, or other material made available to the Company or its Representatives or affiliates, in any form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article 4 or in any certificate delivered by or on behalf of the Parent or Merger Sub hereunder or in connection herewith.
(b) Notwithstanding anything to the contrary contained in this Agreement, Parent and Merger Sub each acknowledges and agrees that (i) neither the Company, nor any affiliate or Representative of the Company, has made or is making any representation or warranty relating to the Company or any of its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article 3 or in any certificate delivered by or on behalf of the Company hereunder or in connection herewith, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub or any of their Representatives, (ii) all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company, and (iii) neither Parent nor Merger Sub is relying on or has relied on any such other representation or warranty not set forth in Article 3 or in any certificate delivered by or on behalf of the Company hereunder or in connection herewith.
Article 5
COVENANTS
5.1 Conduct of Business by the Company Pending the Closing. Between the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article 7, except (i) as required by Law or Order, (ii) as otherwise expressly contemplated by any other provision of this Agreement, (iii) as set forth in Section 5.1 of the Company Disclosure Schedule or (iv) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to use commercially reasonable efforts, (1) to conduct its business and operations in the ordinary course of business consistent with past practice, (2) to maintain and preserve intact the Company’s and its Subsidiaries’ business organization, assets and properties, (3) keep available the services of the current officers, employees and consultants of the Company and each of its Subsidiaries and to preserve the goodwill and current relationships of the Company and each of its Subsidiaries with customers, suppliers, distributors, licensors, licensees and other Persons with which the Company or any of its Subsidiaries has business relations and (4) comply in all material respects with all applicable Laws that have a material impact on the Company, its Subsidiaries and/or the operation of their business. Without limiting the foregoing, except (i) as required by Law or Order, (ii) as otherwise expressly contemplated by any other provision of this Agreement or (iii) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article 7, directly or indirectly, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):
(a) amend its certificate of incorporation or bylaws or other Organizational Documents;
(b) issue, sell, pledge, dispose of, grant, transfer or encumber (or otherwise subject to a Lien) any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants, equity or equity-based compensation, restricted stock, restricted stock units, performance stock units or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than the issuance of Shares (i) under the Company ESPP or (ii) upon the exercise of Company Options or settlement of Company RSUs and Company PRSUs outstanding as of the date hereof in accordance with their terms, in each case, to the extent not otherwise restricted or limited by Section 2.4 of this Agreement;
(c) sell, license, pledge, dispose of, transfer, lease, guarantee, mortgage or subject to a Lien (other than Permitted Liens) any property or assets of the Company or any of its Subsidiaries, except the sale, license, pledge, disposal, transfer, lease or encumbrance of goods or inventory in the ordinary course of business consistent with past practice, with an aggregate value not to exceed $1,000,000, or the disposition in order course of business of obsolete, surplus or worn out assets, inventory or equipment or assets that are no longer used in the ordinary course of the Company’s and its Subsidiaries’ business;
(d) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends or other distributions paid by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;
(e) reclassify, combine, split, subdivide or amend the terms of, repurchase or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests;
(f) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(g) acquire (including by merger, consolidation, or acquisition of stock or assets) any Person or assets, other than acquisitions of inventory, raw materials, supplies and other property in the ordinary course of business consistent with past practice in an amount not exceeding $1,250,000 in the aggregate;
(h) (i) issue any debt securities, (ii) incur, assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), any Indebtedness of any Person (other than a wholly owned Subsidiary of the Company) (other than borrowings under the Company Credit Agreement in the ordinary course for working capital purposes, in each case solely to extent the Effective Time has not occurred within ninety (90) days following the date of this Agreement and not in excess of $2,000,0000 in the aggregate) or (iii) redeem, repurchase, cancel or otherwise acquire any Indebtedness (directly, contingently or otherwise);
(i) make any loans, advances or capital contributions to, or investments in, any other Person, other than any wholly owned Subsidiary of the Company or immaterial advances to its employees in respect of travel or other related business expenses in the ordinary course of business consistent with past practice;
(j) terminate or cancel, amend in any material respect or modify, or grant a waiver under, or agree to any material amendment to or waiver under any Company Material Contract, or enter into or amend in any material respect any Contract that, if existing on the date hereof, would be a Company Material Contract, in each case other than expirations, change orders or extensions of any such Company Material Contract in the ordinary course of business in accordance with their respective terms and consistent with past practice;
(k) make any capital expenditure that is more than $500,000 in excess of the Company’s annual capital expenditure budget as disclosed to Parent prior to the date hereof;
(l) except to the extent required by this Agreement, applicable Law or the existing terms of any Company Benefit Plan or Contract: (i) increase the compensation or benefits payable or to become payable to any director or executive officer of the Company or any Company Employee with annual base compensation of $250,000 or more, after giving effect to such increase; (ii) terminate or amend any Company Benefit Plan, or establish, adopt, or enter into any new such arrangement that if in effect on the date hereof would be a Company Benefit Plan, except with regard to annual renewals to broad-based employee welfare benefit programs in line with market cost increases or that otherwise does not result in a material increase in cost to the Company for such broad-based employee welfare benefit programs; or (iii) take any action, or grant any right, to accelerate the vesting, payment, exercisability or funding of any compensation or benefits under any Company Benefit Plan;
(m) hire, engage or terminate the employment or engagement of any employee or individual independent contractor who earns or will earn (or prior to such termination, did earn) annual base compensation in excess of $250,000;
(n) implement, adopt or make any material change in accounting policies, practices, principles, methods or procedures, other than as required by Law or GAAP;
(o) compromise, consent to any Order with respect to, or settle or agree to settle any Proceeding other than those that do not relate to this Agreement or the Transactions and that involve only the payment by the Company or its Subsidiaries of monetary damages not in excess of $1,000,000 in the aggregate, and in any case, without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries and that do not involve the imposition of restrictions on the business or operations of the Company or any of its Subsidiaries;
(p) implement or announce any mass employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that will create a notice obligation or other liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law;
(q) enter into any new line of business;
(r) make or change any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, settle any material Tax claim, audit or assessment, file any material amendment to a material Tax Return, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(s) abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company Owned Intellectual Property, or grant any right or license to any material Company Owned Intellectual Property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;
(t) enter into any new Contracts with Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;
(u) enter into any collective bargaining agreement or other labor agreement with any labor organization with respect to employees of the Company, or recognize or certify any union or labor organization as the bargaining representative of any Company Employees;
(v) form, dissolve or liquidate any Subsidiary;
(w) grant or permit any Lien (other than a Permitted Lien) on any of its material assets or properties; or
(x) authorize or enter into any Contract or otherwise agree or make any commitment to do any of the foregoing.
(y) Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Closing.
5.2 Access to Information; Confidentiality.
(a) From the date of this Agreement to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article 7, the Company shall, and shall cause each of its Subsidiaries to: (i) provide to Parent and Merger Sub and their respective Representatives reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by the Company or any of its Subsidiaries, upon prior written notice to the Company, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and each of its Subsidiaries and to the material books and records thereof; and (ii) furnish to Parent during normal business hours upon prior notice such information concerning the business, properties, Contracts, assets and liabilities of the Company and each of its Subsidiaries as Parent, Merger Sub or their Representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that the Company believes in good faith (based on the advice of outside counsel) that doing so would reasonably be expected to: (A) result in a waiver of attorney-client privilege, attorney-work product or similar legal protection; (B) contravene any applicable Law or fiduciary duty; (C) contravene any third-party Contract entered into prior to the date of this Agreement (provided that, in such event, the Company shall use its commercially reasonable efforts to obtain any applicable consent to permit disclosure thereunder pursuant to this Section 5.2(a)); (D) cause material competitive harm to the Company and its businesses if the Transactions are not consummated; or (E) reveal bids received from third parties prior to the date of this Agreement in connection with transactions similar to those contemplated by this Agreement and any information and analysis (including financial analysis) relating to such bids (provided that, in each case of clauses (A) through (C), the Company shall (i) give Parent notice of any information withheld and the circumstances giving rise to such non-disclosure, (ii) use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in such contravention, or in a loss of attorney-client privilege or similar legal protection, or in competitive harm, and (iii) use commercially reasonable efforts to establish a process that (through use of steps such as targeted redactions, provision of information to counsel to review and summarize for Parent or use of a “clean room” environment for analysis and review of information) shall provide Parent and its Representatives with timely access and information to the fullest extent possible). Parent shall indemnify and hold harmless the Company and its Subsidiaries from and against any losses that may be incurred by any of them to the extent directly arising out of or directly related to (and not, for the avoidance of doubt, to the extent arising out of or related to the Company’s provision of such information to Parent or its Representatives if the Company was not permitted to do so under applicable Law or Contract) the use, storage or handling of (i) any personally identifiable information relating to employees, providers or customers of the Company or any Subsidiary and (ii) any other information that is protected by applicable Law (including privacy Laws) or a Contract and to which Parent or its Representatives are afforded access pursuant to the terms of this Agreement.

(b) The parties hereby agree that all information provided to the other party or the other parties’ Representatives in connection with this Agreement and the consummation of the Transactions, including any information obtained pursuant to Section 5.2(a), shall be treated in accordance with the Confidentiality Agreement, dated April 10, 2025 between Parent or one of its affiliates and the Company (the “Confidentiality Agreement”). Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.
5.3 Non-Solicitation.
(a) Except as permitted by this Section 5.3, during the period from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Article 7, the Company shall not, and shall cause its Subsidiaries not to, and shall not direct or permit the Company’s and its Subsidiaries’ respective Representatives acting on behalf or at the direction of the Company or its Subsidiaries to, in each case directly or indirectly: (i) solicit, initiate, or knowingly encourage the submission of any Takeover Proposal; (ii) continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party relating to: (A) a Takeover Proposal; or (B) any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal; (iii) except where the Company Board makes a good faith determination, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; (iv) enter into a letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract in each case relating to any Takeover Proposal or that would require the Company to abandon, terminate or fail to consummate the Merger (excluding any Acceptable Confidentiality Agreements or the agreements contemplated by Section 5.3(b)) (each, a “Company Acquisition Agreement”); or (v) approve, authorize, agree, or publicly announce any intention to do any of the foregoing. The Company shall, shall cause its Subsidiaries, and shall direct the Company’s and its Subsidiaries’ Representatives acting on behalf or at the direction of the Company or its Subsidiaries to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal, shall request that any third party in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries and provided access to an electronic data room maintained by the Company or its Representatives in connection with a Takeover Proposal in the last twelve (12) months prior to the date of this Agreement return or destroy (and confirm destruction of) all such information and request that such third parties direct their Representatives to do the same and shall within twenty four (24) hours of the date of this Agreement terminate all physical and electronic data room access previously granted to any such party or its Representatives. Notwithstanding the foregoing, the parties agree that it is not a breach of this Agreement for the Company, its Subsidiaries, or the Company’s or its Subsidiaries’ respective Representatives to reply to an unsolicited Takeover Proposal to inform such Person that the Company and its directors and officers and Representatives are subject to a no-shop provision and cannot engage in discussions except in accordance with this Agreement.
(b) Notwithstanding Section 5.3(a), prior to the receipt of Company Stockholder Approval, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.3(c): (i) participate in negotiations or discussions with any third party that has made a Takeover Proposal that did not result from a breach of Section 5.3(a) that the Company Board believes in good faith, after consultation with its financial advisor and outside legal counsel, is or could reasonably be expected to lead to a Superior Proposal or would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law not to participate in negotiations or discussions pertaining to such Takeover Proposal and thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (unless such third party is already subject to a confidentiality agreement with the Company and such third party agrees to permit the Company to comply with its obligations under this Agreement, including Section 5.3); and (ii) contact any Person who has submitted a Takeover Proposal to clarify the terms and conditions thereof for purposes of determining whether such Takeover Proposal is or could reasonably be expected to lead to a Superior Proposal.

(c) The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt of any written any Takeover Proposal or any inquiry that would reasonably be expected to lead to a Takeover Proposal. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including copies of any written requests, proposals or offers, including proposed agreements. The Company shall keep Parent informed, on a reasonably current and prompt basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. The Company shall promptly provide Parent with copies of any non-public information concerning the Company’s and any of its Subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party to the extent such information has not been previously provided to Parent.
(d) Except as expressly permitted by this Section 5.3(d), neither the Company Board nor any committee thereof shall effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement.
(i) Notwithstanding the foregoing, at any time prior to the receipt of Company Stockholder Approval, the Company Board may: (A) effect a Company Adverse Recommendation Change with respect to a Superior Proposal or (B) terminate this Agreement pursuant to Section 7.4(a) in order to enter into a Company Acquisition Agreement with respect to such Superior Proposal; in each case, that did not result from a material breach of this Section 5.3, if: (I) the Company promptly notifies Parent, in writing, at least three (3) Business Days (the “Superior Proposal Notice Period”) before taking the action described in clause (A) or (B) of this Section 5.3(d)(i), of its intention to take such action with respect to such Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare is a Superior Proposal, and that the Company Board intends to take the action described in clause (A) or (B) of this Section 5.3(d)(i); (II) the Company specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents (which financing documents may include customary redactions), to the extent provided by the relevant party in connection with the Superior Proposal; (III) the Company and its Representatives during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Superior Proposal Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (IV) the Company Board determines in good faith, after consulting with its financial advisor and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law.
(ii) Notwithstanding the foregoing, at any time prior to the receipt of Company Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change with respect to an Intervening Event, if: (A) the Company promptly notifies Parent, in writing (email to Parent and Parent’s outside counsel pursuant to Section 8.2 being deemed sufficient), at least two (2) Business Days (the “Intervening Event Notice Period”) before effecting a Company Adverse Recommendation Change of its intention to take such action with respect to such Intervening Event, which notice shall advise Parent of the Intervening Event, including a reasonable description of the underlying terms and circumstances giving rise to such Intervening Event (and the reasons for taking such action), and that the Company Board intends to effect a Company Adverse Recommendation Change; (B) the Company and its Representatives during the Intervening Event Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement that obviates the need for the Company Board to effect, or cause the Company to effect, a Company Adverse Recommendation Change as a result of such Intervening Event;

and (C) the Company Board determines in good faith, after consulting with its financial advisor and outside legal counsel, that an Intervening Event has occurred and that the failure to effect a Company Adverse Recommendation Change would be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law.
(e) Nothing contained herein shall prevent the Company Board or any committee thereof from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with its financial advisor and outside legal counsel, that failure to disclose such position would be inconsistent with the fiduciary duties of the Company Board under applicable Law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by the Company or the Company Board (or any committee thereof) relating to any determination, position or other action by the Company, the Company Board or any committee thereof with respect to any Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly and publicly reaffirms the Company Board Recommendation in such disclosure. Nothing in this Agreement shall restrict the Company or the Company Board (or a committee thereof) from making a factually accurate public statement that (A) describes the Company’s receipt of a Takeover Proposal; (B) identifies the Person or group of Persons making such Takeover Proposal; (C) provides the material terms of such Takeover Proposal; or (D) describes the operation of this Agreement with respect thereto and any such statement will not, in any case, be deemed to be (1) an adoption, approval or recommendation with respect to such Takeover Proposal; or (2) a Company Adverse Recommendation Change.
5.4 Stockholders Meeting; Proxy Materials; Merger Sub Approval.
(a) Subject to applicable Law and except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by, and in compliance with, Section 5.3 hereof, (i) the Company shall establish a record date for (and the Company will not change the record date without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed) and duly call, give notice of, convene, and hold the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement and approval of the Transactions, including the Merger, and a stockholder advisory vote contemplated by Rule 14a-21(c) of the Exchange Act (if required) (the “Company Stockholders Meeting”) as soon as reasonably practicable after the date of this Agreement, subject to the Company’s reasonable determination, in consultation with Parent, of the timing necessary to comply with applicable Law, stock exchange rules, and to solicit proxies to obtain the Company Stockholder Approval, and (ii) the Proxy Statement shall include the Company Board Recommendation. As promptly as practicable after the date of this Agreement, the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act in a manner designed to enable the record date of the Company Stockholders Meeting to be set so that the Company Stockholders Meeting can be held promptly following the effectiveness of the Proxy Statement. The Company shall not submit any other proposals for approval at the Company Stockholders Meeting without the prior written consent of Parent, not to be unreasonably withheld, conditioned or delayed. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as reasonably requested by Parent or Merger Sub. The Company shall have the right, after good faith consultation with Parent, to, and shall at the request of Parent, to postpone or adjourn the Company Stockholders Meeting, on no more than two (2) occasions for a period of up to ten (10) Business Days and shall postpone or adjourn the Company Stockholders Meeting at the request of Parent on no more than two (2) occasions in the event of the following clause (B): (A) for the absence of a quorum, (B) to allow reasonable additional time to solicit additional proxies, taking into account the amount of time until the Company Stockholders Meeting, or the Company has not received a number of proxies that would reasonably be believed to be sufficient to obtain Company Stockholder Approval at the Company Stockholders Meeting or (C) to the extent required by applicable Law.
(b) In connection with the Company Stockholders Meeting, as soon as reasonably practicable (but in no event later than twenty (20) Business Days) following the date of this Agreement, the Company shall prepare and file, in preliminary form, the Proxy Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other, in each case in a customary and reasonable manner, in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will, and will cause their affiliates to, furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and shall promptly provide, and shall cause their affiliates to promptly provide, such other assistance in the preparation of the Proxy Statement as may be reasonably requested by the Company from time to time. The Company shall not file the Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment on any material changes thereto (which comments shall be reasonably considered by the Company in good faith). The Company shall use its reasonable best efforts to cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to resolve, and each party agrees to, and Parent shall cause its affiliates to, consult and cooperate with the other party in resolving, all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Proxy Statement. Each of Parent, Merger Sub, and the Company agree to, and Parent shall cause its affiliates to, correct any information provided by it for use in the Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as promptly as practicable: (i) notify Parent, in any event, within one (1) Business Day, of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement.
(c) Immediately following the execution and delivery of this Agreement, Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with the DGCL.
5.5 Appropriate Action; Consents; Filings.
(a) Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.5), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable (and in any event no later than the End Date), the Merger and the other Transactions, including: (i) the obtaining of all necessary Governmental Authorizations, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities and in connection with those Permits listed on Section 5.5 of the Company Disclosure Schedule), as soon as reasonably practicable, and in any event no later than twenty (20) Business Days, after the date hereof for filing the Premerger Notification and Report Form pursuant to the HSR Act, and subject to the limitations contained herein, the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and the other Transactions and to fully carry out the purposes of this Agreement; provided that, notwithstanding anything to the contrary in this Agreement, failure to obtain Consent under any commercial agreement set forth on Section 3.4(b) of the Company Disclosure Schedule or Permits listed on Section 5.5 of the Company Disclosure Schedule shall not be deemed a breach of this Agreement. The Company and Parent shall, and Parent shall cause its affiliates to, subject to applicable Law, promptly: (A) reasonably cooperate and coordinate with the other parties in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other parties with any information that may be reasonably required in order to effectuate the taking of such actions. Notwithstanding anything in this Agreement to the contrary, Parent and its affiliates shall not be required to (i) agree or proffer to divest or hold separate (in a trust or otherwise), terminate existing relationships, contractual rights or obligations of, or take any other action with respect to, any assets or businesses of Parent or any of its affiliates, or (ii) take any action, commit to take any action, or agree to any condition or limitation contemplated in this Section 5.5 that would result in, or would limit Parent or any of its affiliates freedom of action with respect to, or its ability to retain any of the businesses, product lines, or assets of the Company or any of its Subsidiaries following the Closing.
(b) The parties to this Agreement may, as they deem advisable and necessary, designate any competitively or commercially sensitive materials provided to the other under this Section 5.5 or otherwise as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient without the advance written consent of the party providing such materials. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the Transactions. If the Company, on the one hand, or Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the Transactions. Parent shall pay any filing fees required to be paid by the parties hereto under any registrations, filings, and notifications with any Governmental Entity.
(c) Without limiting the generality of the undertakings pursuant Section 5.5(a) hereof, the parties hereto shall, as applicable: (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the Transactions; and (ii) subject to the terms set forth in Section 5.5(a) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the Transactions by any Governmental Entity or expiration of applicable waiting periods. Neither Parent nor the Company shall, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, (A) “pull-and-refile,” pursuant to 16 C.F.R. § 803.12, any filing made under the HSR Act, (B) agree to extend or restart the waiting, review or investigation period under any Antitrust Laws or (C) offer, negotiate or enter into any commitment or agreement, including any timing agreement, with any Governmental Antitrust Authority to delay the consummation of, to extend the review or investigation period applicable to, or not to close before a certain date, the Merger.
(d) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the parties hereto shall cooperate in all respects with the other parties hereto and shall contest such action or proceeding, including by resisting any such action or proceeding and having vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Transactions.
(e) Parent shall not, and shall not permit its ultimate, indirect parent entity or any of its or such ultimate, indirect parent entity’s respective controlled Affiliates to, enter into any Contracts to acquire (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) any ownership interests or assets of any Person that would be reasonably likely to: (i) materially increase the risk of imposing any delay in the expiration or termination of any applicable waiting period beyond the End Date or materially increase the risk of not obtaining any consent, approval or waiver of a Governmental Antitrust Authority necessary to consummate the Transactions, including any approval or expiration of the waiting period under any applicable Antitrust Laws, and the failure of which to obtain would prevent a condition set forth in Article 6 from being satisfied; or (ii) materially increase the risk of any Governmental Entity entering, or materially increase the risk of not being able to remove or successfully challenge, any Law or Order that is reasonably likely to prevent the conditions set forth in Article 6 from being satisfied.
5.6 Public Announcements. The initial press release with respect to this Agreement and the Transactions shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other Transactions shall be issued by any party without the prior written consent of the other party, except as may be required by: (a) applicable Law; (b) court process; (c) the rules or regulations of any applicable United States securities exchange and the rules and regulations of Nasdaq; or (d) any Governmental Entity to which the relevant party is subject or submits; provided, in each such case, the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance, which comments the other party shall consider in good faith and shall incorporate if reasonable. Notwithstanding the foregoing, the restrictions set forth in this Section 5.6 shall not apply to any release, statement, announcement or other disclosure made with respect to: (i) a Company Adverse Recommendation Change issued or made in compliance with Section 5.3; (ii) any other disclosure issued or made in compliance with Section 5.3; (iii) any litigation among the parties regarding this Agreement or the Transactions; (iv) responses to a publicly disclosed Takeover Proposal; or (v) the Merger and the other Transactions that is substantially similar (and identical in any material respect) to those in a previous public release, statement, announcement, or other disclosure made by the Company or Parent in accordance with this Section 5.6. Prior to making any material written communications to the employees or independent contractors of the Company or any of the Company Subsidiaries pertaining to compensation or benefit matters that are affected by the Transactions, the Company shall provide Parent with a copy of the intended communication at least one (1) Business Day prior to dissemination prior to the date of first use, and the Company shall consider in good faith any comments made to such communication (it being understood that any subsequent communication that sets forth substantially the same information shall not require compliance with this sentence).
5.7 Employee and Employee Benefit Matters.
(a) During the period commencing at the Effective Time and ending on the date which is twelve (12) months from the Effective Time (or if earlier, the date of the Company Continuing Employee’s termination of employment with Parent and its Subsidiaries) (the “Continuation Period”), Parent shall provide or cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide each employee of the Company and its Subsidiaries, including the Surviving Corporation, as of the Effective Time who is hired by Parent or remains employed by the Parent and its Subsidiaries (including the Surviving Corporation) immediately after the Effective Time (each, a “Company Continuing Employee,” and, collectively, the “Company Continuing Employees”) with (i) base pay or wage rate no less favorable than was provided to such Company Continuing Employee by Company and its Subsidiaries immediately prior to the Closing, and (ii) annual target cash incentive bonus opportunities (excluding change-in-control or transaction-based payments, long-term incentives, nonqualified deferred compensation, severance (except as set forth in Section 5.7(c)), retention, equity or equity-based compensation, post-retirement or retiree medical or welfare benefits, and defined benefit arrangements (the “Excluded Benefits”)) no less favorable than those provided by the Company and its Subsidiaries immediately prior to the Closing.
(b) On and after the Effective Time, Parent shall provide, or cause to be provided, to each Company Continuing Employee credit for all years of service with the Company and its Subsidiaries performed by such Company Continuing Employee prior to the Effective Time, under any retirement or welfare employee benefit plan (other than any Excluded Benefits) maintained by Parent or any its Subsidiaries, including the Surviving Corporation (collectively, the “Parent Benefit Plans”), for purposes of eligibility and vesting (but not for benefit accrual purposes), as applicable, to the same extent such years of service are recognized by the Company and its Subsidiaries immediately prior to the Closing. Notwithstanding the foregoing, however, nothing in this Section 5.7(b) shall be construed to require crediting of service that would result in (i) duplication of benefits for the same period of service, or (ii) service credit for benefit accruals under a defined benefit pension plan or any grandfathered or frozen Parent Benefit Plan. For the avoidance of doubt, each Company Continuing Employee’s vacation, paid time off and sick time accruals (or such similar benefits), as of the Effective Time, shall carry over to the applicable entity employing such Company Continuing Employee following the Effective Time; provided, that such accruals have been paid or properly recorded as a liability on the books of the relevant entity. With respect to Parent Benefit Plans that are welfare benefit plans, programs and arrangements as such term is defined in Section 3(1) of ERISA (each, a “Parent Welfare Benefit Plan”) in which a Company Continuing Employee is, or may become, eligible to participate on or after the Effective Time, the Parent and its Subsidiaries shall use commercially reasonable efforts to, (A) waive, or cause the insurance carrier to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to each such Company Continuing Employee and any covered dependent under any Parent Welfare Benefit Plan to the same extent waived under a comparable Company Benefit Plan and (B) provide credit to each Company Continuing Employee and any covered dependent for any co-payments, deductibles, out-of-pocket expenses and similar expenses and costs paid by each such Company Continuing Employee or covered dependent under the Parent Welfare Benefit Plans during the relevant plan year of such Parent Welfare Benefit Plan in which the Effective Time occurs.

(c) Without limiting the generality of the foregoing provisions of this Section 5.7, in the event that any Company Continuing Employee’s employment with Parent or its Subsidiaries, including Surviving Corporation is terminated during the Continuation Period, other than due to the Company Continuing Employee’s death, disability or voluntary termination of employment, Parent shall provide or cause to be provided to such employees severance and other termination benefits that are no less favorable than the severance and other termination benefits specified in Section 5.7(c) of the Company Disclosure Schedule.
(d) This Section 5.7 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.7, express or implied, shall confer upon any individual, current or former employee of the Company or its Subsidiaries, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.7. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, terminate or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any employee of the Company or its Subsidiaries following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.7 shall not create any right in any employee of the Company or its Subsidiaries or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any employee and the Surviving Corporation.
5.8 Indemnification and Insurance.
(a) Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Company Charter and/or Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.8 of the Company Disclosure Schedule (the “Indemnification Agreements”), shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the certificate of incorporation and the bylaws of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Company Charter and/or Company Bylaws as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.
(b) Without limiting the provisions of Section 5.8(a), for a period of six (6) years after the Effective Time, to the fullest extent that the Company would be permitted by applicable Law and required by the organizational documents of the Company or its Subsidiaries and the Indemnification Agreements as in effect on the date hereof, to do so, Parent shall cause the Surviving Corporation to: (i) indemnify and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable and documented out-of-pocket attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any alleged action or omission in such Indemnified Party’s capacity as a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time; or (B) this Agreement or the Transactions and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including reasonable attorneys’ fees) of any Indemnified Party upon confirmation by the Indemnified Party of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification applicable to him or her and subject to receipt of a customary written undertaking (in form and substance reasonably acceptable to the Surviving Corporation, such acceptance not to be unreasonably withheld, conditioned or delayed) by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct for indemnification was not met or such Indemnified Party is otherwise not entitled to indemnification. Any determination required to be made with respect to whether the conduct of any Indemnified Party complies or complied with any applicable standard shall be made by one (1) independent legal counsel selected by the Indemnified Party(ies), which counsel shall be reasonably acceptable to the Surviving Corporation, and the reasonable and documented out-of-pocket fees of such counsel shall be paid by the Surviving Corporation. Notwithstanding anything to the contrary contained in this Section 5.8(b) or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation, unless such settlement, compromise, consent or termination includes an unconditional release of all of the Indemnified Parties covered by the claim, action, suit, proceeding or investigation from all liability arising out of such claim, action, suit, proceeding or investigation.
(c) Prior to the Effective Time, the Company may purchase a six (6) year “tail” prepaid policy with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the Transactions); provided, that the premium for such insurance shall not exceed 300% of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement, which amount is set forth in Section 5.8(c) of the Company Disclosure Schedule (the “Maximum Premium”). If the Company does not purchase a “tail” insurance policy prior to the Effective Time as provided above, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to obtain as of the Effective Time “tail” insurance policies with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the Transactions); provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not less favorable with respect to matters occurring prior to the Effective Time; provided, further, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of the Maximum Premium. If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium. Parent shall not, and shall not permit the Surviving Corporation or its other Subsidiaries to, take any action that would prejudice the rights of, or otherwise impede recovery by, the beneficiaries of any such insurance purchased pursuant to this Section 5.8(b), whether in respect of claims arising before or after the Effective Time.
(d) The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 5.8 shall survive the consummation of the Merger and, except as required to comply with applicable Law, shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.8 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8, each of whom may enforce the provisions of this Section 5.8).
(e) In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.8. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.8 is not prior to, or in substitution for, any such claims under any such policies.
5.9 Parent Agreements Concerning Merger Sub. During the period from the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article 7, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or contemplated by this

Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement, the Debt Commitment Letter, the Fee Letter and any Alternative Financing.
5.10 Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.
5.11 Section 16 Matters. Prior to the Effective Time, the Company shall take all actions reasonably necessary to cause any dispositions (or deemed dispositions) of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
5.12 Stockholder Litigation. The Company shall provide Parent with prompt notice of, and copies of all pleadings and correspondence relating to, any Proceeding against the Company or any of its directors or officers by or on behalf of any current or former holder of Company Common Stock arising out of or relating to this Agreement or the Transactions. The Company shall (a) keep Parent reasonably informed on a current basis regarding any stockholder litigation against the Company or its directors or officers relating to this Agreement or the Transactions, whether commenced prior to or after the execution and delivery of this Agreement; (b) give Parent the opportunity to review and propose comments with respect to all filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company prior to such filing or submission, and the Company shall consider such comments in good faith and (c) give Parent the opportunity to participate in (but not direct or control) the defense, settlement or compromise of any such Proceeding, at Parent’s sole cost and expense, and no such settlement or compromise shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.
5.13 Stock Exchange Delisting. Prior to the Effective Time, the Company will cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Laws and rules and policies of Nasdaq to delist the shares of Company Common Stock from Nasdaq and terminate the registration of the shares of Company Common Stock under the Exchange Act promptly after the Effective Time.
5.14 Efforts to Obtain Financing.
(a) Parent shall use its reasonable best efforts to (x) consummate and obtain the Debt Financing contemplated by the Debt Commitment Letter on the terms set forth therein, including using Parent’s reasonable best efforts to (i) comply with and maintain in full force and effect the Debt Commitment Letter (and any definitive agreements entered into in connection therewith) in accordance with the terms thereof, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on terms and conditions not less favorable to Parent (as determined by Parent in good faith) than the terms and conditions contained in the Debt Commitment Letter, (iii) satisfy on a timely basis at or prior to Closing all conditions to obtaining the Debt Financing set forth in the Debt Commitment Letter that are applicable to Parent and within Parent’s control, and (iv) upon satisfaction of the conditions set forth in the Debt Commitment Letter (other than those to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at Closing) draw upon and consummate the Debt Financing at the Closing (including by instructing the Financing Sources and the other Persons providing the Debt Financing to provide such Debt Financing at or prior to the Closing and, as necessary or desirable to satisfy the conditions to specific performance described in Section 8.12, for the Financing Sources to deliver a written confirmation that such Financing Sources have provided the Debt Financing or will provide the Debt Financing if the Closing occurs on the terms contemplated in this Agreement); provided, that all of the conditions set forth in Article 6 (other than those to be satisfied by the delivery of documents or the taking of actions at the Closing, but subject to the satisfaction or (if permissible by Law) waiver of those conditions at the Closing) have been satisfied and (y) (i) obtain the proceeds of the Incremental DDTL Loans in an amount, when taken together with the proceeds of the Debt Financing and cash on hand of Parent and its wholly-owned Subsidiaries, sufficient to fund the Required Amount (including using reasonable efforts to perform the actions described in the foregoing clause (x) in respect of the Debt Commitment Letter and related financing matters, but for purposes of this clause (y), with such actions being in respect of the Incremental DDTL Loans under the Parent Credit Agreement in lieu of the Debt Financing under the Debt Commitment Letter) and (ii) maintain in full force and effect the commitments in respect of the Incremental DDTL Loans in an amount, when taken together with the proceeds of the Debt Financing and cash on hand of Parent and its wholly-owned Subsidiaries, sufficient to fund the Required Amount.
(b) Parent shall give the Company prompt notice upon (A) becoming aware of any breach or default, or threatened breach or default in writing, by any party to the Debt Commitment Letter or any definitive agreements relating thereto or (B) its receipt of any written notice or other written communication from any party to the Debt Commitment Letter with respect to (i) any failure to comply with the terms of the Debt Commitment Letter or any definitive agreements related thereto by any party thereto, (ii) any actual or threatened termination or repudiation (whether in whole or in part) of the Debt Commitment Letter or any definitive agreements related thereto by any party thereto, or (iii) any dispute or disagreement between or among any of the parties to the Debt Commitment Letter or the Debt Financing and, if applicable, the Alternative Commitment Letter or the Alternative Financing that would reasonably be expected to prevent or materially delay the Closing or adversely impact in any material respect the ability of Parent or Merger Sub to obtain all or any portion of the Debt Financing necessary to consummate the Closing on the Closing Date (excluding, for the avoidance of doubt, ordinary course negotiations). Upon the request of the Company, Parent shall inform the Company in reasonable detail of the status of Parent’s efforts to arrange and obtain the Debt Financing; provided, however, that nothing in this sentence or the immediately preceding sentence shall require Parent to disclose any information that is subject to the attorney-client or work product privilege or the disclosure of which would reasonably be expected to result in the breach of any of Parent’s confidentiality obligations set forth in the Debt Commitment Letter (as in effect on the date hereof).
(c) If the Debt Financing contemplated by the Debt Commitment Letter becomes unavailable on the terms and subject to the conditions contemplated therein, in whole or in part, for any reason, Parent shall (i) promptly notify the Company thereof and (ii) use reasonable best efforts to arrange for and obtain alternative debt financing from other sources on terms and conditions that are not less favorable to Parent (as determined by Parent in good faith) than those in the Debt Commitment Letter in respect of the Debt Financing which has become unavailable (including not expanding the conditions precedent to funding on the Closing Date or otherwise adversely affecting the ability or likelihood of Parent or Merger Sub to timely consummate the Transaction, and not adversely impacting the ability of Parent to enforce its rights against the Financing Sources party to such Debt Financing arrangements) in an amount sufficient to consummate the Transactions in the timeframe contemplated by this Agreement (the “Alternative Financing”) to replace such unavailable Debt Financing and to obtain a new financing commitment letter with respect to such Alternative Financing (an “Alternative Commitment Letter”), and will provide Company with a copy of the Alternative Commitment Letter and any related fee letter (which may be redacted in a manner consistent with the provisions of Section 4.5(a)). In the event any Alternative Commitment Letter is obtained, (x) any reference in this Agreement to any “Debt Financing” shall include the financing contemplated by such Alternative Commitment Letter and (y) any reference in this Agreement to any “Debt Commitment Letter” shall be deemed to include the Debt Commitment Letter to the extent not superseded by an Alternative Commitment Letter at the time in question and any Alternative Commitment Letter to the extent then in effect, in each case other than with respect to Parent’s and Merger Sub’s representations set forth in Section 4.5 with respect to the Debt Commitment Letter and Debt Financing.
(d) Without the prior written consent of the Company (which shall not be unreasonably withheld, delayed or conditioned), Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Debt Commitment Letter, or release or consent to the termination of the obligations of the sources of the Debt Financing under the Debt Commitment Letter if such amendment, modification, waiver, consent or termination or release (i) reduces the aggregate amount of the Debt Financing, (ii) imposes additional conditions precedent to the availability of the Debt Financing or amends or modifies any of the existing conditions to the funding of the Debt Financing in a manner that would reasonably be expected to prevent or materially impede or delay the funding of the Debt Financing on the Closing Date or (iii) adversely impacts the ability of Parent to enforce its rights against the Financing Sources party to such Debt Commitment Letter (it being understood and agreed that, in any event, Parent may amend the Debt Commitment Letter to add lenders, arrangers, bookrunners, agents, managers or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement).

5.15 Assistance with Financing.
(a) From the date hereof until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article 7, the Company shall, and shall cause the Company’s Subsidiaries and its and their respective officers, employees, advisors and other representatives to, at Parent’s sole cost and expense and at Parent’s reasonable request, use reasonable best efforts to cooperate with Parent in connection with the arrangement of the Debt Financing in a manner customary for the applicable Debt Financing of such type, including using reasonable best efforts to (i) participate, at reasonable times and locations upon reasonable prior notice, in a reasonable number of bank meetings, due diligence sessions and similar presentations to and with actual and prospective Financing Sources and rating agencies, as applicable, (ii) furnish Parent and its actual and potential Financing Sources with such information regarding the Company and its Subsidiaries as may be reasonably requested by Parent and as is customary to provide in connection with the Debt Financing including in the applicable definitive financing documentation, (iii) subject to Section 5.15(c) below, assist with facilitating the pledging of collateral for the Debt Financing, (iv) provide customary documents and certificates, and taking other actions reasonably requested by Parent, in each case that are or may be customary in connection with the Debt Financing and are requested to be done in connection with satisfying the conditions precedent set forth in the Debt Commitment Letter or any definitive document relating to the Debt Financing to the extent the satisfaction of such condition requires the cooperation of, or is within the control of, the Company or its Subsidiaries, and (v) provide to Parent and its Financing Sources at least four (4) Business Days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation (31 C.F.R. § 1010.230) to the extent requested at least nine days prior to the Closing.
(b) The Company hereby consents to the customary and reasonable use of the Company’s and its Subsidiaries’ logos in connection with any Debt Financing; provided, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.
(c) Notwithstanding anything in this Agreement to the contrary, (i) none of the Company, its Subsidiaries or any of their respective directors, officers, employees or agents shall be required to execute or enter into any certificate, instrument, agreement or other document in connection with the Debt Financing which will be effective prior to the Closing; provided, that, no such Persons shall be required to pass resolutions or consents or execute any document or Contract in connection with the Debt Financing unless such Persons are to remain as directors, officers or employees following the Closing, (ii) nothing herein shall require cooperation or other actions or efforts on the part of the Company, its Subsidiaries or any of their respective directors, officers, employees or agents in connection with the Debt Financing to the extent it would (A) interfere unreasonably with the business or operations of the Company or any of its Subsidiaries, or (B) jeopardize (in the Company’s good faith determination based on the advice of outside counsel) any attorney-client privileges of the Company or any of its Subsidiaries (in which case the Company and such Subsidiaries shall use commercially reasonable efforts to take such action in a manner that would not jeopardize such attorney-client privilege), (iii) none of the Company, its Subsidiaries or any of their respective directors, officers, employees or agents will be required to pay any commitment or other similar fee or to incur any other liability or obligation or make any other payment or provide any indemnity that is not reimbursed in full by Parent or to enter into any agreement effective in connection with the Debt Financing prior to the Closing, (iv) nothing herein shall require the Company Board or the board of directors or similar governing body of any of the Company’s Subsidiaries, prior to the Closing, to adopt resolutions approving or otherwise approve the agreements, documents or instruments pursuant to which the Debt Financing is made, (v) neither the Company nor any of its Subsidiaries will be required by any provision hereof to take any action that would, in and of itself, cause the Company or any of its Subsidiaries to breach any representation, warranty, covenant or agreement in this Agreement, (vi) neither the Company nor any of its Subsidiaries will be required to take any action that would reasonably be expected to cause any director, officer or employee or stockholder of the Company or any of its Subsidiaries to incur personal liability, (vii) the Company and its Subsidiaries may refrain from taking any action that would result in a material violation or breach of, or a default under, the Organizational Documents of the Company or its Subsidiaries, or any applicable Law, (viii) neither the Company nor any of its Subsidiaries will be required to provide, or cause to be provided, any legal opinions in connection with the Debt Financing or the cooperation contemplated by this Section 5.15 and (ix) neither the Company nor any of its Subsidiaries will be required to deliver any financial information with respect to a fiscal period that has not yet ended or provide financial statements, related party disclosures, or any segment information, in each case that are prepared on a basis not consistent with the Company’s reporting practices used in preparation of the financial information described in Section 3.5.
(d) Parent shall indemnify and hold harmless the Company, its Subsidiaries and each of their respective officers, directors, employees or agents from and against any and all losses, damages or liabilities suffered or incurred by any of them in connection with any of their cooperation or assistance with respect to the Debt  Financing except, in each case, to the extent arising from the willful misconduct, gross negligence, intentional fraud or intentional misrepresentation of the Company, its Subsidiaries or their respective officers, directors, employees or agents or information provided by or on behalf of the Company or its Subsidiaries for use in connection with the Debt Financing. Parent shall from time to time, promptly upon request by the Company, reimburse the Company and its Subsidiaries for all reasonable and documented, out-of-pocket expenses incurred by any of them in connection with their cooperation or assistance with respect to the Debt Financing.
5.16 Treatment of Certain Indebtedness. Prior to the Closing, the Company shall deliver to Parent a draft Payoff Letter with respect to the Company Credit Agreement and shall use reasonable best efforts to deliver a draft Payoff Letter with respect to any other item of Payoff Debt (with drafts being delivered in advance of the Closing as reasonably requested by Parent) that shall (i) evidence the repayment of the applicable Payoff Debt, (ii) provide instructions for the payment of the applicable amount outstanding under the Company Credit Agreement and any other applicable item of Payoff Debt, and (iii) provide for, upon receipt of such amount, the termination and release of all Liens (if any) on the assets of the Company and its Subsidiaries securing such Indebtedness, and the release or termination of any guarantee by the Company or its Subsidiaries of the Payoff Debt.
Article 6
CONDITIONS TO CONSUMMATION OF THE MERGER
6.1 Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Closing of each of the following conditions:
(a) The Company Stockholder Approval shall have been obtained;
(b) All required filings shall have been made under applicable Antitrust Laws (if any) and all required approvals shall have obtained (or waiting periods expired or terminated) under applicable Antitrust Laws (if any) (collectively, the “Antitrust Filings”); and
(c) There shall not be in force or effect any Laws or Orders (whether temporary, preliminary, or permanent) enacted, issued, promulgated, enforced, or entered by any Governmental Entity having jurisdiction over any party hereto, that make illegal, enjoin, or otherwise prohibit consummation of the Merger.
6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub at or prior to the Closing of the following conditions:
(a) (i) The representations and warranties of the Company (other than in Section 3.1 (Corporate Organization), Sections 3.2 (Capitalization), Section 3.3 (Authority; Execution and Delivery; Enforceability), Section 3.4(a)(i), (No Conflicts with Organizational Documents), Section 3.5(e) (Indebtedness), the last sentence of Section 3.6 (No Company Material Adverse Effect) and Section 3.21(a) (Broker’s Fees)) set forth in Article 3 of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement (provided that, to the extent that any failure of such representations and warranties to be so true as of the date of this Agreement is cured in full prior to the Closing Date, such failure shall not be considered a failure of the condition in this Section 6.2(a)(i)) and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in the first sentence of Section 3.2(a) (Capitalization) shall be true and correct (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date; (iii) the representation set forth in the last sentence of Section 3.6 (No Company

Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement; and (iv) the representations and warranties contained in Section 3.1 (Corporate Organization), Sections 3.2 (other than the first sentence of Section 3.2(a)) (Capitalization), Section 3.3 (Authority; Execution and Delivery; Enforceability), Section 3.4(a)(i) (No Conflicts with Organizational Documents), Section 3.5(e) (Indebtedness) and Section 3.21(a) (Broker’s Fees) shall be true and correct in all material respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be so true and correct as of that date);
(b) The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing;
(c) No Company Material Adverse Effect shall have occurred since the date hereof and be continuing;
(d) Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) hereof; and
(e) The Company shall have delivered to Parent an executed Payoff Letter in respect of the Company Credit Agreement.
6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of the following conditions:
(a) The representations and warranties of Parent and Merger Sub set forth in Article 4 of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement (provided that, to the extent that any failure of such representations and warranties to be so true as of the date of this Agreement is cured in full prior to the Closing Date, such failure shall not be considered a failure of the condition in this Section 6.3(a)) and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions;
(b) Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing; and
(c) The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).
Article 7
TERMINATION, AMENDMENT AND WAIVER
7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of Company Stockholder Approval) by the mutual written consent of Parent, Merger Sub and the Company.
7.2 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (whether before or after the receipt of Company Stockholder Approval):
(a) if the Merger has not been consummated on or before January 31, 2026 (as may be extended in accordance with this proviso to this sentence, the “End Date”); provided, however, that if, on and as of the initial End Date, each of the conditions to Closing set forth in Section 6.1(a), in Section 6.1(c) (except to the extent that such condition has not been satisfied solely for reasons relating to Antitrust Laws) and in Section 6.2 shall have been satisfied (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable of being, and reasonably likely to be, satisfied if the Closing were to occur no later than the extended End Date), then the End Date shall automatically be extended until May 1, 2026;

(b) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other Transactions, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or
(c) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and Company Stockholder Approval shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).
7.3 Termination By Parent. This Agreement may be terminated by Parent at any time prior to the Closing:
(a) (i) if a Company Adverse Recommendation Change shall have occurred pursuant to Section 5.3(d)(i), or (ii) the Company or the Company Board, as applicable, shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or
(b) if any breach of or inaccuracy in any representation or warranty or any failure to perform or comply with any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that (A) would cause any of the conditions to the Closing of the Merger set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied at or prior to the Closing (assuming for this purpose the occurrence thereof) and (B) is incapable of being cured or, if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Parent to the Company and (ii) the End Date. provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.3(b) if either Parent or Merger Sub is in breach of its obligations under this Agreement and such breach has resulted in any condition set forth in Section 6.3 not being satisfied.
7.4 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Closing:
(a) if prior to the receipt of Company Stockholder Approval at the Company Stockholders Meeting, the Company Board authorizes the Company (x) subject to compliance with Section 5.3 hereof, to enter into a Company Acquisition Agreement in respect of a Superior Proposal; provided, that (i) prior to or substantially concurrently with such termination, the Company pays the Termination Fee under Section 7.6(b), and (ii) the Company substantially concurrently enters into such Company Acquisition Agreement or (y) the Company Board Company effects a Company Adverse Recommendation Change with respect to an Intervening Event in accordance with Section 5.3(d)(ii) provided, that prior to or concurrently with such termination, the Company pays the Termination Fee under Section 7.6(b);
(b) if any breach of or inaccuracy in any representation or warranty or any failure to perform or comply with any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that (i) would cause any of the conditions to the Closing of the Merger set forth in Section 6.3(a) or Section 6.3(b) not to be satisfied at or prior to the Closing (assuming for this purpose the occurrence thereof) and (ii) is incapable of being cured or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by the Company to Parent and (B) the End Date; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.4(b) if the Company is in breach of its obligations under this Agreement and such breach has resulted in any condition set forth in Section 6.2 not being satisfied; or
(c) if (i) each of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or have been validly waived (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable of being, and are reasonably likely to be, satisfied if the Closing were to occur at such time), (ii) the Company has irrevocably confirmed in writing to Parent (the “Closing Failure Written Confirmation”) that (A) each of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied or have been validly waived (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable of being, and reasonably likely to be, satisfied if the Closing were to occur at such time) and (B) the

Company is ready, willing and able to consummate the Merger on the date of such notice and at all times during the three (3) Business Day period immediately thereafter, and (ii) Parent and Merger Sub fail to consummate the Merger within three (3) Business Days after the Company has delivered such Closing Failure Written Confirmation to Parent and at all times during such three (3) Business Day period the Company stood ready, willing and able to consummate the Merger.
7.5 Notice of Termination, Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article 7 (other than pursuant to Section 7.1) shall deliver written notice of such termination to the other party or parties hereto specifying with particularity the reason for such termination, and any such valid termination in accordance with this Section 7.5 shall be effective immediately upon delivery of such written notice. If this Agreement is properly and validly terminated pursuant to this Article 7, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, Affiliate or Representative of such party) to any other party or parties hereto, except with respect to (a) Section 5.2(b), Section 5.15(d), this Section 7.5, Section 7.6, and Article 8 (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (b) subject to the limitations set forth in Section 7.6(g) and Section 7.6(h), any liabilities or damages incurred or suffered by a party or parties hereto, to the extent such liabilities or damages were due to a Willful Breach or Fraud by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.
7.6 Fees and Expenses Following Termination.
(a) If this Agreement is validly terminated (x) by Parent pursuant to Section 7.3(a) or Section 7.3(b) (as a result of a breach of Section 5.3 or Section 5.4), or (y) by either Parent or the Company pursuant to Section 7.1, Section 7.2, Section 7.3(b) or Section 7.4 and at the time of such termination Parent would have had the right to terminate this Agreement pursuant to Section 7.3(a) or Section 7.3(b) (as a result of a breach of Section 5.3 or Section 5.4), then the Company shall pay to Parent or its designee (by wire transfer of immediately available funds) within two (2) Business Days after such termination, the Termination Fee.
(b) If this Agreement is terminated by the Company pursuant to Section 7.4(a), then the Company shall pay to Parent or its designee (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.
(c) If this Agreement is terminated by (i) the Company or Parent pursuant to Section 7.2(a) or Section 7.2(c), (ii) by Parent pursuant to Section 7.3(b) (other than as a result of a breach of Section 5.3 or Section 5.4) or (iii) by either Parent or the Company pursuant to any other clause of Section 7.1, Section 7.2, Section 7.3 or Section 7.4 and at the time of such termination the Company and/or Parent would have had the right to terminate this Agreement pursuant to Section 7.2(a) or Section 7.2(c) and/or Parent would have had the right to terminate this Agreement pursuant to Section 7.3(b) (other than as a result of a breach of Section 5.3 or Section 5.4); and in each case: (1) prior to such termination a Takeover Proposal shall have been publicly disclosed or otherwise made or communicated to the Company Board, and not publicly withdrawn prior to (x) the Company Stockholders Meeting (if such meeting was held) or (y) such termination (if such meeting was not held); and (2) within twelve (12) months following the date of such termination of this Agreement, the Company has entered into a definitive agreement or consummates a transaction with respect to such Takeover Proposal or any proposal that would have otherwise constituted a Takeover Proposal if publicly disclosed or otherwise made or communicated to the Company Board prior to such termination, then in any such event the Company shall pay to Parent or its designee (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee (it being understood for all purposes of this Section 7.6, all references in the definition of Takeover Proposal to “20%” shall be deemed to be references to “50%” instead).
(d) If this Agreement is terminated by (x) the Company pursuant to Section 7.4(b) or Section 7.4(c) or (y) by either Parent or the Company pursuant to any clause of Section 7.1, Section 7.2, Section 7.3 or Section 7.4(a), and at the time of such termination the Company would have had the right to terminate this Agreement pursuant to Section 7.4(b) or Section 7.4(c), then Parent shall pay or cause to be paid to the Company (by wire transfer of immediately available funds), within two (2) Business Days after such termination $39,960,000 (the “Parent Termination Fee”).
(e) If (i) this Agreement is terminated by the Company or Parent pursuant to either Section 7.2(a) or Section 7.2(b), (ii) as of the time of such termination, either or both of the conditions set forth in Section 6.1(b)

and Section 6.1(c) shall not have been satisfied solely for reasons relating to Antitrust Laws, (iii) failure to satisfy the conditions set forth in Section 6.1(b) or Section 6.1(c) shall not have been proximately caused by any breach of or inaccuracy in any representation or warranty or any failure to perform or comply with any covenant or agreement on the part of the Company, and (iv) each of the conditions set forth in Section 6.1(a) and in Section 6.2 shall have been satisfied (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable at the time of termination of being, and are reasonably likely to be, satisfied if the Closing were to occur at such time), then Parent shall pay or cause to be paid to the Company (by wire transfer of immediately available funds), within two (2) Business Days after such termination, the Parent Termination Fee.
(f) Each of the parties hereto acknowledges and hereby agrees that the provisions of this Section 7.6 are an integral part of the Transactions (including the Merger), and that, without such provisions, the other parties would not have entered into this Agreement. Each of the parties further acknowledges that the payment of the amounts by the Company or Parent (or its designee), as applicable, specified in this Section 7.6 is not a penalty, but, in each case, is liquidated damages in a reasonable amount that will compensate the Company, Parent and Merger Sub, as applicable, in the circumstances in which such fees are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. If the Company or Parent, as the case may be, shall fail to pay in a timely manner the amounts due pursuant to this Section 7.6, and, in order to obtain such payment, either Parent or the Company, as the case may be, makes a claim against the other party that results in a judgment against the other party, the paying party shall pay to the other party the reasonable and documented out-of-pocket costs and expenses of the other party (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit (together with interest on the amounts set forth in this Section 7.6 at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law), up to a maximum amount in the aggregate of $2,500,000 (inclusive of such interest). The parties acknowledge and agree that: (i) the right to receive the Termination Fee or Parent Termination Fee under this Agreement shall not limit or otherwise affect the Company’s, Parent’s or Merger Sub’s right, prior to the termination of this Agreement, to specific performance as provided in, and subject to the conditions of, Section 8.12; (ii) in no event shall the Company be obligated to pay the Termination Fee on more than one occasion and (iii) in no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion.
(g) Notwithstanding anything to the contrary contained in this Agreement, except in connection with a termination of this Agreement under circumstances in which (1) the Termination Fee would not be payable pursuant to this Section 7.6, (2) prior to such termination the Company breached or failed to comply with this Agreement in a manner that constituted Fraud or a Willful Breach and (3) such Willful Breach or Fraud proximately resulted in the failure of the Closing to occur prior to such termination, the parties agree that (i) Parent’s right to receive payment from the Company of (x) the Termination Fee pursuant to Sections 7.6(a), 7.6(b) and 7.6(c) or (y) the Expense Reimbursement Obligation pursuant to Section 7.6(j), shall constitute the sole and exclusive monetary remedies of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates, Representatives or assignees of any of the foregoing (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (except that the Company shall also be obligated with respect to Section 7.6(f)) and (ii) the if actually paid in full, the Termination Fee shall represent the sole and exclusive remedy of Parent and Merger Sub in the circumstances in which such fee is payable and Parent and its Affiliates shall not be entitled to bring or maintain any other claim, action or proceeding against the Company Related Parties, shall be precluded from any other remedy against the Company Related Parties, at law, in equity, in contract, in tort or otherwise, and shall not seek to obtain any recovery or judgment against the Company Related Parties, in connection with or arising out of the termination of any of the Agreement or any Ancillary Agreement,

any breach by the Company Related Parties giving rise to such termination, the failure of the Transactions to be consummated, the failure by any Company Related Party to perform its obligations under any of this Agreement or any Ancillary Agreement (other than the Confidentiality Agreement) or failure by the Company Related Party to perform any obligation under Law.
(h) Notwithstanding anything to the contrary contained in this Agreement, (i) the parties agree that the Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to Section 7.6(d) shall constitute the sole and exclusive remedy of the Company, its Subsidiaries and the Company Related Parties against Parent, Merger Sub and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates, Representatives or assignees of any of the foregoing (collectively, the “Parent Related Parties”) or the Financing Sources for all losses and damages suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (except that Parent shall also be obligated with respect to Section 7.6(f) and Section 5.15(d)) and (ii) the parties hereby agree that if actually paid in full, the Parent Termination Fee shall represent the sole and exclusive remedy of the Company, its Subsidiaries and the Company Related Parties in the circumstances in which such fee is payable and none of the Company, its Subsidiaries or the Company Related Parties shall be entitled to bring or maintain any other claim, action or proceeding against any of the Parent Related Parties, shall be precluded from any other remedy against any of the Parent Related Parties, at law, in equity, in contract, in tort or otherwise, and shall not seek to obtain any recovery or judgment against any of the Parent Related Parties, in connection with or arising out of the termination of any of the Agreement or any Ancillary Agreement, any breach by any Parent Related Party giving rise to such termination, the failure of the Transactions to be consummated, the failure by any Parent Related Party to perform its obligations under any of this Agreement or any Ancillary Agreement (other than the Confidentiality Agreement) or failure by any Parent Related Party to perform any obligation under Law.
(i) For the avoidance of doubt, either the Company or Parent may pursue a grant of specific performance under, and in accordance with, Section 8.12 prior to the termination of this Agreement in accordance with its terms.
(j) Except (i) as expressly set forth in this Section 7.6, and (ii) all filing fees relating to the Antitrust Filings, and printing and mailing costs or SEC filing fees or expenses for the Proxy Statement, all of which shall be borne by Parent, all Expenses incurred in connection with this Agreement and the Transactions will be paid by the party incurring such Expenses; provided, that, notwithstanding the foregoing, if this Agreement shall be terminated pursuant to Section 7.3(b) other than as a result of a breach of Section 5.3 or Section 5.4 (or if at the time of a termination pursuant to Section 7.1, Section 7.2, Section 7.4(a) or any other clause of Section 7.3, Parent would have had the right to terminate this Agreement pursuant to Section 7.3(b) other as a result of a breach of Section 5.3 or Section 5.4), the Company shall reimburse (by wire transfer of immediately available funds and within two (2) Business Days of such termination) Parent for Parent’s and Merger Sub’s reasonable and documented out-of-pocket costs and expenses incurred in connection with, or in preparation for or anticipation of, the negotiation and performance of this Agreement up to a maximum aggregate amount of $3,000,000 (the “Expense Reimbursement Obligation”).
7.7 Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of Company Stockholder Approval, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of Company Stockholder Approval, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval.
7.8 Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Article 8
GENERAL PROVISIONS
8.1 Non-Survival of Representations, Warranties and Covenants. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.1 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.
8.2 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or: (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient (and in each case, with no “bounce back” or similar error message). Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a written notice given in accordance with this Section 8.2):

If to Parent or Merger Sub, addressed to it at:

c/o Machinify, Inc.
8333 Douglas Ave.
Suite 750
Dallas, TX 75225
Attention: David Pierre; Emma Nasif
Email: david.pierre@machinify.com; emma.nasif@machinify.com

with a copy to (for information purposes only):

New Mountain Capital, L.L.C.
1633 Broadway, 48th Floor
New York, NY 10019
Attention: Matthew Holt; Brian Murphy
Email: mholt@newmountaincapital.com; bmurphy@newmountaincapital.com

and

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attn: Todd B. Kornreich; Jackie Cohen
Email: Todd.Kornreich@ropesgray.com; Jackie.Cohen@ropesgray.com
If to the Company, addressed to it at:

Performant Healthcare Inc.
4309 Hacienda Dr Suite 110
Pleasanton, CA 94588
Attn: Rohit Ramchandani
Email: rramchandani@performantcorp.com; skohl@performantcorp.com with copies to (for information purposes only);

Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, 22nd Floor
San Francisco, CA 94111-5998
Attn: David E. Lillevand

Patrick J. Devine
Email: David.Lillevand@pillsburylaw.com Patrick.Devine@pillsburylaw.com

8.3 Definitions.
(a) For purposes of this Agreement, the term:
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise restrict the making or amendment of any Takeover Proposal; provided, further, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.3.
“Affiliate” or “affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.
“Aggregate Merger Consideration” shall mean the product of (x) the number of Shares issued and outstanding (other than Shares to be cancelled or converted pursuant to Section 2.1(b)) immediately prior to the Effective Time multiplied by (y) the Merger Consideration.
“Ancillary Agreement” means the documents, agreements, exhibits, schedules, statements, contracts or certificates being executed and delivered in connection with this Agreement and the Transactions.
“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.
“Change of Control” means, with respect to any Person: (a) the sale of all or substantially all of the consolidated assets of such Person; (b) a sale resulting in no less than a majority of the common stock or other voting stock of such Person being held by a third party; or (c) a merger, consolidation, recapitalization, or reorganization of such Person with or into a third party that results in the inability of the equityholders of such Person prior to such merger, consolidation, recapitalization, or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Company Adverse Recommendation Change” means the Company Board: (a) failing to make, withholding, withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Proxy Statement that is disseminated to the Company’s stockholders; (c) adopting, approving, recommending, endorsing, or otherwise declaring advisable a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the Shares for twenty percent (20%) or more of the Shares within ten (10) Business Days after the commencement of such offer; (e) failing to publicly reaffirm the Company Board Recommendation within ten (10) Business Days following receipt of written request from Parent to provide such reaffirmation after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal; provided that Parent may only make such request once with respect to any Takeover Proposal and once with respect to each material amendment to any Takeover Proposal; or (f) resolving or agreeing to take any of the foregoing actions.

“Company Credit Agreement” means that certain Credit Agreement, dated as of October 27, 2023, among the Company, the other borrowers party thereto, the lenders party thereto from time to time and Wells Fargo Bank, National Association, as agent.
“Company Equity Awards” means, collectively, (i) Company Options, (ii) Company RSUs, and (iii) Company PRSUs.
“Company Equity Plans” means the Company SIP and the Company ESPP.
“Company ESPP” means the Company’s 2024 Employee Stock Purchase Plan.
“Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, financial condition, or assets of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to timely perform its obligations under this Agreement or consummate the Transactions on a timely basis; provided, however, that, for the purposes of clause (a), a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial, banking, capital, credit or securities markets, or political or regulatory conditions or any conditions generally affecting any of the foregoing or affecting any segment of the industries or any regions in which the Company and its Subsidiaries operate (including interest rate and exchange rate changes, inflationary matters or tariffs or trade wars); (ii) the execution and delivery, announcement, pendency or consummation of the Transaction, including any adverse changes in the Company’s relationship with its employees, customers, partners, Governmental Entities, suppliers or vendors (it being understood and agreed that this clause shall not apply with respect to or exclude any impact resulting from a breach of or inaccuracy in any of the representations or warranties contained in Section 3.4 or in an other non-contravention representation or warranty contained in Article 3); (iii) any changes occurring after the date hereof in applicable Law or GAAP or other applicable accounting standards or the enforcement, implementation or interpretation thereof, (iv) any hostilities, acts of war (whether or not declared), sabotage, terrorism, military actions or civil unrest or the escalation or worsening thereof; (v) acts of God, force majeure events, natural or man-made disasters, epidemics, pandemics or disease outbreaks; (vi) general conditions in the industry in which the Company and its Subsidiaries operate; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of the Company’s securities (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (ix) any change in the Company’s credit rating (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (x) any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Entity, (xi) any stockholder or derivative litigation (or equivalent) arising from or relating to this Agreement or the Transactions, or (xii) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Parent’s consent (or any action not taken as a result of the failure of Parent to consent to any action requiring Parent’s consent pursuant to Section 5.1); provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), (vi) or (x) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.
“Company Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Company SIP” means the Company’s Amended and Restated 2012 Stock Incentive Plan.
“Company Software” means all Software, owned, purported to be owned or developed by or developed on behalf of the Company or any of its Subsidiaries.
“Contract” or “Contracts” means any of the written or oral agreements, arrangements, contracts, subcontracts, leases (whether for real or personal property), subleases, powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, sublicenses, instruments, purchase and sale orders and other legal commitments, including any statement of work, schedule, exhibit, appendix, addendum, amendment, or other document entered into pursuant to or in connection with any of the foregoing, in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.
“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety in an occupational setting or as a result of contamination of environmental media, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et. seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et. seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et. seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et. seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et. Seq.
“Environmental Permits” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.
“Equity Interest” means, with respect to any Person, (a) any share, capital stock, partnership, limited liability company or membership interest or unit of participation, voting or similar equity interest (however designated) in such Person, (b) any subscription, purchase right, conversion right, exchange right, option, warrant, call, put or other right or security (including debt securities) convertible, exchangeable or exercisable for, or other Contract that would entitle any other Person to acquire, any such share, capital stock, partnership, limited liability company or membership interest or unit of participation, voting or similar equity interest (however designated) in such Person, or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such first Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any Person that would, at the relevant time, be considered a single employer with any of the Company and its Subsidiaries within the meaning of Section 4001 of ERISA or Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Proxy Statement, the filing of any required notices under any Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger and the other Transactions.
“Financing Sources” means the entities that have committed to provide the Debt Financing or any Alternative Financing in replacement thereof (including the parties to any joinder agreements, credit agreements or other definitive agreements relating thereto) and their respective Affiliates and such entities’ (and their respective Affiliates’), officers, directors, employees, attorneys, advisors, agents and representatives involved in the Debt Financing and their successors and permitted assigns.
“Foreign Export and Import Law” means any applicable Law of a Governmental Entity (other than a U.S. Governmental Entity) regulating exports, imports or re-exports to, from or within such foreign country, including the export, import, transfer or re-export of any goods, software, services or technical data.
“Fraud” means actual and intentional fraud under Delaware Law in the making of any representation or warranty in Article 3 or Article 4 or in any certificated delivered hereunder or in connection herewith, involving an actual and intentional misrepresentation of a material fact, with knowledge, of its falsity and made for the purpose of inducing a party to act, and upon which such party justifiably relies to its detriment. For the avoidance of doubt, Fraud shall not include any claim for equitable fraud, constructive fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentations or any tort based on negligence or recklessness.
“GAAP” means generally accepted accounting principles, as applied in the United States.
“Government Bid” means any pending bid, proposal, offer or quote for supplies or services made by the Company or its Subsidiaries, that if accepted, would result in a Government Contract.
“Government Contract” means any prime contract, subcontract, grant, subaward, other transaction agreement or contract, basic ordering agreement, blanket purchase agreement, teaming agreement, letter contract, purchase order, task order or delivery order of any kind, including all amendments, modifications and options thereunder or relating thereto, awarded (a) to the Company or its Subsidiaries by any Governmental Entity or by a prime contractor or higher-tier subcontractor (proposed prime contractor or higher-tier subcontractor) under or in relation to such Contracts, or (b) by the Company or its Subsidiaries under or in relation to such contracts to a subcontractor (or proposed subcontractor) at any tier. For the avoidance of doubt, a task order, purchase order or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be a part of the Government Contract to which it relates.
“Governmental Authorization” means: (a) any permit, license, certificate, certification, franchise, approval, concession, permission, variance, clearance, registration, qualification, identification number, approval, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Law; or (b) any right under any Contract with any Governmental Entity, and shall also include the expiration of the waiting period under any required approval or clearance of any Governmental Entity pursuant to any applicable Antitrust Law.
“Governmental Entity” means any supranational, national, federal, state, municipal, local, county, provincial or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any mediator, arbitrator or arbitral body or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.
“Governmental Health Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, TRICARE, CHAMPVA, and “state healthcare programs” (as defined in 42 U.S.C. § 1320a–7(h)), and any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code.
“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made,

that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, mold, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.
“Healthcare Laws” means applicable Laws relating to healthcare or the regulation, provision, consultation, management, administration of, and payment for, healthcare items and services applicable to the Company and its Subsidiaries, including: (a) Medicare Program Laws under Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395 et seq. (the Medicare statute), including without limitation Medicare Advantage; (b) Medicaid Program Laws under Title XIX of the Social Security Act 42 U.S.C. §§ 1396-1396v (the Medicaid statute); (c) the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b; (d) the Ethics in Patient Referrals Act (the Stark Law), 42 U.S.C. § 1395nn; (e) the False Claims Act, 31 U.S.C. §§ 3729-3733; (f) the Federal Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; (g) the Anti-Kickback Act of 1986 41 U.S.C. §§ 51-58; (h) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; (i) the Exclusion Laws, 42 U.S.C. § 1320a-7; (j) the Patient Protection and Affordable Care Act, Pub. L. 111-148, as amended by the Health Care and Education Reconciliation Act of 2010, Pub. L. 111-152; (k) the CARES Act; (l) TRICARE, 10 U.S.C. § 1071; (m) the Federal Health Care Fraud Law (18 U.S.C. § 1347), the False Claim Law (42 U.S.C. § 1320a-7b(a)), the criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001); (n) Laws that regulate Payors and the business or products of insurance, including all Laws regarding the submission, billing, coding, or administration of health care claims or benefits or processing or payment for health care services or products, including billing, coding, coding validation, reimbursement, claims submission, adjudication, coordination of benefits, collections and payment related to health insurance providers, health maintenance organizations, health insurers, and Governmental Health Programs; (o) Laws governing debt collection; (p) Laws relating to the licensure, certification, qualification or authority to transact business in connection with the provision of services provided by the Company; (q) HIPAA; (r) any and all state or local Laws similar to those above; and (s) any and all amendments or modifications made from time to time to the items referenced in this definition.
“Healthcare Privacy Obligations” means Healthcare Laws, Contracts, self-regulatory standards, or written policies of the Company relating to the Processing of Protected Health Information, to the extent the Company is legally required to comply.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act Title XIII of the American Recovery and Reinvestment Act of 2009), and their implementing regulations set forth at 45 C.F.R. Parts 160, 162, and 164 and applicable state Laws regulating the privacy and security of healthcare records.
“Indebtedness” of the Company or any of its Subsidiaries means, without duplication, all indebtedness, obligations or liabilities (including in respect of principal, accrued interest, penalties, fees, reimbursements, indemnities and premiums) of such Person: (a) for borrowed money; (b) in respect of drawn letters of credit, bankers’ acceptances, surety and performance bonds or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (c) evidenced by bonds, debentures, notes or other similar instruments or debt securities; (d) arising out of interest rate, currency swap arrangements, collar agreements or any other arrangements designed to provide protection against fluctuations in interest or currency rates or any other hedging arrangements; (e) in respect of “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business); (f) for the capitalized liability under all capital and finance leases of such Person (determined in accordance with GAAP); or (g) indebtedness of others as described in clauses (a) through (f) above guaranteed or secured by such Person; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses including payroll expenses arising in the ordinary course of business consistent with past practice, and the endorsement of negotiable instruments for collection in the ordinary course of business consistent with past practice.
“Information Privacy Obligations” means any Laws, Contracts, self-regulatory standards, or written policies of terms of use of the Company and its Subsidiaries pertaining to privacy, data protection, data transfer, or the Processing of Personal Information or other data (including Customer Data and Protected Health Information), including all privacy and security breach disclosure Laws that are applicable to the Company and its Subsidiaries, including HIPAA.

“Intellectual Property” means all rights, title and interests in and to all intellectual property rights of every kind and nature however denominated, throughout the world, including all: (a) inventions (whether or not patentable or reduced to practice), all improvements thereto, patents and patent applications together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations in connection therewith; (b) trademarks, service marks, trade dress, trade names, whether or not the foregoing are registered and together with the goodwill and activities associated therewith; (c) Internet domain names, uniform resource locators and social media accounts and handles and all goodwill associated with each of the foregoing; (d) all copyrights (whether or not published or registered); (e) Software and other rights in technology; (f) trade secrets, confidential information and database rights, including rights in know-how, technical information and collections of data; (g) rights of publicity and moral rights; and (h) other related rights, including any and all registrations, applications, recordings, licenses, common-law rights, statutory rights, administrative rights, contractual rights, rights to sue at law or in equity for any past or future infringement and other related rights to any of the foregoing, including any renewal, reissue, reversion, reexamination, or extension of any of the foregoing.
“Intervening Event” means any event, circumstance, change, occurrence, development or effect that materially affects the business, assets or operations of the Company and that was not known to the Company Board as of or prior to the date hereof (or if known, the consequences of which are not known nor reasonably foreseeable by the Company Board as of or prior to the date hereof); provided, that “Intervening Event” shall exclude any change, effect, event, occurrence or development (a) related to a Takeover Proposal or other inquiry, offer or proposal that would reasonably be expected to lead to a Takeover Proposal or the consequences thereof, (b) related to changes in the price or trading volume of the Company Common Stock, in and of itself (however, the underlying facts or occurrences giving rise or contributing to such change or event may be taken into account when determining whether an Intervening Event has occurred unless excluded by any other exclusion in this definition), or (c) related to the fact that, in and of itself, the Company exceeds (or fails to meet) any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, that the underlying facts or occurrences giving rise or contributing to such for the Company exceeding such projections, estimates, or expectations may be taken into account when determining whether an Intervening Event has occurred unless excluded by any other exclusion in this definition).
“IRS” means the United States Internal Revenue Service.
“Knowledge” means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.3 of the Company Disclosure Schedule (assuming reasonable investigation); and (b) when used with respect to Parent or Merger Sub, the actual knowledge of the officers and directors of Parent and Merger Sub (assuming reasonable investigation).
“Law” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.
“Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, easement, encroachment, attachment, license, option, adverse claim, or restriction on transfer (except, with respect to a security, for restrictions on transfer of such security arising under any applicable foreign, federal or state securities Laws).
“Nasdaq” means The Nasdaq Stock Market LLC.
“Open Source Software” means any Software that is distributed (i) as “free software” (as defined by the Free Software Foundation), (ii) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses), (iii) under any licensing or distribution model similar to any of the foregoing or (iv) under a license that requires disclosure of source code or requires derivative works based on such Software to be made publicly available under the same license.

“Order” means any award, order, writ, assessment, decision, injunction, decree, stipulation, verdict, edict, determination, settlement, corporate integrity agreement, deferred prosecution agreement, monitoring agreement, certification of compliance or related agreement, award, ruling, or judgment entered, issued, made or rendered by or with any Governmental Entity, arbitrator, or other tribunal, whether temporary, preliminary, or permanent.
“Parent Credit Agreement” means that certain Credit Agreement, dated as of April 2, 2024, by and among Parent, Continental Midco, Inc., the other Loan Parties (as defined therein) from time to time party thereto, the lenders from time to time party thereto and Antares Capital, LP, as administrative agent (as amended by Amendment No. 1 to Credit Agreement, dated as of September 18, 2024, Amendment No. 2 to Credit Agreement, dated as of February 14, 2025, Amendment No. 3 to Credit Agreement, dated as of May 7, 2025, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time).
“Payoff Debt” means, in each case to the extent outstanding or otherwise unpaid as of immediately prior to the Closing, (i) Indebtedness of the type described in clause (a) of the definition of “Indebtedness” and (b) with respect to the foregoing, Indebtedness of the type described in clause (g) of the definition of “Indebtedness”.
“Payoff Letter” means, in respect of each item of Payoff Debt, a customary payoff letter, termination statement, release and/or similar evidence of termination and (as applicable) related Lien release documentation (or, in the case of Payoff Debt other than the Company Credit Agreement, such a payoff letter or similar letter or statement that can be obtained from the applicable creditor(s) in respect of such Payoff Debt).
“Payor” means all Governmental Health Programs and all other healthcare service plans, other private, commercial, or governmental third-party payors or insurers, and other any other Person that pays, or arranges for the payment, for all or any part of any healthcare service for itself or for any other Person, as well as any Person that develops, leases, or sells access to networks of healthcare providers.
“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not yet due and payable or which are being contested in good faith by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) any non-exclusive license to any Intellectual Property that accompany the sale of the Company’s products or services entered into in the ordinary course of business; and (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.
“Person” means an individual, corporation, limited liability company, partnership, association, trust, labor union, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a Governmental Entity.
“Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural Person, including name, street address, telephone number, email address, identification number issued by a Governmental Entity, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” “Protected Health Information,” or “personal data” under applicable Law.
“Principal” means an officer, director, owner, partner, or a Person having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a division or business segment; and similar positions).
“Proceeding” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, arbitrations, examinations, mediations or other similar legal proceedings of any nature, civil, criminal or regulatory, in law or in equity, in each case, by or pending before any Governmental Entity, arbitrator, mediator, or other tribunal.
“Process” or “Processing” means any operation or set of operations which is performed on Personal Information, or on sets of Personal Information, whether or not by automated means, such as the receipt, access, acquisition, arrangement, collection, copying, creation, maintenance, modification, recording, organization, processing, compilation, selection, structuring, storage, visualization, adaptation, alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction, or instruction, training or other learning relating to such data or combination of such data.
“Protected Health Information” or “PHI” means any data that constitutes “protected health information” as defined by HIPAA.
“Proxy Statement” means a proxy statement or similar disclosure document relating to the adoption and approval of this Agreement, the Merger and the other Transactions by the Company’s stockholders, as amended or supplemented.
“Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the Sherman Act, the Clayton Act, the Hart–Scott–Rodino Antitrust Improvements Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States.
“Release” means the disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other environmental media, of Hazardous Materials.
“Representatives” means, with respect to a Person, such Person’s directors, officers, managers, members, partners, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Incident” means any (i) unauthorized acquisition of, access to, loss of, or misuse (by any means) of Sensitive Data maintained by the Company and its Subsidiaries or by any third party service provider on behalf of the Company and its Subsidiaries; (ii) unauthorized or unlawful Processing of Sensitive Data; (iii) a phishing, ransomware, denial of service or other cyberattack that results in a monetary loss or a business disruption; (iv) “Breach” under HIPAA as defined at 45 C.F.R. § 164.402; or (v) other act or omission that compromises the security, integrity, availability or confidentiality of Sensitive Data.

“Sensitive Data” means (i) all Personal Information, (ii) Customer Data, and (iii) other confidential or proprietary business or trade secret information used or held for use by the Company and any of its Subsidiaries.
“Software” means computer software and databases, including object code, source code, firmware and embedded versions thereof, and all documentation, media and other tangible (including electronic) property necessary for the use, delivery or transfer of any of the foregoing.
“Subsidiary” of Parent, the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.
“Superior Proposal” means a written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) which, if consummated would result in a transaction more favorable to the holders of the Shares, from a financial point of view, than the Transactions, in each case, after considering such factors as the Company Board considers in good faith relevant, including the terms and conditions of the offer, likelihood of consummation; and any revisions to the terms of this Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 5.3(d)(i).
“Takeover Proposal” means a bona fide inquiry, proposal or offer from, or indication of interest in making a proposal or offer from any Person or group (other than Parent and its Subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the Transactions), involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company’s and its Subsidiaries’ consolidated assets or to which 20% or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (or the stockholders of any such Person(s)) would own, directly or indirectly, 20% or more of the consolidated net revenues, net income, or net assets of the Company, and its Subsidiaries, taken as a whole, or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution); or (f) any combination of the foregoing.
“Tax Return” means any report, return (including information return), claim for refund or declaration required to be filed or actually filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including any schedule or attachment thereto, and including any amendments thereof.
“Taxes” means all taxes, fees, levies, duties, tariffs, imposts and other similar charges in the nature of a tax imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added and gains tax, and any interest, penalties or additional amounts imposed in respect of any of the foregoing.
“Termination Fee” means an amount equal to $19,980,000.
“Treasury Regulations” means the final and temporary regulations promulgated under the Code by the U.S. Department of Treasury.
“U.S.” means the United States of America.
“U.S. Government” means the federal government of the U.S. and any agencies, instrumentalities and departments thereof.
“WARN Act” means the Workers Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local Law.
“Willful Breach” means a material breach of a covenant or agreement in this Agreement caused by a deliberate and intentional act or a deliberate and intentional failure to act on the part of the breaching party with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement and such act or failure to act constitutes a material breach of this Agreement.
(b) The following terms are defined elsewhere in this Agreement, as indicated below:

“Agreement”	Preamble

“Alternative Commitment Letter”	Section 5.14(c)

“Alternative Financing”	Section 5.14(c)

“Antitrust Filings”	Section 6.1(b)

“Applicable Date”	Section 3.5(a)

“Bankruptcy and Enforceability Exceptions”	Section 3.3(a)

“Book-Entry Shares”	Section 2.2(b)(ii)

“Certificate of Merger”	Section 1.2(b)

“Certificates”	Section 2.2(b)(i)

“Closing”	Section 1.2(a)

“Closing Date”	Section 1.2(a)

“Closing Failure Written Confirmation”	Section 7.4(c)

“Company”	Preamble

“Company Acquisition Agreement”	Section 5.3(a)

“Company Benefit Plan”	Section 3.11(a)

“Company Board”	Recitals

“Company Board Recommendation”	Section 3.3(b)

“Company Bylaws”	Section 3.1

“Company Charter”	Section 3.1

“Company Common Stock”	Recitals

“Company Continuing Employees”	Section 5.7(a)

“Company Disclosure Schedule”	Article 3

“Company Employee”	Section 3.11(a)

“Company Leased Real Property”	Section 3.14(a)

“Company Material Contract”	Section 3.16(b)

“Company Option”	Section 2.4(a)

“Company Preferred Stock”	Section 3.2(a)

“Company PRSU”	Section 2.4(b)

“Company PRSU Consideration”	Section 2.4(b)

“Company Real Property Lease”	Section 3.14(a)

“Company Registrations”	Section 3.18(a)

“Company Related Parties”	Section 7.6(g)

“Company RSU”	Section 2.4(b)

“Company RSU Consideration”	Section 2.4(b)

“Company SEC Documents”	Section 3.5(a)

“Company SEC Financial Statements”	Section 3.5(b)

“Company Stockholder Approval”	Section 3.3(c)

“Company Stockholders Meeting”	Section 5.4(a)

“Confidentiality Agreement”	Section 5.2(b)

“Consents”	Section 3.4(a)

“Continuation Period”	Section 5.7(a)

“Customer Data”	Section 3.18(j)

“Data Room”	Section 8.9

“Debt Commitment Letter”	Section 4.5(a)

“Debt Financing”	Section 4.5(a)

“DGCL”	Recitals

“Dissenting Shares”	Section 2.3

“Effect”	Section 8.3(a)

“Effective Time”	Section 1.2

“Employees”	Section 3.12(a)

“End Date”	Section 7.2(a)

“Excluded Benefits”	Section 5.7(a)

“Excluded Shares”	Section 2.1(a)

“Expense Reimbursement Obligation”	Section 7.6(j)

“Fee Letter”	Section 4.5(a)

“Governmental Antitrust Authority”	Section 5.5(c)

“HSR Act”	Section 8.3(a)

“Incremental DDTL Loans”	Section 4.5(c)

“Indemnification Agreements”	Section 5.8(a)

“Indemnified Party”	Section 5.8(a)

“Intervening Event Notice Period”	Section 5.3(d)(ii)

“IT Systems”	Section 3.18(e)

“Letter of Transmittal”	Section 2.2(b)(i)

“Maximum Premium”	Section 5.8(c)

“Merger”	Recitals

“Merger Consideration”	Section 2.1(a)

“Merger Sub”	Preamble

“Non-Recourse Party”	Section 8.14

“Option Consideration”	Section 2.4(a)

“Organizational Documents”	Section 3.1

“Parent”	Preamble

“Parent Benefit Plans”	Section 5.7(b)

“Parent Related Parties”	Section 7.6(h)

“Parent Subsidiary”	Section 4.3(a)

“Parent Termination Fee”	Section 7.6(d)

“Parent Welfare Benefit Plan”	Section 5.7(b)

“Paying Agent”	Section 2.2(a)

“Paying Agent Agreement”	Section 2.2(a)

“Payment Fund”	Section 2.2(a)

“Permits”	Section 3.10

“Privacy Notices”	Section 3.18(k)

“Required Amount”	Section 4.5(c)

“Shares”	Recitals

“Superior Proposal Notice Period”	Section 5.3(d)(i)

“Surviving Corporation”	Section 1.1(a)

“Top Customer”	Section 3.21(a)

“Top Vendor”	Section 3.21(b)

“Transactions”	Section 1.1(a)

“Truist”	Section 3.22

8.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
8.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
8.6 Entire Agreement. This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Schedule, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, and the Company Disclosure Schedule (other than an exception expressly set forth as such in the Company Disclosure Schedule), the statements in the body of this Agreement will control.
8.7 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as contemplated by the last sentence of Section 5.14, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, may directly or indirectly assign its rights or obligations hereunder, voluntarily or involuntarily, including by Change of Control, merger (whether or not such party is the surviving corporation), operation of law, or any other manner, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent’s direct or indirect wholly owned subsidiaries.
8.8 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, other than pursuant to Sections 2.2, 5.8, 7.5, 7.6(g), 7.6(h), 8.14 or 8.15, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
8.9 Mutual Drafting; Interpretation. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the word “or” is not exclusive. The words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or paragraph hereof. The word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends, and such phrase shall not mean simply “if”. The word “will” shall have the same meaning as “shall” and vice versa. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. When used in reference to the Company or its Subsidiaries, the term “material” shall be measured against the Company and its Subsidiaries, taken as a whole. The words “made available to Parent” and words of similar import refer to documents (a) posted to the data room maintained by the Company or its Representatives in connection with the Transactions (the “Data Room”) or (b) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case of clauses (a) and (b), at least two (2) Business Days prior to the date of this Agreement. Except as otherwise indicated, all references in this Agreement to “Articles,” “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Articles and Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall be disjunctive and shall not be deemed to be exclusive. Unless the context otherwise requires, any reference to (i) any Person shall be deemed to refer to such Person’s successors and permitted assigns, and, in the case of any Governmental Entity, to any Person(s) succeeding to its functions and capacities, (ii) any Law shall be deemed to refer to all rules and regulations promulgated thereunder and (iii) any Contract, Organizational Document or Law shall be deemed to refer to such Contract, Organizational Document or Law as amended, supplemented or otherwise modified from time to time (and in the case of any Contract or Organizational Document, in accordance with the terms hereof or thereof, as applicable), and in effect at any given time (and in the case of any Law, to any successor provisions) (provide that for purposes of any representations and warranties contained in this Agreement that are made as of a specified date, references to any Law shall be deemed to refer to such Law as amended, supplemented or otherwise modified, in each case, as of such date). Any reference to any “day” or any number of “days” without explicit reference to “Business Days” shall be deemed to refer to a calendar day or number of calendar days. If any action is to be taken on or by a particular calendar day that is not also a Business Day, then such action may be deferred until the immediately succeeding Business Day. The phrases “ordinary course” or “ordinary course of business” when used with respect to any Person means taking or refraining to take any action, if such action by such Person is consistent with the past practices of such Person (including with respect to volume and frequency) and is taken in the ordinary course of the operations of such Person. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or a material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect. The information contained in the Company Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained in the Company Disclosure Schedule shall be deemed to be an admission by the Company to any third party of any matter whatsoever (including any violation of Law or breach of Contract).
8.10 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
(a) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
(b) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or any federal court sitting in the State of Delaware in any Proceeding arising out of or relating to this Agreement or the Transactions, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such courts. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(c).
8.11 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in. PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
8.12 Specific Performance; Remedies Cumulative.
(a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, subject to Section 8.12(d), the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. For the avoidance of doubt, notwithstanding anything else in this Agreement, in no event shall specific performance of the Company’s, Parent’s or Merger Sub’s obligation to consummate the Merger survive the valid termination of this Agreement in accordance with its terms.

(b) Except as otherwise provided in this Agreement and subject to Section 8.12(d), each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; and (ii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.12, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.
(c) Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy; provided, that, for the avoidance of doubt, and without limiting a party’s ability to pursue both a grant of specific performance or other equitable remedies to cause the other parties hereto to consummate the Closing and the payment of any money damages in the alternative, in no event shall a party hereto (or anyone claiming through such party’s or on such party’s behalf) be permitted or entitled to receive or retain both (i) a grant of specific performance or other equitable relief, including pursuant to the terms of this Section 8.12, and (ii) payment of all or any portion of the Parent Termination Fee or Termination Fee, as applicable, or any monetary damages, remedy or award.
(d) It is explicitly agreed that the Company shall only have the right, in accordance with and subject to the terms and limitations of this Section 8.12, to an injunction, specific performance or other equitable remedies to enforce, or in connection with enforcing, Parent’s and Merger Sub’s obligations to consummate the Merger, and that such remedies shall only be available if, and only if, each of the following conditions shall have been satisfied: (i) all of the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their terms or nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, which conditions are capable of being, and are reasonably likely to be, satisfied at the Closing if the Closing were to occur) have been satisfied or waived in accordance with this Agreement, (ii) the Company has delivered to Parent a Closing Failure Written Confirmation in accordance with Section 7.4(c), (iii) Parent and Merger Sub have failed to consummate the Merger within four (4) Business Days after the Company has delivered such notice, (iv) the applicable Financing Sources have confirmed in writing that the Debt Financing (or any alternative Debt Financing) has been funded or will be funded at the Closing on the terms set forth in the Debt Commitment Letter if the Closing occurs on the terms contemplated in this Agreement (or words to that effect) and (v) the Company has irrevocably confirmed in writing that if specific performance is granted and the Debt Financing is funded, then the Closing will occur on the terms contemplated in this Agreement. For the avoidance of doubt, in no event shall the Company be entitled to seek to enforce specifically Parent or Merger Sub’s obligations to consummate the Closing if the Debt Financing has not been funded (or will not be funded at the Closing).
8.13 Disclaimer of Projections. Parent and Merger Sub acknowledge that in connection with their investigation of the Company’s business, Parent and Merger Sub have received or may receive certain projections, including projected statements of operating revenues and income from operations of the Company’s business, cost estimates and certain business plan information. Parent and Merger Sub agree that they each take full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, other forecasts, summaries, plans and presentations so furnished to it, whether orally or in writing or in materials made available in the Data Room, including the reasonableness of the assumptions underlying such estimates, projections and forecasts. Accordingly, none of the Company, their affiliates, nor any other Person is making any representation or warranty with respect to any estimates, projections, other forecasts, summaries, plans or presentations, including the reasonableness of the assumptions underlying such estimates, projections, other forecasts, summaries, plans or presentations, and Parent and Merger Sub hereby disclaim any reliance on such estimates, projections, other forecasts, summaries, plans and presentations and agrees that it has not relied thereon.
8.14 Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party, except the Confidentiality Agreement, in each case, to the extent set forth, and subject to the limitations, therein. Except as set forth in this Agreement or the Confidentiality Agreement, no former, current or future officers, employees, directors, partners, equityholders, managers, members, attorneys, agents, advisors or other Representatives of any party hereto (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the Transactions or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with any Transactions shall be sought or had against any Non-Recourse Party, except for claims that any party may assert against (a) another party solely in accordance with, and pursuant to the terms and conditions of, this Agreement or (b) pursuant to the Confidentiality Agreement.
8.15 Debt Financing Matters. The parties hereby agree that (a) no Financing Source shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or losses arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided that nothing in this Section 8.15 shall limit the liability or obligations of the Financing Sources under the Debt Commitment Letter or the Fee Letter, limit the rights that Parent or Merger Sub may assert against the Financing Sources pursuant to the terms and conditions of the Debt Financing, Debt Commitment Letter, Alternative Commitment Letter or Alternative Financing, or limit the Company’s rights to specific performance in accordance with this Agreement), (b) any claim, suit, action or proceeding of any kind or description (whether at law, in equity, in contract, in tort or otherwise) involving any Financing Source arising out of or relating to the transactions contemplated pursuant to this Agreement, the Debt Financing (or Alternative Financing), the Debt Commitment Letter (or Alternative Commitment Letter), the Fee Letter or the performance of services thereunder shall be subject to the exclusive jurisdiction of a state or federal court sitting in the Borough of Manhattan in the City of New York, (c) any interpretation of the Debt Commitment Letter or the Fee Letter will be governed by, and construed and interpreted in accordance with, the laws of the State of New York, except as explicitly set forth therein(including in respect of certain matters being construed and interpreted in accordance with the Laws of the State of Delaware as further specified therein), (d) no party hereto will bring, permit any of their respective Affiliates to bring, or support anyone else in bringing, any such claim, suit, action or proceeding described in the foregoing clause (b) in any other court, (e) the waiver of rights to trial by jury set forth in Section 8.10 applies to any such claim, suit, action or proceeding, described in the foregoing clause (b), (f) only Parent (including its successors and permitted assigns under the Debt Commitment Letter) and the other parties to the Debt Commitment Letter at their own direction shall be permitted to bring any claim against a Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of the Debt Commitment Letter, (g) no amendment or waiver of this Section 8.15 that is adverse in any material respect to the Financing Sources shall be effective without the prior written consent of the Financing Sources and (h) the Financing Sources are express and intended third party beneficiaries of this Section 8.15. This Section 8.15 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.
[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

PARENT:

Continental Buyer, Inc.

By:	/s/ David Pierre
David Pierre
Chief Executive Officer

MERGER SUB:

Prevail Merger Sub, Inc.

By:	/s/ David Pierre
David Pierre
Chief Executive Officer

THE COMPANY:

Performant Healthcare, Inc.

By:	/s/ Simeon M. Kohl
Simeon M. Kohl
Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A
Form of Certificate of Incorporation of Surviving Corporation

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PERFORMANT HEALTHCARE, INC.
1. The name of this corporation is Performant Healthcare, Inc. (the “Corporation”).
2. The registered office of the Corporation in the State of Delaware is located at: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, DE 19801. The name of the registered agent at such address is The Corporation Trust Company.
3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
4. The total number of shares of stock that the Corporation shall have authority to issue is 100 shares of Common Stock, $0.01 par value per share. Each share of Common Stock shall be entitled to one vote.
5. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.
6. The business and affairs of the Corporation shall be managed by or under the direction of the members of the board of directors (the “Board of Directors”). The size of the Board of Directors shall be determined as set forth in the bylaws of the Corporation, as in effect from time to time (the “Bylaws”). The election of directors need not be by written ballot unless the Bylaws shall so require.
7. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.
8. To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or, with respect to any individual, each spouse or child or other descendants of such individual, each trust, limited liability company or limited partnership created solely for the benefit of one or more of the aforementioned Persons and/or their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian, of officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this Section 8 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 8. As used herein, “Person” shall mean any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
9. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. No amendment or repeal of this Section 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10. (a) To the fullest extent permitted by applicable law and in each case with respect to matters, facts, circumstances, events or developments that first arose at any time prior to the effective time of this Fourth Amended and Restated Certificate of Incorporation:
(i) Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation (or any predecessor), or such director or officer of the Corporation is or was serving at the request of the Corporation (or any predecessor) as a director, officer, employee or agent of another Corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the Corporation, or other enterprise (or any predecessor of any of such entities) (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Each director or officer of the Corporation (or any predecessor) who is or was serving as a director, officer, employee or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation (or any predecessor). The Corporation shall not be required to indemnify or make advances to a person (A) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors, either generally or in the specific instance, and (B) if the obligation to indemnify or make advances under the circumstances is specifically limited by the terms of any agreement between Indemnitee and the Corporation. The right to indemnification conferred in this Section 10(a) shall be a contract right. Any indemnification (but not advancement of expenses) under this Section 10(a) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (A) by a majority vote of the directors who are not or were not parties to the proceeding in respect of which indemnification is being sought by Indemnitee (the “Disinterested Directors”), even though less than a quorum, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (C) if there are no such Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (D) by the stockholders.
(ii) The right to indemnification under this Section 10(a) shall include the right to be paid by the Corporation the expenses incurred by the Indemnitee in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within thirty (30) days after the receipt by the Corporation of a statement or statements (containing reasonable detail of the expenses incurred) from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon receipt by the Corporation of a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 10(a) or otherwise.
(iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 10(a) shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of

Incorporation, these bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Section 10(a) shall not in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
(b) To the fullest extent permitted by applicable law and in each case with respect to matters, facts, circumstances, events or developments that first arose at, or at any time following, the effective time of this Fourth Amended and Restated Certificate of Incorporation:
(i) The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, (x) by reason of the fact that such person is or was a director or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans or (y) in such person's capacity as an officer, employee or agent of the Corporation or in such person's capacity as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, that such person is or was serving at the request of the Corporation (each such person described in the foregoing clauses (x) and (y), a “Covered Person”), against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person other than an action authorized by the Board of Directors. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 10(b) shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Section 10(b) shall not adversely affect any right or protection of a Covered Person with respect to any acts or omissions of such Covered Person occurring prior to such repeal or modification.
(ii) The Corporation shall pay on a current and as-incurred basis expenses incurred by any Covered Person in defending or otherwise participating in any action, suit, proceeding or claim in advance of the final disposition of such action, suit, proceeding or claim, including appeals, upon presentation of (x) an unsecured written undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification hereunder and (y) adequate documentation reflecting such expenses.
(iii) It is the intent that with respect to all advancement and indemnification obligations under this Section 10(b), the Corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries). The Corporation shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations under this Section 10(b) from any such direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries).
(c) The Corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the terms of this Certificate of Incorporation.
11. The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the Bylaws.

12. If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.
13. The Corporation shall not be governed by Section 203 of the DGCL.
14. (a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or its stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this Section 14.
(b) Any person or entity that purchases or otherwise acquires any interest in the shares of capital stock of the Corporation will be deemed to have (i) consented and submitted to the personal jurisdiction of the Chancery Court in connection with any action described in Section 14(a) above (an “Action”), (ii) waived any objection to the exercise of personal jurisdiction over such stockholder in the Chancery Court (iii) waived any argument relating to the inconvenience of the forums referenced above in connection with any Action, (iv) agreed not to commence any such Action other than before the Chancery Court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than the Chancery Court whether on the grounds of inconvenient forum or otherwise, and (v) consented to having service of process made upon such person or entity by service upon such person’s or entity’s counsel as agent for such person or entity in the event that such person or entity brings an Action in a court other than the Chancery Court.
*****

Exhibit B
Form of Bylaws of the Surviving Corporation

THIRD AMENDED AND RESTATED BYLAWS
OF
PERFORMANT HEALTHCARE, INC.
Section 1. LAW, CERTIFICATE OF INCORPORATION AND BYLAWS
1.1. These bylaws are subject to the certificate of incorporation of the corporation, (as amended or restated from time to time, the “Certificate of Incorporation”). In these bylaws, references to law, the Certificate of Incorporation and bylaws mean the law, the provisions of the Certificate of Incorporation and these bylaws as from time to time in effect.
Section 2. STOCKHOLDERS
2.1. Annual Meeting. The annual meeting of stockholders shall be on such date and at such place as may be designated by the board of directors, unless that day is a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day that is not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At the annual meeting of stockholders, the stockholders shall elect a board of directors and transact such other business as may be required by law or these bylaws or as may properly come before the meeting.
2.2. Special Meetings. A special meeting of the stockholders may be called at any time by the chairman of the board, if any, the president or the board of directors and must be called by the secretary upon the written request of any stockholder holding of record at least twenty-five percent of the outstanding shares of stock of the corporation entitled to vote at such meeting. A special meeting of the stockholders shall be called by the secretary, or in the case of the death, absence, incapacity or refusal of the secretary, by an assistant secretary or some other officer, upon application of a majority of the directors. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour, and purposes of the meeting.
2.3. Place of Meeting. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the chairman of the board, if any, the president or the board of directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.
2.4. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten nor more than sixty calendar days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the Certificate of Incorporation or by these bylaws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). Such notice shall be given by the secretary, or by an officer or person designated by the board of directors, or in the case of a special meeting by the officer calling the meeting. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, or a waiver by electronic transmission by such stockholder, given before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.
2.5. Quorum of Stockholders. At any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the Certificate of Incorporation or by these bylaws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
2.6. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation, or by these bylaws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.
2.7. Action Without Meetings. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Each such written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a number of stockholders sufficient to take such action are delivered to the corporation in the manner specified in this paragraph within sixty days of the earliest dated consent so delivered.
If action is taken by consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.
If action is taken by less than unanimous consent of stockholders, prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing and a certificate signed and attested to by the secretary that such notice was given shall be filed with the records of the meetings of stockholders.
In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning a vote of stockholders, that written consent has been given under Section 228 of the DGCL and that written notice has been given as provided in such Section 228.
2.8. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.
2.9. Inspectors. The directors or the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.
2.10. List of Stockholders. The secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.
Section 3. BOARD OF DIRECTORS
3.1. Number. The corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office. No director need be a stockholder.
3.2. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these bylaws, each director shall hold office until his or her successor is duly elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.
3.3. Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these bylaws directed or required to be exercised or done by the stockholders.
3.4. Removal and Replacement; Vacancies. Subject to the requirements of applicable law, vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the holders of the particular class or series of stock entitled to elect such director at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, in each case elected by the particular class or series of stock entitled to elect such directors. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have resigned, who were elected by the particular class or series of stock entitled to elect such resigning director or directors shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Certificate of Incorporation or of these bylaws as to the number of directors required for a quorum or for any vote or other actions.
3.5. Committees. The board of directors may, by vote of a majority of the whole board of directors, (a) designate, change the membership of or terminate the existence of any committee or committees; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the Certificate of Incorporation or by these bylaws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.
3.6. Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of stockholders.

3.7. Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the chairman of the board of directors, if any, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board of directors, if any, the president or any one of the directors calling the meeting.
3.8. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address, by electronic communication or facsimile transmission at least twenty-four hours before the meeting addressed to him at his usual e-mail address or fax number or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, or a waiver by electronic transmission by such director, given by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
3.9. Quorum. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these bylaws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
3.10. Action by Vote. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these bylaws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.
3.11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.
3.12. Participation in Meetings by Conference Telephone. Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.
3.13. Compensation. In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the board of directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.
3.14. Interested Directors and Officers.
(a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.
(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.
Section 4. OFFICERS AND AGENTS
4.1. Enumeration; Qualification. The officers of the corporation shall be a president, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation a chairman of the board, one or more vice presidents and a controller. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose. Any officer may be but none need be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.
4.2. Powers. Subject to law, to the Certificate of Incorporation and to the other provisions of these bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.
4.3. Election. The officers may be elected by the board of directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.
4.4. Tenure. Each officer shall hold office until his or her respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his or her election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his or her authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.
4.5. Chairman of the Board of Directors, President and Vice President. The chairman of the board, if any, shall have such duties and powers as shall be designated from time to time by the board of directors. Unless the board of directors otherwise specifies, the chairman of the board, or if there is none the chief executive officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.
Unless the board of directors otherwise specifies, the president shall be the chief executive officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.
Any vice presidents shall have such duties and powers as shall be set forth in these bylaws or as shall be designated from time to time by the board of directors or by the president.
4.6. Treasurer and Assistant Treasurers. Unless the board of directors otherwise specifies, the treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president. If no controller is elected, the treasurer shall, unless the board of directors otherwise specifies, also have the duties and powers of the controller.
Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.
4.7. Controller and Assistant Controllers. If a controller is elected, he shall, unless the board of directors otherwise specifies, be the chief accounting officer of the corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the board of directors, the president or the treasurer.
Any assistant controller shall have such duties and powers as shall be designated from time to time by the board of directors, the president, the treasurer or the controller.

4.8. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the stockholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of stockholders or directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He shall have such other duties and powers as may from time to time be designated by the board of directors or the president.
Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.
Section 5. RESIGNATIONS AND REMOVALS
5.1. Any director or officer may resign at any time by delivering his or her resignation in writing to the chairman of the board, if any, the president, or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these bylaws, a director (including persons elected by stockholders or directors to fill vacancies in the board) may be removed from office with or without cause by the vote of the holders of a majority of the issued and outstanding shares of the particular class or series entitled to vote in the election of such directors. The board of directors may at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent.
Section 6. VACANCIES
6.1. If the office of the president or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the president and the secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.4 of these bylaws.
Section 7. CAPITAL STOCK
7.1. Stock Certificates. Unless the corporation has provided by resolution of the board of directors that some or all of any or all classes or series of its stock will be certificated, any or all classes or series of stock shall be uncertificated. In the event that the board of directors does provide such a resolution, then each stockholder shall be entitled to a certificate stating the number and the class and designation of the series, if any, of the shares held by such stockholder, in such form as shall, in conformity with applicable law, the Certificate of Incorporation and these bylaws, be prescribed from time to time by the board of directors. Such certificate shall be signed by, or in the name of, the corporation by any two authorized officers of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.
7.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may prescribe.
Section 8. TRANSFER OF SHARES OF STOCK
8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate (if any), shares of stock may be transferred on the books of the corporation or its duly appointed transfer agent by the registered holder thereof and, in the case of certificated shares, by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.
It shall be the duty of each stockholder to notify the corporation of his post office address.
8.2. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no such record date is fixed by the board of directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no such record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.
In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
Section 9. CORPORATE SEAL
9.1.Subject to alteration by the directors, the seal of the corporation shall consist of a flat-faced circular die with the word “Delaware” and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.
Section 10. EXECUTION OF PAPERS
10.1. Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by any two of either the chairman of the board, if any, the president, a vice president, the secretary or the treasurer.
Section 11. FISCAL YEAR
11.1. The fiscal year of the corporation shall be as fixed by the board of directors.

Section 12. AMENDMENTS
12.1. These bylaws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the voting power of the stock outstanding and entitled to vote. Any bylaw, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.
Adopted: [], 2025

Annex B
July 29, 2025
Board of Directors of
Performant Healthcare Inc.
900 South Pine Island Rd, Suite 150
Plantation, Florida 33324
Members of the Board of Directors:
We understand that Performant Healthcare Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) among Continental Buyer, Inc. (“Parent”), Prevail Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant which, among other things, (i) Merger Sub will merge with the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger, (ii) each outstanding share of common stock, par value $0.0001 per share (“Company Common Stock”), of the Company will be converted into the right to receive $7.75 in cash (the “Merger Consideration”), and (iii) the Company will become a wholly owned subsidiary of Parent.
You have requested that Truist Securities, Inc. render its opinion (this “Opinion”) to the Board of Directors (the “Board”) of the Company with respect to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Agreement.
In connection with this Opinion, we have conducted such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have reviewed: (i) a draft, dated July 28, 2025, of the Agreement; (ii) certain publicly available business and financial information relating to the Company; (iii) certain other information relating to the historical, current and future business, financial condition, results of operations and prospects of the Company made available to us by the Company, including projections with respect to the future financial performance of the Company prepared and provided to us by the management of the Company (the “Projections”); (iv) the financial and operating performance of the Company as compared to that of companies with publicly traded equity securities that we deemed relevant; and (v) the publicly available financial terms of certain transactions that we deemed relevant. We also have had discussions with certain members of the management of the Company and with certain of its representatives regarding the business, financial condition, results of operations and prospects of the Company and the Merger and have undertaken such other studies, analyses and investigations as we deemed appropriate.
We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Our role in reviewing such data, material and other information was limited solely to performing such review as we deemed necessary and appropriate to support this Opinion and such review was not conducted on behalf of the Board, the Company or any other person. Management of the Company has advised us, and we have assumed, that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. At your direction, we have assumed that the Projections provide a reasonable basis on which to evaluate the Company and the Merger, and at your direction, we have used and relied upon the Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections or the assumptions on which they are based.

Board of Directors of Performant Healthcare Inc.
900 South Pine Island Rd, Suite 150
Plantation, Florida 33324
July 29, 2025

We have further relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the dates of the information, financial or otherwise, provided to us, and that there is no information or any facts that would make any of the information discussed with or reviewed by us incomplete or misleading. We have also relied upon and assumed without independent verification that (i) the representations and warranties of all parties to the Agreement and all of the documents and agreements referred to therein are true and correct; (ii) each party to the Agreement and all of the documents and agreements referred to therein will fully and timely perform all of the covenants and agreements required to be performed by such party under the Agreement, and such other documents and agreements, as applicable; (iii) the Merger will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any term, condition or agreement therein; and (iv) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Merger. We have also assumed that the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses and this Opinion.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) relating to the Company or any other party to the Merger. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. We are not expressing any opinion as to the price or range of prices at which the Company Common Stock may be purchased or sold at any time.
This Opinion is necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have no obligation to update, revise, reaffirm or withdraw this Opinion or otherwise comment upon events occurring or information that otherwise comes to our attention after the date hereof.

Board of Directors of Performant Healthcare Inc.
900 South Pine Island Rd, Suite 150
Plantation, Florida 33324
July 29, 2025

This Opinion only addresses the fairness, from a financial point of view, to the holders of Company Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Agreement and does not address any other aspects or implications of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company or any other party to proceed with or effect the Merger; (ii) the form, structure or any other portion or aspect of the Merger; (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company or any other party (other than the holders of Company Common Stock in the manner set forth herein); (iv) the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage; (v) whether or not the Company, Parent, Merger Sub or any other party is receiving or paying reasonably equivalent value in the Merger; (vi) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents or the fairness of the allocation of any consideration amongst or within classes or groups of security holders or other constituents; (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or consideration payable to, or received by, any advisors, managers, officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. In addition, we are not providing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other similar professional advice. We have assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Board, the Company and their respective advisors as to all legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other matters with respect to the Company and the Merger.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which became payable to us upon the delivery of this Opinion and a significant portion of which is payable upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement. We and our affiliates (including Truist Bank and Truist Financial Corporation), have in the past provided investment banking and other financial advice and services to the Company, Parent and their respective affiliates and other related parties, including New Mountain Capital (“New Mountain”), its subsidiaries and portfolio companies of investment funds affiliated or associated with New Mountain (collectively, with New Mountain, the “New Mountain Group”), for which advice and services we and our affiliates have received compensation. We and our affiliates may in the future provide investment banking and other financial advice and services to the Company, Parent, other members of New Mountain Group and their respective affiliates and other related parties for which advice and services we and our affiliates would expect to receive compensation. We are a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent, other members of the New Mountain Group, their respective affiliates and other related parties and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies. In addition, we and our affiliates (including Truist Bank and Truist Financial Corporation) have other financing and business relationships with members of New Mountain Group, and their respective affiliates and other related parties.

Board of Directors of Performant Healthcare Inc.
900 South Pine Island Rd, Suite 150
Plantation, Florida 33324
July 29, 2025

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, any security holder of the Company or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise. The issuance of this Opinion has been approved by an internal committee of Truist Securities, Inc. authorized to approve opinions of this nature.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ TRUIST SECURITIES, INC.
TRUIST SECURITIES, INC.

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PERFORMANT HEALTHCARE, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V78958-S20657

PERFORMANT HEALTHCARE, INC.
SPECIAL MEETING OF STOCKHOLDERS
OCTOBER [TBD], 2025 [TBD]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Simeon M. Kohl and Rohit Ramchandani, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Performant Healthcare, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD], on October [TBD], 2025, at www.virtualshareholdermeeting.com/[TBD], and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued and to be signed on the reverse side